   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           NATIONAL INTERGROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                         5122               25-1425889
(STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION       IDENTIFICATION NO.)


                            ------------------------

                               1220 SENLAC DRIVE
                             CARROLLTON, TEXAS 75006
                                  (214) 446-4800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


                                 PETER B. MCKEE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           NATIONAL INTERGROUP, INC.
                               1220 SENLAC DRIVE
                            CARROLLTON, TEXAS 75006
                                  (214) 446-4800
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    Copy to:

                            STEPHEN E. JACOBS, ESQ.
                             WEIL, GOTSHAL & MANGES
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the 'Merger') of FoxMeyer Corporation ('FoxMeyer) with and into a wholly owned subsidiary of the Registrant pursuant to the Merger Agreement described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.


    If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                      PROPOSED             PROPOSED
     TITLE OF EACH CLASS         AMOUNT TO BE     MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
OF SECURITIES TO BE REGISTERED  REGISTERED (1)     PRICE PER UNIT     OFFERING PRICE (2)  REGISTRATION FEE (3)
Common Stock, par value $5.00
  per share...................     6,510,000           $15.25            $84,027,500           $28,975.00

(1) The number of shares of common stock, par value $5.00 per share, of the Registrant ('NII Common Stock') to be registered has been determined on the basis of the exchange ratio for such shares in the Merger (.90 shares of NII Common Stock for each outstanding share of FoxMeyer Common Stock (as hereinafter defined), par value .01 per share, not held by the Registrant), the maximum number of shares of FoxMeyer Common Stock (5,510,000) to be exchanged in the Merger and an indeterminate number of shares of NII Common Stock that may be issuable by reason of an upward adjustment of the exchange ratio in accordance with the terms of the Merger Agreement.


(2) Estimated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the 'Securities Act'), based on the market value of shares of FoxMeyer Common Stock to be cancelled in the Merger ($15.25 per share, which was the average of the high and low sale prices of shares of FoxMeyer Common Stock on the NYSE on September 7, 1994).


(3) The registration fee for all securities registered hereby, $28,975 has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(c) thereunder as follows: 1/29th of one percent of $15.25 (the average of the high and low sale price of a share of FoxMeyer Common Stock on the NYSE on September 7, 1994) multiplied by 5,510,000 (the number of shares of FoxMeyer

     Common Stock that may be exchanged upon the consummation of the Merger).

    A fee of $16,488.67 was paid on July 15, 1994 pursuant to Rules 14a-6(i)(4) and 0-11 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), in respect of the Merger upon the filing by the Registrant and FoxMeyer of joint preliminary proxy materials relating thereto. Pursuant to Rule 457(b) under the Securities Act and Rule 0-11 under the Exchange Act and Section 14(g)(1)(B) of the Exchange Act, the amount of such previously paid fee has been credited against the registration fee payable in connection with this filing. Accordingly, an additional fee of $12,490.00 is required to be paid with this registration statement.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           NATIONAL INTERGROUP, INC.


                             CROSS-REFERENCE SHEET

     Cross Reference Sheet Pursuant to Rule 404(a) under the Securities Act and
Item 501(b) of Regulation S-K, showing the location in the Joint Proxy Statement/Prospectus of information required by Part I of Form S-4.

                                     FORM S-4 ITEM NUMBER                    LOCATION IN JOINT PROXY STATEMENT/PROSPECTUS
                      --------------------------------------------------  --------------------------------------------------
       A.  Information about the Transaction
                  1.  Forepart of Registration Statement and Outside
                      Front Cover Page of Prospectus....................  Outside Front Cover Page of
                                                                          Joint Proxy Statement/Prospectus
                  2.  Inside Front and Outside Back Cover Pages of
                      Prospectus........................................  Inside Front Cover Page of Joint Proxy
                                                                          Statement/Prospectus
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                      and Other Information.............................  Summary; NII Summary Historical Consolidated
                                                                          Financial Information; Comparative Per Share Data;
                                                                          Comparative Market Price Information; NII Selected
                                                                          Historical Consolidated Financial Information
                  4.  Terms of the Transaction..........................  Summary; The Merger; The Merger Agreement;
                                                                          Description of Shares of NII Common Stock Offered
                                                                          in the Merger; Comparison of Stockholders' Rights
                  5.  Pro Forma Financial Information...................  Pro Forma Condensed Consolidated Financial
                                                                          Information; NII Pro Forma Condensed Consolidated
                                                                          Statement of Operations; NII Pro Forma Condensed
                                                                          Consolidated Balance Sheet; Notes to NII Pro Forma
                                                                          Condensed Consolidated Financial Statements; NII Selected
                                                                          Historical Consolidated Financial Information; FoxMeyer
                                                                          Selected Historical Consolidated Financial Information
                  6.  Material Contacts with the Company
                      Being Acquired....................................  Certain Transactions; The Merger--Background of the Merger
                  7.  Additional Information Required for
                      Reoffering by Persons and Parties Deemed
                      to be Underwriters................................  *
                  8.  Interests of Named Experts and Counsel............  Legal Matters; Experts
                  9.  Disclosure of Commission Position on
                      Indemnification for Securities Act Liabilities....  *
       B.  Information About the Registrant
                 10.  Information with Respect to S-3 Registrants.......  Available Information; Incorporation of Certain Documents
                                                                          by Reference; Summary; Information Concerning NII;
                                                                          NII Selected Historical Consolidated Financial
                                                                          Information; Pro Forma Condensed Consolidated
                                                                          Financial Information
                 11.  Incorporation of Certain Information
                      by Reference......................................  Incorporation of Certain Documents by Reference
                 12.  Information with Respect to S-2 or S-3
                      Registrants.......................................  *

                 13.  Incorporation of Certain Information by

                      Reference.........................................  *

                                     FORM S-4 ITEM NUMBER                    LOCATION IN JOINT PROXY STATEMENT/PROSPECTUS
                      --------------------------------------------------  --------------------------------------------------
                 14.  Information with Respect to Registrants
                      Other Than S-3 or S-2 Registrants.................  *
       C.  Information About the Company Being Acquired
                 15.  Information with Respect to S-3 Companies.........  Available Information; Incorporation of Certain Documents
                                                                          by Reference; Summary; Information Concerning FoxMeyer;
                                                                          FoxMeyer Selected Historical Consolidated Financial
                                                                          Information; Pro Forma Condensed Consolidated
                                                                          Financial Information
                 16.  Information with Respect to S-2 or S-3
                      Companies.........................................  *
                 17.  Information with Respect to Companies
                      other than S-2 or S-3 Companies...................  *
       D.  Voting and Management Information
                 18.  Information if Proxies, Consents or Authorizations
                      are to be Solicited...............................  Incorporation of Certain Documents by Reference;
                                                                          Information Concerning NII; Information Concerning
                                                                          FoxMeyer; Summary; Meetings of Stockholders; The Merger;
                                                                          Certain Transactions; Ownership of FoxMeyer Common
                                                                          Stock of Certain Beneficial Owners and FoxMeyer
                                                                          Management; Election of FoxMeyer Directors;
                                                                          Ownership of NII Common Stock of Certain Beneficial
                                                                          Owners and NII Management; Election of NII Directors;
                                                                          Executive Officers of NII; Executive Officers of
                                                                          FoxMeyer; Stockholder Nominations and Proposals for 1995
                 19.  Information if Proxies, Consents or Authorizations
                      are not to be Solicited,
                      or in an Exchange Offer...........................  *

- ------------------
*Omitted because not required, inapplicable or answer in negative.

                           NATIONAL INTERGROUP, INC.
                               1220 SENLAC DRIVE
                            CARROLLTON, TEXAS 75006


                               September 12, 1994

To our Stockholders:



     You are cordially invited to attend the Annual Meeting of Stockholders of National Intergroup, Inc., a Delaware corporation ('NII'), to be held on Wednesday, October 12, 1994 at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, at 9:00 a.m., local time (the 'NII Annual Meeting').

     At the NII Annual Meeting, stockholders of record of NII at the close of business on September 8, 1994, will consider and vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 30, 1994 (the 'Merger Agreement'), by and among NII, FoxMeyer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of NII ('Acquisition'), and FoxMeyer Corporation, a Delaware corporation ('FoxMeyer'), pursuant to which, among other things, FoxMeyer will be merged with and into Acquisition (the 'Merger') and each outstanding share of common stock of FoxMeyer (other than shares of FoxMeyer common stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of common stock of NII, subject to upward adjustment in accordance with the terms of the Merger Agreement; (ii) a proposal to approve and adopt an amendment to NII's Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock of NII from 10,000,000 to 20,000,000; (iii) a proposal to approve and adopt an amendment to NII's Restated Certificate of Incorporation to change NII's name to FoxMeyer Health Corporation; (iv) a proposal to approve an amendment to NII's 1993 Stock Option and Performance Award Plan (the '1993 Option Plan') to increase by 2,000,000 the number of shares of common stock authorized for issuance thereunder; (v) a proposal to approve and adopt an amendment to the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan; (vi) the election of two directors to the NII Board of Directors each to hold office for a three-year term; and (vii) such other business as may properly come before the NII Annual Meeting or any adjournments or postponements thereof.

     THE NII BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT NII STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO NII'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK OF NII, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO NII'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE NII'S NAME TO FOXMEYER HEALTH CORPORATION, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE 1993 OPTION PLAN TO INCREASE BY 2,000,000 THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE 1993 OPTION PLAN TO ALLOW GRANTS THEREUNDER TO INDIVIDUALS NOT REGULARLY EMPLOYED BY NII WHO SERVE AS DIRECTORS OF ANY SUBSIDIARY CORPORATION OF NII, AND FOR ELECTION OF THE TWO NOMINEES FOR DIRECTOR.
     You should read carefully the accompanying Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus for details of the Merger and additional related information.

     It is important that your shares be represented at the NII Annual Meeting. Whether or not you plan to attend the NII Annual Meeting, we urge you to sign, date and return the enclosed proxy card at your earliest convenience in the enclosed postage-prepaid envelope. Your shares of stock will be voted in accordance with the instructions you have given in your proxy. If you attend the NII Annual Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

/s/ ABBEY J. BUTLER                /s/ Melvyn J.Estrin
- ------------------------------  ------------------------------
ABBEY J. BUTLER                 MELVYN J. ESTRIN
Co-Chairman of the Board        Co-Chairman of the Board
and Co-Chief Executive Officer  and Co-Chief Executive Officer

                           NATIONAL INTERGROUP, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     The Annual Meeting of Stockholders of National Intergroup, Inc., a Delaware corporation ('NII'), will be held on Wednesday, October 12, 1994, at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, at 9:00 a.m., local time (the 'NII Annual Meeting'), for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Joint Proxy Statement/Prospectus:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 30, 1994 (the 'Merger Agreement'), among NII, FoxMeyer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of NII ('Acquisition'), and FoxMeyer Corporation, a Delaware corporation and an 80.5% subsidiary of NII ('FoxMeyer'), pursuant to which, among other things, FoxMeyer will be merged with and into Acquisition (the 'Merger') and each outstanding share of common stock of FoxMeyer (other than shares of FoxMeyer common stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of common stock of NII ('NII Common Stock'), subject to upward adjustment in accordance with the terms of the Merger Agreement. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/ PROSPECTUS, AND A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A THERETO.

          2. To consider and vote upon a proposal to approve and adopt an amendment to NII's Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock of NII from 10,000,000 to 20,000,000.

          3. To consider and vote upon a proposal to approve and adopt an amendment to NII's Restated Certificate of Incorporation to change NII's name to FoxMeyer Health Corporation.

          4. To consider and vote upon a proposal to approve and adopt an amendment to NII's 1993 Stock Option and Performance Award Plan (the '1993

     Option Plan') to increase by 2,000,000 the number of shares of NII common stock authorized for issuance thereunder.

          5. To consider and vote upon a proposal to approve and adopt an amendment to the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan.

          6. To elect two directors to NII's Board of Directors each to hold office for a three-year term.

          7. To transact such other business as may properly come before the NII Annual Meeting or any adjournment or postponement thereof.

     Copies of the Merger Agreement, the amendments to the 1993 Option Plan and the amendments to NII's Restated Certificate of Incorporation to increase the number of authorized preferred stock and to change NII's name are attached as Annex A, C and D, respectively, to the accompanying Joint Proxy Statement/Prospectus, and together with such Joint Proxy Statement/Prospectus, form a part of this Notice.

     The Board of Directors has fixed the close of business on September 8, 1994 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the NII Annual Meeting and any adjournment or postponement thereof.


     A list of the stockholders entitled to vote at the NII Annual Meeting will be made available for examination by any stockholder, for any purpose germane to the NII Annual Meeting, during ordinary business hours at the offices of NII at 1220 Senlac Drive, Carrollton, Texas 75006, commencing on September 30, 1994 and at the NII Annual Meeting.


     The holders of shares of NII Common Stock are not entitled to dissenters' rights in connection with the Merger.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE NII ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE NII ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

                                          /s/ ELIZABETH T. CHING
                                          ---------------------------
                                          Elizabeth T. Ching
                                          Assistant Secretary

Carrollton, Texas
September 12, 1994

                              FOXMEYER CORPORATION

                               1220 SENLAC DRIVE
                            CARROLLTON, TEXAS 75006

                               September 12, 1994

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of FoxMeyer Corporation, a Delaware corporation ('FoxMeyer'), to be held at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Wednesday, October 12, 1994 at 10:00 a.m., local time (the 'FoxMeyer Annual Meeting').

     At the FoxMeyer Annual Meeting, stockholders of record of FoxMeyer at the close of business on September 8, 1994 will consider and vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 30, 1994 (the 'Merger Agreement'), by and among FoxMeyer, National Intergroup, Inc., a Delaware corporation and the owner of 80.5% of the common stock of FoxMeyer ('NII'), and FoxMeyer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of NII ('Acquisition'), pursuant to which, among other things, FoxMeyer will be merged with and into Acquisition (the 'Merger') and each outstanding share of common stock of FoxMeyer (other than shares of FoxMeyer common stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of common stock of NII, subject to upward adjustment in accordance with the terms of the Merger Agreement; (ii) the election of six directors to the FoxMeyer Board of Directors to hold office until the next annual meeting of FoxMeyer stockholders and until their respective successors are elected and qualified; and (iii) such other business as may properly come before the FoxMeyer Annual Meeting or any adjournments or postponements thereof.

     THE FOXMEYER BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT FOXMEYER STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AND FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

     You should read carefully the accompanying Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus for details of the Merger and additional related information.

     It is important that your shares be represented at the FoxMeyer Annual Meeting. Whether or not you plan to attend the FoxMeyer Annual Meeting, we urge you to sign, date and return the enclosed proxy card at your earliest convenience in the enclosed postage-prepaid envelope. Your shares of stock will be voted in accordance with the instructions you have given in your proxy. If you attend the FoxMeyer Annual Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

/s/ ABBEY J. BUTLER                 /s/ MELVYN J. ESTRIN
- ------------------------------  ------------------------------

ABBEY J. BUTLER                 MELVYN J. ESTRIN
Co-Chairman of the Board        Co-Chairman of the Board
and Co-Chief Executive Officer  and Co-Chief Executive Officer

                              FOXMEYER CORPORATION
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The Annual Meeting of Stockholders of FoxMeyer Corporation, a Delaware corporation ('FoxMeyer'), will be held at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Wednesday, October 12, 1994, at 10:00 a.m., local time (the 'FoxMeyer Annual Meeting'), for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Joint Proxy Statement/Prospectus:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 30, 1994 (the 'Merger Agreement'), by and among National Intergroup, Inc., a Delaware corporation and the owner of 80.5% of FoxMeyer common stock ('NII'), FoxMeyer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of NII ('Acquisition'), and FoxMeyer, pursuant to which, among other things, FoxMeyer will be merged with and into Acquisition (the 'Merger'), and each outstanding share of common stock of FoxMeyer (other than shares of FoxMeyer common stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of common stock of NII, subject to upward adjustment in accordance with the terms of the Merger Agreement. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/ PROSPECTUS, AND A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A THERETO.
          2. To elect six directors to serve until the next annual meeting of stockholders of FoxMeyer and until their respective successors are duly elected and qualified.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The accompanying Joint Proxy Statement/Prospectus and the Annexes thereto, including the Merger Agreement, form a part of this Notice.

     The Board of Directors has fixed the close of business on September 8, 1994 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the FoxMeyer Annual Meeting and any adjournment or postponement thereof.

     A list of the stockholders entitled to vote at the FoxMeyer Annual Meeting will be made available for examination by any stockholder, for any purpose germane to the FoxMeyer Annual Meeting, during ordinary business hours at the offices of FoxMeyer at 1220 Senlac Drive, Carrollton, Texas 75006, commencing on September 30, 1994 and at the Annual Meeting.


     The affirmative vote of the holders of a majority of the outstanding shares of FoxMeyer common stock is necessary to approve and adopt the Merger Agreement. NII beneficially owns 22,690,000, or approximately 80.5%, of the shares of FoxMeyer common stock outstanding as of August 22, 1994. Pursuant to the Merger

Agreement, NII has agreed to cause all of such shares of FoxMeyer common stock to be voted in favor of approval of the Merger Agreement. Accordingly, approval of the Merger Agreement is assured.

     The holders of shares of common stock of FoxMeyer are not entitled to dissenters' rights in connection with the Merger.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE FOXMEYER ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE FOXMEYER ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.


                                                          /s/ ELIZABETH T. CHING
                                                          --------------------
                                                          Elizabeth T. Ching
                                                          Assistant Secretary
Carrollton, Texas
September 12, 1994

                           NATIONAL INTERGROUP, INC.
                                      AND
                              FOXMEYER CORPORATION

                            ------------------------

                             JOINT PROXY STATEMENT

                            ------------------------

                                6,510,000 SHARES
                      NATIONAL INTERGROUP, INC. PROSPECTUS
                                  COMMON STOCK
                            ------------------------

     This Joint Proxy Statement/Prospectus is being furnished to holders of shares of common stock, par value $5.00 per share (the 'NII Common Stock'), of National Intergroup, Inc., a Delaware corporation ('NII'), in connection with the solicitation of proxies by the NII Board of Directors for use at the 1994 Annual Meeting of NII stockholders to be held on Wednesday, October 12, 1994, at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof (the 'NII Annual Meeting').


     This Joint Proxy Statement/Prospectus is also being furnished to holders of shares of common stock, par value $.01 per share (the 'FoxMeyer Common Stock'), of FoxMeyer Corporation, a Delaware corporation ('FoxMeyer'), in connection with the solicitation of proxies by the FoxMeyer Board of Directors for use at the 1994 Annual Meeting of FoxMeyer stockholders to be held on Wednesday, October

12, 1994, at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the 'FoxMeyer Annual Meeting').

     This Joint Proxy Statement/Prospectus constitutes the Prospectus of NII filed as part of a Registration Statement on Form S-4 (together with any amendments thereto, the 'Registration Statement') with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the shares of NII Common Stock issuable in connection with the Merger (as defined herein). All information concerning NII contained in this Joint Proxy Statement/Prospectus has been furnished by NII, and all information concerning FoxMeyer contained in this Joint Proxy Statement/Prospectus has been furnished by FoxMeyer.

     This Joint Proxy Statement/Prospectus and the related form of proxy are first being mailed to stockholders of NII and FoxMeyer on or about September 12, 1994.

                            ------------------------

THE SHARES OF NII COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED
   OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS JOINT PROXY
           STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The date of this Joint Proxy Statement/Prospectus is September 12, 1994.

NII ANNUAL MEETING

     At the NII Annual Meeting, stockholders of record of NII at the close of business on September 8, 1994 (the 'NII Record Date'), will consider and vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 30, 1994 (the 'Merger Agreement'), by and among NII, FoxMeyer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of NII ('Acquisition'), and FoxMeyer, pursuant to which, among other things, FoxMeyer will be merged with and into Acquisition, which will be the surviving corporation (the 'Merger'), and each outstanding share of FoxMeyer Common Stock (other than shares of FoxMeyer Common Stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of NII Common Stock, subject to upward adjustment in accordance with the terms of the Merger Agreement; (ii) a proposal to approve and adopt an amendment to NII's Restated Certificate of Incorporation (the 'NII Charter') to increase the number of authorized shares of preferred stock of NII from 10,000,000 to 20,000,000; (iii) a proposal to approve and adopt an amendment to the NII Charter to change NII's name to FoxMeyer Health Corporation; (iv) a proposal to approve and adopt an amendment to NII's 1993 Stock Option and Performance Award Plan (the '1993 Option Plan') to increase by 2,000,000 the number of shares of NII Common Stock authorized for issuance thereunder; (v) a proposal to approve and adopt an amendment to the

1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan; (vi) the election of two directors to the NII Board of Directors each to hold office for a three-year term; and (vii) such other business as may properly come before the NII Annual Meeting or any adjournments or postponements thereof. See
'The Merger,' 'Election of NII Directors,' 'Amendment of the NII Charter to Increase the Authorized Preferred Stock,' 'Amendment of the NII Charter to Change the Name of NII,' 'Amendment of the 1993 Option Plan to Increase the Number of Shares of NII Common Stock Authorized for Issuance' and 'Amendment of the 1993 Option Plan to Allow Grants to Individuals who Serve as Directors of Any Subsidiary Corporation of NII.'

FOXMEYER ANNUAL MEETING

     At the FoxMeyer Annual Meeting, stockholders of record of FoxMeyer at the close of business on September 8, 1994 (the 'FoxMeyer Record Date'), will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement;
(ii) the election of six directors to the FoxMeyer Board of Directors to hold office until the next annual meeting of FoxMeyer stockholders and until their respective successors are elected and qualified; and (iii) such other business as may properly come before the FoxMeyer Annual Meeting or any adjournments or postponements thereof. See 'The Merger' and 'Election of FoxMeyer Directors.'

CONSUMMATION OF THE MERGER

     Upon consummation of the Merger (i) FoxMeyer will be merged with and into Acqusition, which will change its name to FoxMeyer Corporation and will be the surviving corporation (the 'Surviving Corporation'), (ii) each issued and outstanding share of FoxMeyer Common Stock (other than shares of FoxMeyer Common Stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of NII Common Stock, subject to upward adjustment (the 0.90 shares of NII Common Stock, as the same may be adjusted, is referred to herein sometimes as the 'Exchange Ratio'), (iii) each outstanding option to purchase shares of FoxMeyer Common Stock will be deemed to constitute an option to purchase shares of NII Common Stock, subject to the same terms and conditions as were previously applicable to such option, including vesting, as in effect immediately prior to the effective date of the Merger, except that (A) the number of shares of NII Common Stock for which such stock option shall be exercisable shall be equal to the product of the Exchange Ratio and the number of shares of FoxMeyer Common Stock subject to such stock option immediately prior to the effective date of the Merger (rounded down to the nearest whole number), and (B) the per share exercise price for the shares of NII Common Stock issuable upon the exercise of such assumed stock option shall be equal to the aggregate exercise price for the shares of FoxMeyer Common Stock subject to the stock option, divided by the number of shares of NII Common Stock deemed to be purchasable pursuant to such stock option, and (iv) all shares of FoxMeyer Common Stock will no longer be outstanding and will automatically be cancelled, and each holder of a certificate representing shares of FoxMeyer Common Stock will cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, the shares of NII Common Stock to be issued in consideration therefor and the amount of any cash payable to such person in lieu of fractional shares. Fractional shares of NII Common Stock will not be issued in connection with the Merger. In lieu of any such fractional shares, American Stock Transfer & Trust Company, as the exchange agent (the 'Exchange Agent') in connection with the Merger, shall, on behalf of all holders of fractional shares, aggregate all such fractional interests and, at NII's option, such fractional shares shall be purchased by NII or sold in the open market by the Exchange Agent, in either case at the then prevailing price on the New York Stock Exchange. See 'The Merger' and 'The Merger Agreement.'

                             AVAILABLE INFORMATION

     NII and FoxMeyer are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). The periodic reports, proxy statements and other information filed by NII and FoxMeyer with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission at 75 Park Place, Room 1228, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, periodic reports, proxy statements and other information filed by NII and FoxMeyer may be inspected at the offices of the New York Stock Exchange, Inc. (the 'NYSE'), 20 Broad Street, New York, New York 10005, on which shares of NII Common Stock and shares of FoxMeyer Common Stock are listed. If the Merger is consummated, NII will continue to file periodic reports, proxy statements and other information with the Commission pursuant to the Exchange Act and FoxMeyer will no longer be required to file periodic reports, proxy statements or other information with the Commission pursuant to the Exchange Act.

     NII has filed with the Commission the Registration Statement under the Securities Act, with respect to the shares of NII Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Joint Proxy Statement/ Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.
                            ------------------------

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY

INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO NII, CORPORATE SECRETARY, NATIONAL INTERGROUP, INC., 1220 SENLAC DRIVE, CARROLLTON, TEXAS 75006, (214) 446-4800, AND, IN THE CASE OF DOCUMENTS RELATING TO FOXMEYER, CORPORATE SECRETARY, FOXMEYER CORPORATION, 1220 SENLAC DRIVE, CARROLLTON, TEXAS 75006, (214) 446-4800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE OCTOBER 4, 1994.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by NII or FoxMeyer with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

          1. NII's Annual Report on Form 10-K for the year ended March 31, 1994 ('NII's Annual Report');

          2. NII's Current Report on Form 8-K dated June 30, 1994 ('NII's Current Report on Form 8-K');

          3. NII's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994 ('NII's Quarterly Report');

          4. FoxMeyer's Annual Report on Form 10-K for the year ended March 31, 1994 ('FoxMeyer's Annual Report');

          5. FoxMeyer's Current Report on Form 8-K dated June 30, 1994 ('FoxMeyer's June 30 Current Report');
          6. FoxMeyer's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994 ('FoxMeyer's Quarterly Report'); and
          7. FoxMeyer's Current Report on Form 8-K dated July 14, 1994 (together with FoxMeyer's June 30 Current Report, 'FoxMeyer's Current Reports on Form 8-K').
     All documents filed by NII or FoxMeyer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the NII Annual Meeting and the FoxMeyer Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Joint Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY

REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NII OR FOXMEYER. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER

SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NII OR FOXMEYER SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
NII Annual Meeting...............................................    i
FoxMeyer Annual Meeting..........................................    i
Consummation of the Merger.......................................    i
Available Information............................................   ii
Incorporation of Certain Documents by Reference..................  iii
Summary..........................................................    1
  The Companies..................................................    1
  Meetings of Stockholders.......................................    1
  The Merger.....................................................    3
  Market Prices..................................................    9
NII Summary Historical Consolidated Financial Information........   10
FoxMeyer Summary Historical Consolidated Financial Information...   11
Comparative Per Share Data.......................................   12
Comparative Market Price Information.............................   13
Information Concerning NII.......................................   14
Information Concerning FoxMeyer..................................   15
Meetings of Stockholders.........................................   16
  General........................................................   16
  Matters to Be Considered at the Meetings.......................   16
  Voting at the Meetings; Record Date; Quorum....................   17
  Proxies........................................................   18
The Merger.......................................................   20
  Background of the Merger.......................................   20
  FoxMeyer's Reasons for the Merger and Recommendation of the
     Special Committee...........................................   24
  Opinion of the Special Committee's Financial Advisor...........   26
  NII's Reasons for the Merger...................................   29
  Recommendation of the NII Board of Directors...................   30
  Certain Consequences of the Merger.............................   30

  Conduct of the Business of NII and FoxMeyer After the Merger...   30
  Conduct of the Business of NII and FoxMeyer If the Merger Is
     Not Consummated.............................................   30
  Conflicts of Interest..........................................   31
  Certain Financial Projections..................................   31
  NII Summary Consolidated Statements of Operations
     Projections.................................................   32
  FoxMeyer Summary Consolidated Statements of Operations
     Projections.................................................   33
  Anticipated Accounting Treatment...............................   34

  Certain Federal Income Tax Consequences........................   34
  Regulatory Approvals...........................................   34
  Litigation Relating to the Merger..............................   34
  Federal Securities Law Consequences............................   35
  Appraisal Rights...............................................   35

                                                                   PAGE
                                                                   ----
The Merger Agreement.............................................   35
  Terms of the Merger............................................   35
  Effective Date.................................................   36
  Conversion of Shares; Exchange of Stock Certificates; No
     Fractional Amounts..........................................   36
  Treatment of Stock Options.....................................   37
  Representations and Warranties.................................   37
  Certain Covenants..............................................   37
  Indemnification................................................   38
  Approval of the Merger Agreement...............................   39
  Conditions to the Merger.......................................   39
  Termination....................................................   39
  Amendment and Modification.....................................   40
  Fees and Expenses..............................................   40
NII Selected Historical Consolidated Financial Information.......   41
FoxMeyer Selected Historical Consolidated Financial
Information......................................................   42
Pro Forma Condensed Consolidated Financial Information...........   43
NII Pro Forma Condensed Consolidated Statement of Operations.....   44
NII Pro Forma Condensed Consolidated Balance Sheet...............   45
Notes to NII Pro Forma Condensed Consolidated Financial
Statements.......................................................   47
Description of Shares of NII Common Stock Offered in the
Merger...........................................................   48
  General........................................................   48
  Voting.........................................................   48
  Dividends......................................................   48
  Liquidation, Dissolution or Winding Up.........................   48

  Transfer Agent.................................................   48
Comparison of Stockholders' Rights...............................   49
  Directors......................................................   49
  Quorum.........................................................   49
  Dividends......................................................   49
  Stockholder Vote Required for Certain Transactions.............   50
Election of NII Directors........................................   51
  Term Expiring in 1997..........................................   51
  Vote Required..................................................   52
  NII Directors Whose Terms of Office Continue...................   52
  Terms Expiring in 1995.........................................   52

  Terms Expiring in 1996.........................................   52
  Committees of the NII Board of Directors.......................   53
  Meetings of the NII Board of Directors.........................   53
  Compensation of NII Directors..................................   53
Amendment of the NII Charter to Increase the Authorized Preferred
Stock............................................................   55
  Recommendation and Vote Required...............................   56
Amendment of the NII Charter to Change the Name of NII...........   56
  Recommendation and Vote Required...............................   56

                                                                   PAGE
                                                                   ----
Amendment of the 1993 Option Plan to Increase the Number of
Shares of NII Common Stock Authorized for Issuance...............   56
  Proposed Amendment.............................................   56
  Description of the 1993 Option Plan............................   57
  Federal Income Tax Consequences................................   59
  Recommendation and Vote Required...............................   61
Amendment of the 1993 Option Plan to Allow Grants to Individuals
who Serve as Directors of Any Subsidiary Corporation of NII......   61
  Proposed Amendment.............................................   61
  Recommendation and Vote Required...............................   62
Executive Officers of NII........................................   62
  Former NII Executive Officer...................................   62
  Compensation of NII Executive Officers.........................   63
  NII Summary Compensation Table.................................   63
  Report of the NII Compensation Committee.......................   65
  Option/SAR Grants in Fiscal 1994 to NII Executive Officers.....   67
  Aggregate Option/SAR Exercises in Fiscal 1994 by NII Executive
     Officers....................................................   68
  Long-Term Incentive Plans--Awards in Fiscal 1994 to NII
     Executive Officers..........................................   68
  NII Performance Graph..........................................   70
  Compliance with Section 16(a) of the Securities Exchange Act of
     1934........................................................   71

  Employment Agreements with NII Executive Officers..............   71
Ownership of NII Common Stock of Certain Beneficial Owners and
NII Management...................................................   72
Election of FoxMeyer Directors...................................   75
  Vote Required..................................................   76
  Committees of the FoxMeyer Board of Directors..................   76
  Meetings of the FoxMeyer Board of Directors....................   76
  Compensation of FoxMeyer Directors.............................   77
Executive Officers of FoxMeyer...................................   77
  Former FoxMeyer Executive Officer..............................   78
  Compensation of FoxMeyer Executive Officers....................   79
  FoxMeyer Summary Compensation Table............................   79

  Report of the FoxMeyer Compensation Committee..................   81
  FoxMeyer's Compensation Committee Interlocks and Insider
     Participation...............................................   82
  Option/SAR Grants in Fiscal 1994 to FoxMeyer Executive
     Officers....................................................   82
  Aggregate Option/SAR Exercises in Fiscal 1994 by FoxMeyer
     Executive Officers..........................................   82
  Long-Term Incentive Plans--Awards in Fiscal 1994 to FoxMeyer
     Executive Officers..........................................   83
  FoxMeyer Performance Graph.....................................   84
  Compliance with Section 16(a) of the Securities Exchange Act of
     1934........................................................   85
  Employment Agreements with FoxMeyer Executive Officers.........   85
Ownership of FoxMeyer Common Stock of Certain Beneficial Owners
and FoxMeyer Management..........................................   87
Certain Transactions.............................................   89
  Transactions Between NII and FoxMeyer..........................   89
  Other Transactions.............................................   90
General..........................................................   91
  NII............................................................   91
  FoxMeyer.......................................................   91

                                                                   PAGE
                                                                   ----
Stockholder Nominations and Proposals for 1995...................   92
  NII............................................................   92
  FoxMeyer.......................................................   92
Legal Matters....................................................   92
Experts..........................................................   92
Other Matters....................................................   92

Annex A Agreement and Plan of Merger, dated as of June 30, 1994, among NII, Acquisition and FoxMeyer.


Annex B     Opinion of Smith Barney Inc.

Annex C     Amendment to NII's 1993 Stock Option and Performance Award Plan.

Annex D     Amendment to NII's Restated Certificate of Incorporation.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere, or incorporated by reference, in this Joint Proxy Statement/Prospectus and the Annexes hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus.

THE COMPANIES

National Intergroup,
Inc. .......................  NII is a holding company principally involved in
1220 Senlac Drive             (i) health care services, including the
Carrollton, Texas 75006         distribution of a full line of pharmaceutical
(214) 446-4800                  products and health and beauty aids, as well
                                as providing managed care services, through
                                FoxMeyer, its 80.5%-owned subsidiary, and (ii)
                                the franchising of general variety stores and
                                the franchising and operation of crafts
                                stores, together with the wholesale
                                distribution of products to those stores,
                                through Ben Franklin Retail Stores, Inc., its
                                67.2%-owned subsidiary.
FoxMeyer Acquisition
Corp. ......................  Acquisition, a wholly owned subsidiary of NII,
1220 Senlac Drive             was formed for the purpose of effecting the
Carrollton, Texas 75006         Merger. To date, Acquisition has not engaged
(214) 446-4800                  in any activities other than those incident to
                                its organization and the consummation of the
                                Merger.
FoxMeyer Corporation .......  FoxMeyer is the fourth largest wholesale drug
1220 Senlac Drive             distributor in the United States. Through its 18
Carrollton, Texas 75006         distribution centers, FoxMeyer sells a broad
(214) 446-4800                  line of pharmaceutical products and health and
                                beauty aids. FoxMeyer's geographic coverage
                                extends to the entire continental United
                                States. FoxMeyer also provides various managed
                                care services.


MEETINGS OF STOCKHOLDERS

Time, Date and Place........  NII. The NII Annual Meeting will be held at 9:00
                              a.m., local time, on Wednesday, October 12,
                                1994, at the Four Seasons Hotel, 4150 North
                                MacArthur Boulevard, Irving, Texas 75038, and
                                at any adjournment or postponement thereof.
                              FoxMeyer. The FoxMeyer Annual Meeting will be
                                held at 10:00 a.m., local time, on Wednesday,
                                October 12, 1994, at the Four Seasons Hotel,
                                4150 North MacArthur Boulevard, Irving, Texas

                                75038, and at any adjournment or postponement
                                thereof.
Purposes of the Meetings....  NII. The purpose of the NII Annual Meeting is to consider and vote upon (i) a proposal to approve
                                and adopt the Merger Agreement; (ii) a
                                proposal to approve and adopt an amendment to
                                the NII Charter to increase the number of
                                authorized shares of preferred stock of NII;
                                (iii) a proposal to approve and adopt an
                                amendment to the NII Charter to change NII's
                                name to FoxMeyer Health Corporation; (iv) a
                                proposal to approve and adopt an amendment to
                                the 1993 Option Plan to increase by 2,000,000
                                the number of shares of NII Common Stock
                                authorized for issuance thereunder; (v) a
                                proposal to approve and adopt an amendment to
                                the 1993 Option Plan to allow grants
                                thereunder to individuals not regularly
                                employed by NII who serve as directors of any
                                subsidiary corporation of NII, at the
                                discretion of the committee

                                administrating such 1993 Option Plan; (vi) the election of two directors to the NII Board of Directors each to hold office for a three-year term; and (vii) such other business as may properly come before the NII Annual Meeting or any adjournments or postponements thereof.
                              FoxMeyer. The purpose of the FoxMeyer Annual
                                Meeting is to consider and vote upon (i) a
                                proposal to approve and adopt the Merger
                                Agreement; (ii) the election of six directors to the FoxMeyer Board of Directors to hold office until the next annual meeting of

                                FoxMeyer stockholders and until their
                                respective successors are elected and
                                qualified; and (iii) such other business as
                                may properly come before the FoxMeyer Annual
                                Meeting or any adjournments or postponements
                                thereof.
Record Date, Shares Entitled
  to Vote, Quorum...........  NII. Holders of record of shares of NII Common
                              Stock at the close of business on September 8,
                                1994, are entitled to notice of and to vote at
                                the NII Annual Meeting. At such date there
                                were 12,759,303 shares of NII Common Stock
                                outstanding, each of which will be entitled to
                                one vote on each matter to be acted upon or
                                which may properly come before the NII Annual

                                Meeting. The presence, in person or by proxy,
                                of the holders of 40% of the outstanding
                                shares of NII Common Stock entitled to vote at
                                the NII Annual Meeting is necessary to
                                constitute a quorum for the transaction of
                                business at such meeting.
                              FoxMeyer. Holders of record of shares of
                                FoxMeyer Common Stock at the close of business
                                on September 8, 1994, are entitled to notice
                                of and to vote at the FoxMeyer Annual Meeting.
                                At such date there were 28,200,000 shares of
                                FoxMeyer Common Stock outstanding, each of
                                which will be entitled to one vote on each
                                matter to be acted upon or which may properly
                                come before the FoxMeyer Annual Meeting. The
                                presence, in person or by proxy, of the
                                holders of a majority of the outstanding
                                shares of FoxMeyer Common Stock entitled to
                                vote at the FoxMeyer Annual Meeting is
                                necessary to constitute a quorum for the
                                transaction of business at such meeting.
Votes Required..............  NII. The affirmative vote of the holders of a majority of the shares of NII Common Stock voted
                                at the NII Annual Meeting is required for
                                approval of the amendments to the 1993 Option
                                Plan (the 'Option Plan Amendments'). See
                                'Amendment of the 1993 Option Plan to Increase
                                the Number of Shares of NII Common Stock
                                Authorized for Issuance' and 'Amendment of the
                                1993 Option Plan to Allow Grants to
                                Individuals who Serve as Directors of Any
                                Subsidiary Corporation.' The affirmative vote
                                of the holders of shares representing
                                two-thirds of the outstanding shares of NII
                                Common Stock entitled to vote thereon at the
                                NII Annual Meeting is required for approval of
                                the amendments to the NII Charter (the
                                'Charter Amendments'). See 'Amendment of the

                                NII Charter to Increase the Authorized
                                Preferred Stock' and 'Amendment of the NII
                                Charter to Change the Name of NII.' The
                                directors elected will be the candidates receiving the greatest number of votes cast by the holders of shares of NII Common Stock present, in person or by proxy, at the NII
                                Annual Meeting. See 'Election of NII
                                Directors.' Although NII stockholder approval of the Merger Agreement is not required under Delaware law because NII is not a constituent corporation to the Merger, under the rules of the NYSE, on which the shares of NII
                                Common Stock are listed, such approval is required. The NYSE rules require the affirmative vote of the holders of a majority of the shares of NII Common Stock voted at the NII Annual Meeting for approval and adoption of the Merger Agreement. See 'Meetings of
                                Stockholders.'
                              Abbey J. Butler and Melvyn J. Estrin, the
                                Co-Chairmen of the Board and Co-Chief
                                Executive Officers of NII, beneficially own
                                (exclusive of their stock options) in the aggregate, 3,777,000, or approximately 29.6%, of the shares of NII Common Stock outstanding at the NII Record Date. Messrs. Butler and
                                Estrin have agreed that they will cause all of the shares of NII Common Stock that they beneficially own to be voted in favor of approval of the Merger Agreement, the Charter
                                Amendments, the Option Plan Amendments, and the election of the two nominees for director.
                                In addition to Messrs. Butler and Estrin, all other directors of NII beneficially own less than 1% of the shares of NII Common Stock outstanding at the NII Record Date. See 'The
                                Merger Agreement--Certain Covenants.'
                              FoxMeyer. The approval and adoption by FoxMeyer
                                stockholders of the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of FoxMeyer Common
                                Stock. See 'Meetings of Stockholders.' The directors elected will be the six candidates receiving the greatest number of votes cast by the holders of shares of FoxMeyer Common Stock present, in person or by proxy, at the
                                FoxMeyer Annual Meeting. See 'Election of
                                FoxMeyer Directors.'
                              NII beneficially owns 22,690,000 shares of
                                FoxMeyer Common Stock (approximately 80.5% of the outstanding shares of FoxMeyer Common
                                Stock) and, under the terms of the Merger
                                Agreement, will vote or cause to be voted all those shares in favor of approval and adoption of the Merger Agreement. Accordingly, approval and adoption of the Merger Agreement is assured. Nevertheless, the Board of Directors of FoxMeyer is hereby soliciting your vote in favor of approval and adoption of the Merger
                                Agreement.



THE MERGER

Effect of Merger............  Upon consummation of the Merger, (i) FoxMeyer will be merged with and into Acquisition, which
                                will change its name to FoxMeyer Corporation
                                and will be the Surviving Corporation, (ii)
                                each issued and outstanding share of FoxMeyer
                                Common Stock (other than shares of FoxMeyer
                                Common Stock held by NII or FoxMeyer) will be
                                converted into the right to receive 0.90
                                shares of NII Common Stock, subject to upward
                                adjustment as described below, (iii) each
                                outstanding option to purchase shares of
                                FoxMeyer Common Stock will be deemed to
                                constitute an option to purchase shares of NII
                                Common Stock, subject to the same terms and
                                conditions as were previously applicable to
                                such option, including vesting, as in effect
                                immediately prior to the effective date of the
                                Merger, except that (A) the number of shares
                                of NII Common Stock for which such stock
                                option shall be exercisable shall be equal to
                                the product of the Exchange Ratio and the
                                number of shares of FoxMeyer Common Stock
                                subject to such stock option immediately prior
                                to the effective date of the Merger (rounded
                                down to the nearest whole number), and (B) the
                                per share exercise price for the

                                shares of NII Common Stock issuable upon the exercise of such assumed stock option shall be equal to the aggregate exercise price for the shares of FoxMeyer Common Stock subject to the stock option, divided by the number of shares of NII Common Stock deemed to be purchasable pursuant to such stock option, and (iv) all shares of FoxMeyer Common Stock will no longer be outstanding and will automatically be cancelled, and each holder of a certificate representing shares of FoxMeyer Common Stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate, the shares of NII
                                Common Stock to be issued in consideration

                                therefor and to be paid, without interest, the
                                amount of any cash payable to such person in
                                lieu of fractional shares. Fractional shares of
                                NII Common Stock will not be issued in
                                connection with the Merger. In lieu of any such
                                fractional shares, the Exchange Agent shall, on
                                behalf of all holders of fractional shares,
                                aggregate all such fractional interests and, at
                                NII's option, such fractional shares shall be
                                purchased by NII or sold in the open market by
                                the Exchange Agent, in either case at the then
                                prevailing price on the NYSE. A copy of the
                                Merger Agreement is attached as Annex A to this
                                Joint Proxy Statement/Prospectus and is
                                incorporated by reference herein. See 'The
                                Merger Agreement.'
Merger Consideration........  Each issued and outstanding share of FoxMeyer
                              Common Stock (other than shares of FoxMeyer
                                Common Stock held by NII or FoxMeyer) will be
                                converted into the right to receive 0.90
                                shares of NII Common Stock. If the product of
                                (x) the Average Stock Price and (y) 0.90 is
                                less than $14.40, the Exchange Ratio shall be
                                increased so that the product of (x) the
                                Average Stock Price and (y) the Exchange Ratio
                                equals $14.40. The Merger Agreement may be
                                terminated by NII at any time prior to the
                                stockholders' meeting of FoxMeyer if the
                                Average Stock Price is less than $14.40. The
                                'Average Stock Price' means the average per
                                share closing price on the NYSE of shares of
                                NII Common Stock during the period of twenty
                                consecutive trading days commencing twenty-one
                                trading days prior to the date of the NII
                                Annual Meeting and ending on the second

                                trading day prior to the NII Annual Meeting.
                                See 'The Merger Agreement.'
Reasons for the Merger......  NII. The Board of Directors of NII believes that the terms of the Merger are fair to, and in the
                                best interests of, NII and its stockholders.
                                Accordingly, the Board of Directors of NII has
                                approved the Merger Agreement. The Merger is
                                intended to simplify the corporate structure
                                under which NII and FoxMeyer operate and will
                                eliminate certain expenses associated with
                                FoxMeyer's status as a publicly held
                                corporation. NII estimates that all of such
                                costs would aggregate approximately $600,000
                                in 1994 if FoxMeyer were to continue as a
                                publicly held company. The Merger will also
                                eliminate potential conflicts of interest that
                                may arise as a result of NII's significant
                                ownership interest in FoxMeyer and the fact
                                that four of the eight directors of FoxMeyer

                                are also directors of NII. See 'The Merger--
                                FoxMeyer's Reasons for the Merger and
                                Recommendation of the Special Committee.'
                              FoxMeyer. The Board of Directors of FoxMeyer
                                believes, based on the recommendation of the Special Committee, which consists of two directors of FoxMeyer who are neither directors, employees nor affiliates of NII
                                (the 'Special Committee'), that the terms of the

                                Merger are fair to and in the best interests
                                of FoxMeyer and its stockholders. Accordingly,
                                the Board of Directors of FoxMeyer has
                                approved the Merger Agreement and recommended
                                its approval and adoption by FoxMeyer's
                                stockholders. See 'The Merger-- FoxMeyer's
                                Reasons for the Merger and Recommendation of
                                the Special Committee.'
Recommendation of the
  Special Committee and the
  FoxMeyer Board of
  Directors.................  The Special Committee unanimously determined that the Merger Agreement is fair to and in the
                                best interests of the stockholders of FoxMeyer
                                other than NII (the 'Unaffiliated FoxMeyer
                                Stockholders') and recommended that the
                                FoxMeyer Board of Directors approve the Merger
                                Agreement and the transactions contemplated

                                thereby. The directors of FoxMeyer unanimously
                                approved the Merger Agreement, declared it
                                advisable and recommended its approval and
                                adoption by the stockholders of FoxMeyer. The
                                other directors of FoxMeyer who also serve as
                                directors of NII voted in favor of the Merger
                                Agreement because the Special Committee voted
                                in favor of the Merger Agreement. The FoxMeyer
                                Board of Directors recommends that FoxMeyer
                                stockholders approve the Merger and vote for
                                the election of the six nominees for director.
                                The FoxMeyer Board of Directors'
                                recommendations are based upon a number of
                                factors discussed in this Joint Proxy
                                Statement/Prospectus. See 'The
                                Merger--FoxMeyer's Reasons for the Merger and
                                Recommendation of the Special Committee.'
Security Ownership of
  FoxMeyer Management and
  Certain Other Persons.....  As of July 15, 1994, directors and executive officers of FoxMeyer as a group were the
                                beneficial owners of less than 1% of the
                                outstanding shares of FoxMeyer Common Stock.
                                NII beneficially owns 22,690,000 shares of
                                FoxMeyer Common Stock (approximately 80.5% of
                                the outstanding shares of FoxMeyer Common
                                Stock) and, under the terms of the Merger
                                Agreement, will vote or cause to be voted
                                those shares in favor of approval and adoption
                                of the Merger Agreement by FoxMeyer.
                                Accordingly, approval and adoption of the
                                Merger Agreement is assured. Nevertheless, the
                                Board of Directors of FoxMeyer is hereby
                                soliciting your vote in favor of approval and
                                adoption of the Merger Agreement. See 'The
                                Merger--Conflicts of Interest.'
Opinion of the Special
  Committee's Financial
  Advisor...................  Smith Barney Inc. delivered to the Special
                                Committee a written opinion, dated June 30,
                                1994, to the effect that, as of the date of
                                such opinion and based upon and subject to
                                certain matters stated therein, the Exchange
                                Ratio was fair, from a financial point of
                                view, to the holders of FoxMeyer Common Stock
                                (other than NII and its affiliates). Smith
                                Barney has confirmed such opinion by delivery
                                of a written opinion dated the date hereof.
                                The full text of the written opinion of Smith
                                Barney dated the date hereof, which sets forth
                                the assumptions made, matters considered and
                                limitations on the review undertaken, is
                                attached as Annex B to this Joint Proxy

                                Statement/Prospectus and should be read
                                carefully in its entirety. See 'The
                                Merger--Opinion of the Special Committee's
                                Financial Advisor.'

Recommendation of the NII
  Board of Directors........  The directors of NII have unanimously approved the Merger Agreement, declared it advisable and
                                recommended its approval and adoption by the
                                stockholders of NII. The NII Board of
                                Directors recommends that NII stockholders
                                approve and adopt the Merger Agreement,
                                approve and adopt the NII Charter Amendments,
                                approve and adopt the Option Plan Amendments
                                and vote for the election of its two nominees
                                for director. The NII Board of Directors'

                                recommendations are based upon a number of
                                factors discussed in this Joint Proxy
                                Statement/Prospectus. See 'The Merger--NII's
                                Reasons for the Merger' and '--Recommendation
                                of the NII Board of Directors.'
Security Ownership of NII
  Management and Certain
  Other Persons.............  Abbey J. Butler and Melvyn J. Estrin, the
                              Co-Chairmen of the Board and Co-Chief Executive
                                Officers of NII, beneficially own (exclusive
                                of their stock options) in the aggregate,
                                3,777,000 or approximately 29.6% of the shares
                                of NII Common Stock outstanding at the NII
                                Record Date. Messrs. Butler and Estrin have
                                agreed to cause all shares of NII Common Stock
                                that they beneficially own to be voted in
                                favor of approval of the Merger Agreement. In
                                addition to Messrs. Butler and Estrin, all
                                other directors of NII beneficially own less
                                than 1% of the shares of NII Common Stock
                                outstanding at the NII Record Date. See 'The
                                Merger--Conflicts of Interest.'
Certain Consequences of the
  Merger....................  Upon consummation of the Merger, the
                              Unaffiliated FoxMeyer Stockholders will become
                                stockholders of NII. Shares of FoxMeyer Common
                                Stock will cease to be traded on the NYSE and
                                application will be made to deregister such
                                shares under the Exchange Act. After
                                consummation of the Merger, and (i) without
                                giving effect to outstanding stock options of
                                NII and FoxMeyer and (ii) assuming that the

                                Exchange Ratio is 0.90 shares of NII Common
                                Stock, then the current NII stockholders will own approximately 72.0% of NII and the current
                                Unaffiliated FoxMeyer Stockholders will own approximately 28.0% of NII.
                              As noted elsewhere herein, Mr. Butler and Mr.
                                Estrin beneficially own (exclusive of their stock options) approximately 29.6% of the currently outstanding shares of NII Common
                                Stock. Assuming no changes in the number or ownership of the outstanding shares of NII
                                Common Stock, solely as a result of the
                                Merger, and (i) without giving effect to outstanding stock options and (ii) assuming that the Exchange Ratio is 0.90 shares of NII
                                Common Stock, then Messrs. Butler and Estrin would own approximately 21.3% of the outstanding shares of NII Common Stock. See
                                'The Merger--Certain Consequences of the
                                Merger.'
Conduct of the Business of
  NII and FoxMeyer after the

  Merger....................  Following consummation of the Merger, NII intends to conduct its business and the business
                                of FoxMeyer substantially as they are
                                currently being conducted. Pursuant to the
                                Merger Agreement, (i) the members of the Board
                                of Directors of FoxMeyer immediately prior to
                                the consummation of the Merger shall be the
                                initial directors of the Surviving Corporation
                                following the consummation of the Merger and
                                (ii) the officers of FoxMeyer immediately
                                prior to the consummation of the Merger shall
                                be the initial officers of the Surviving
                                Corporation.

                                NII's management will not be affected by the
                                Merger. See 'The Merger--Conduct of the
                                Business of NII and FoxMeyer After the
                                Merger.'
Conduct of the Business of
  NII and FoxMeyer if the
  Merger Is Not
  Consummated...............  If the Merger is not consummated, it is expected that the business and operations of NII and
                                FoxMeyer will each continue to be conducted
                                substantially as they are currently being
                                conducted and that FoxMeyer will continue to

                                be controlled by NII. In addition, in such
                                event, NII may purchase additional shares of
                                FoxMeyer Common Stock from time to time,
                                subject to availability at prices deemed
                                acceptable to NII, pursuant to a merger
                                transaction, tender offers, open market or
                                privately negotiated transactions or otherwise
                                on terms more or less favorable to the
                                Unaffiliated FoxMeyer Stockholders than the
                                terms of the Merger. However, NII has made no
                                determination as to any future transactions if
                                the Merger is not consummated. See 'The
                                Merger-- Conduct of Business of NII and
                                FoxMeyer If the Merger Is Not Consumated.'
Conflicts of Interest;
  Interests of Certain
  Persons in the Merger.....  NII stockholders and FoxMeyer stockholders should be aware that certain members of NII's
                                and FoxMeyer's management and Boards of
                                Directors have certain interests that may
                                present them with actual or potential
                                conflicts of interest. Each of Abbey J.
                                Butler, Melvyn J. Estrin, Sheldon W. Fantle

                                and Paul M. Finfer (the 'Interlocking
                                Directors') are members of the Board of
                                Directors of both NII and FoxMeyer, and
                                Messrs. Butler, Estrin, Fantle and Fain (also
                                a director of FoxMeyer) are also directors of
                                Ben Franklin. In addition, Messrs. Butler and
                                Estrin are Co-Chief Executive Officers of both
                                NII and FoxMeyer. At the time NII initially
                                proposed acquiring the shares of FoxMeyer
                                Common Stock not owned by NII, the
                                Interlocking Directors agreed not to vote as
                                directors in favor of the Merger and the
                                Merger Agreement unless recommended by the
                                Special Committee because such persons may be
                                deemed to have conflicts of interest by virtue
                                of being a director or executive officer of
                                both NII and FoxMeyer. The Special Committee
                                was asked to consider the Merger Agreement so
                                that the Merger Agreement would be reviewed by
                                directors of FoxMeyer who were neither
                                directors, employees nor affiliates of NII.
                                The Board of Directors of FoxMeyer and the
                                Special Committee were aware of the
                                relationships described above and considered
                                them, along with other matters, in approving
                                the Merger. See 'The Merger--Conflicts of
                                Interest.'
Certain Financial
  Projections...............  Neither NII nor FoxMeyer makes public projections as to future revenues or earnings.

                                However, certain projections of NII's and
                                FoxMeyer's future operating performance
                                prepared by senior management were furnished
                                to the Special Committee in connection with
                                their review of the proposed Merger. Such
                                projections were prepared in the ordinary
                                course of business and were not specifically
                                prepared in contemplation of the proposed
                                Merger. For information concerning such
                                projections, see 'The Merger--Certain
                                Financial Projections.'
Effective Date of the
  Merger....................  The Merger will become effective upon the date a certificate of merger is filed with the
                                Secretary of State of the State of Delaware.
                                See 'The Merger Agreement--Effective Date.'

Conditions to the Merger;

  Termination of the Merger
  Agreement.................  The respective obligations of NII and FoxMeyer to consummate the Merger are subject to the
                                satisfaction of certain conditions, including
                                obtaining requisite NII and FoxMeyer
                                stockholder approvals, the absence of any
                                injunction prohibiting consummation of the
                                Merger, the Registration Statement having been
                                declared effective, the delivery of an opinion
                                of NII's counsel to the Special Committee with
                                respect to certain tax matters, and obtaining
                                certain consents from third parties. The
                                obligations of FoxMeyer and NII to effect the
                                Merger are further subject to the absence
                                since March 31, 1994 of any material adverse
                                change in the business of NII or FoxMeyer and
                                the accuracy in all material respects of the
                                representations and warranties of NII and
                                FoxMeyer. See 'The Merger--Certain Federal
                                Income Tax Consequences,' '--Litigation
                                Relating to the Merger' and 'The Merger
                                Agreement--Conditions to the Merger.'
                              The Merger Agreement is subject to termination
                                by NII or FoxMeyer if, without fault of the
                                terminating party, the Merger is not
                                consummated on or before December 31, 1994,
                                and prior to such time upon the occurrence of
                                certain events. The Merger Agreement is also
                                subject to termination by NII prior to the

                                FoxMeyer Annual Meeting if the Average Stock
                                Price is less than $14.40. See 'The Merger
                                Agreement--Termination.'
Appraisal Rights............  Holders of shares of NII Common Stock are not entitled to dissenters' appraisal rights under
                                the Delaware General Corporation Law in
                                connection with the Merger because NII is not
                                a constituent corporation to the Merger.
                              Holders of shares of FoxMeyer Common Stock are
                                not entitled to dissenters' appraisal rights
                                under the Delaware General Corporation Law in
                                connection with the Merger because the shares
                                of FoxMeyer Common Stock are listed for
                                trading on the NYSE and such holders are
                                entitled to receive only shares of NII Common
                                Stock which, at the Effective Date, will be
                                listed on the NYSE (and cash in lieu of
                                fractional interests) in the Merger. See 'The
                                Merger--Appraisal Rights.'
Certain Federal Income Tax
  Consequences..............  It is a condition to the obligations of
                              FoxMeyer, NII and Acquisition to consummate the
                                Merger that NII shall have delivered to
                                FoxMeyer an opinion of its counsel to the
                                effect that, among other things, the Merger

                                will constitute a reorganization within the
                                meaning of Section 368 of the Internal Revenue
                                Code of 1986, as amended (the 'Code'), and
                                accordingly, holders of shares of FoxMeyer
                                Common Stock who receive shares of NII Common
                                Stock in exchange for their shares of FoxMeyer
                                Common Stock pursuant to the Merger Agreement
                                will recognize no gain or loss upon the
                                exchange, except with respect to the receipt
                                of cash received for fractional shares. For a
                                further discussion of certain federal income
                                tax consequences of the Merger, see 'The
                                Merger--Certain Federal Income Tax
                                Consequences.'
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                                       8

Anticipated Accounting
  Treatment.................  The Merger will be accounted for as a 'purchase'
                              under generally accepted accounting principles.
Litigation Relating to
  the Merger................  Nine actions were filed by minority stockholders of FoxMeyer in connection with NII's initial

                                proposal to acquire the shares of FoxMeyer
                                Common Stock not owned by NII alleging, among
                                other things, violations of fiduciary duties
                                by NII, FoxMeyer and certain directors and
                                officers of FoxMeyer. In connection with the
                                execution of the Merger Agreement, NII and
                                FoxMeyer entered into a memorandum of
                                understanding with counsel to the plaintiffs
                                settling such actions. For information
                                regarding this litigation, see 'The
                                Merger--Litigation Relating to the Merger.'
Comparison of Stockholders'
  Rights....................  Upon consummation of the Merger, the
                              Unaffiliated FoxMeyer Stockholders will become
                                stockholders of NII. See 'Comparison of
                                Stockholders' Rights' for a summary of the
                                material differences between the rights of
                                holders of shares of NII Common Stock and
                                shares of FoxMeyer Common Stock. NII and
                                FoxMeyer are both Delaware corporations;
                                accordingly, these differences arise solely
                                from the distinctions between the respective
                                charters and bylaws of NII and FoxMeyer.
NII Capital Stock...........  NII currently has an authorized capitalization of 50,000,000 shares of NII Common Stock and
                                10,000,000 shares of Preferred Stock. At the

                                NII Annual Meeting, the NII stockholders will
                                consider and vote upon the NII Charter
                                Amendments. For information with respect to
                                the rights of holders of shares of NII Common
                                Stock, see 'Description of Shares of NII
                                Common Stock Offered in the Merger.'
MARKET PRICES...............  Shares of NII Common Stock are listed on the
                              NYSE. For information with respect to the high
                                and low sale prices of shares of NII Common
                                Stock and shares of FoxMeyer Common Stock, see
                                'Comparative Market Price Information.'
                              On February 28, 1994, the last full trading day
                                prior to the first public announcement of the
                                Initial Offer, the closing prices reported for
                                shares of NII Common Stock and shares of
                                FoxMeyer Common Stock on the NYSE Composite
                                Tape were $15.75 and $13.50 per share,
                                respectively.
                              On June 30, 1994, the last full trading day
                                prior to the joint public announcement of the
                                Merger Agreement, the closing prices reported
                                for shares of NII Common Stock and shares of
                                FoxMeyer Common Stock on the NYSE Composite
                                Tape were $17.50 and $14.00 per share,
                                respectively.
                              On September 9, 1994, the last full trading day
                                for which information was available prior to

                                the printing and mailing of the Joint Proxy
                                Statement, the closing prices reported for shares of NII Common Stock and shares of FoxMeyer Common Stock on the NYSE Composite
                                Tape were $17 3/8 and $15 3/8 per share, respectively. STOCKHOLDERS ARE URGED TO OBTAIN
                                CURRENT MARKET QUOTATIONS FOR THEIR SHARES.

           NII SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

     The following table sets forth, for the periods indicated, summary historical consolidated financial information derived from financial information included elsewhere herein.

                                                 THREE MONTHS ENDED
                                                      JUNE 30,                        YEARS ENDED MARCH 31,
                                                 -------------------   ----------------------------------------------------
                                                   1994       1993       1994       1993       1992       1991       1990
                                                 --------   --------   --------   --------   --------   --------   --------
                                                     (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
  Net sales....................................  $1,256.9   $1,286.7   $5,409.4   $4,851.6   $3,411.3   $3,207.5   $2,736.1
  Income (loss) from continuing operations
    before extraordinary items and cumulative
    effect of change in accounting principle...       5.2        5.3       29.5         .6       10.6      (59.0)       8.8
  Discontinued operations......................        --         --         --         --       25.6     (220.0)      33.9
  Income (loss) before extraordinary items and
    cumulative effect of change in accounting
    principle..................................       5.2        5.3       29.5         .6       36.2     (279.0)      42.7
  Extraordinary items..........................        --         --         --         --       (5.8)        --       13.0
  Cumulative effect of change in accounting
    principle..................................        --         --         --         --         --      (15.6)        --
                                                 --------   --------   --------   --------   --------   --------   --------
  Net income (loss)............................  $    5.2   $    5.3   $   29.5   $     .6   $   30.4   $ (294.6)  $   55.7
                                                 --------   --------   --------   --------   --------   --------   --------
                                                 --------   --------   --------   --------   --------   --------   --------
COMMON STOCK DATA:
  Earnings (loss) per share:
    Continuing operations......................  $    .04   $    .20   $   1.10   $   (.24)  $    .24   $  (2.97)  $    .15
    Discontinued operations....................        --         --         --         --       1.19     (10.11)      1.56
    Extraordinary items........................        --         --         --         --       (.27)        --        .60
    Cumulative effect of change in accounting
      principle................................        --         --         --         --         --       (.71)        --
                                                 --------   --------   --------   --------   --------   --------   --------
    Earnings (loss)............................  $    .04   $    .20   $   1.10   $   (.24)  $   1.16   $ (13.79)  $   2.31

                                                 --------   --------   --------   --------   --------   --------   --------
                                                 --------   --------   --------   --------   --------   --------   --------
  Cash dividends per share.....................        --         --         --         --         --         --         --
  Average number of shares of common stock
    outstanding (in thousands).................    12,997     19,697     16,931     19,967     21,444     21,763     21,754
BALANCE SHEET DATA:
  Working capital..............................  $  351.7   $  417.2   $  375.0   $  373.2   $  307.8   $  321.5   $  239.5
  Total assets.................................   1,561.7    1,652.3    1,525.5    1,562.1    1,137.4    1,065.2    1,576.5
  Capital expenditures.........................       6.5        6.3       56.3       20.1       20.2        8.5        7.3
  Long-term debt...............................     293.8      306.0      310.9      256.6       29.6      208.4      180.0
  Redeemable preferred stock...................     168.4       50.6      164.8       50.6       55.0       55.0       55.0
  Stockholders' equity.........................     225.1      364.2      224.8      360.1      377.6      416.1      694.5
KEY FINANCIAL RATIOS:
  Current ratio................................    1.51:1     1.56:1     1.59:1     1.52:1     1.71:1     1.97:1     1.59:1
  Long-term debt as a percent of total
    capitalization (2).........................      42.7%      42.5%      44.4%      38.5%       6.4%      30.7%      19.4%
  Return on average common stockholders'
    equity(1)..................................       9.2%       6.0%      10.1%       0.2%       7.7%     (53.1)%      8.2%
  Return on net sales..........................       0.4%       0.4%       0.5%       0.0%       0.9%      (9.2)%      2.0%

- ------------------
(1) Annualized for quarterly amounts.

(2) Securities and Exchange Commission regulations require that capitalization ratios also be shown with redeemable preferred stock included in debt. On this basis, long-term debt as a percent of total capitalization would be 67.2% and 49.5% for the quarterly period ended June 30, 1994 and 1993, respectively, and 67.9%, 46.0%, 18.3%, 38.8% and 25.3%, respectively, for each of the five years ended March 31, 1994.

         FOXMEYER SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

     The following table sets forth, for the periods indicated, summary historical consolidated financial information derived from financial information included elsewhere herein.

                                   THREE MONTHS ENDED
                                        JUNE 30,                           YEARS ENDED MARCH 31,
                                  --------------------    --------------------------------------------------------
                                    1994        1993        1994        1993        1992        1991        1990
                                  --------    --------    --------    --------    --------    --------    --------
                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales....................   $1,181.8    $1,209.9    $5,071.4    $4,505.4    $3,077.7    $2,879.1    $2,404.5
                                  --------    --------    --------    --------    --------    --------    --------
  Net income...................   $    3.5    $    2.7    $   26.9    $     .2    $   38.9    $   26.5    $   21.6

                                  --------    --------    --------    --------    --------    --------    --------
                                  --------    --------    --------    --------    --------    --------    --------
COMMON STOCK DATA:
  Earnings per share:
     Income from continuing
       operations before
       cumulative effect of
       change in accounting
       principle...............   $    .12    $    .10    $    .95    $    .01    $   1.43    $   1.35    $   1.03
     Cumulative effect of
       change in accounting
       principle...............         --          --          --          --          --        (.09)         --
                                  --------    --------    --------    --------    --------    --------    --------
     Net income................   $    .12    $    .10    $    .95    $    .01    $   1.43    $   1.26    $   1.03
                                  --------    --------    --------    --------    --------    --------    --------
                                  --------    --------    --------    --------    --------    --------    --------
  Dividends declared on common
     stock after initial public
     offering..................   $    .07          --    $    .21    $    .28    $    .07          --          --
  Average number of shares of
     common stock outstanding
     (in thousands)............     28,224      28,200      28,208      29,701      27,103      21,000      21,000
BALANCE SHEET DATA:
  Working capital..............   $  276.9    $  317.7    $  301.9    $  295.1    $  257.3    $  229.9    $  209.2
     Total assets..............    1,310.6     1,402.6     1,280.4     1,333.1       896.3       774.7       745.0
     Capital expenditures......        5.1         5.2        26.5        17.4        18.1         5.1         7.1
     Long-term debt............      237.8       280.8       257.5       251.9        29.0        43.0         8.4
     Stockholders' equity......      463.7       443.9       461.6       441.2       489.9       436.9       468.9
KEY FINANCIAL RATIOS:

  Current ratio................      1.5:1       1.5:1       1.5:1       1.5:1       1.7:1       1.8:1       1.8:1
  Inventory turnover--FIFO
     basis(1)..................        7.0x        7.0x        7.5x        7.8x        7.8x        7.9x        6.8x
  Long-term debt as a percent
     of total capitalization...       33.9%       38.7%       35.8%       36.3%        5.6%        9.0%        1.8%
  Operating working capital as
     a percent of net
     sales(1)..................        5.1%        6.1%        5.9%        6.4%        8.1%        8.0%        9.0%

- ------------------
(1) Annualized for quarterly amounts.

                           COMPARATIVE PER SHARE DATA

     The following table presents NII's and FoxMeyer's historical per share data and unaudited per share data to reflect consumation of the Merger on the basis set forth in the NII Pro Forma Condensed Consolidated Financial Information included elsewhere herein. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results that would actually have been attained had the Merger been completed as assumed in such pro forma data. The information contained in the table set forth below should be read in conjunction with the NII Pro Forma Condensed Consolidated Financial Information and with the historical consolidated financial statements and related notes included in NII's Annual Report, NII's Quarterly Report, FoxMeyer's Annual Report and FoxMeyer's Quarterly Report.

                                                             THREE MONTHS
                                                                ENDED
                                             YEAR ENDED        JUNE 30,
                                           MARCH 31, 1994        1994
                                           --------------    ------------
Fully diluted earnings per share of
  common stock:
  Historical:
     NII (per NII share)................       $ 1.10           $  .04
     FoxMeyer (per FoxMeyer share)......          .95              .12
  Pro Forma:
     NII (per NII share)................         1.12              .08
     FoxMeyer share equivalent(a).......         1.01              .07
Book value per share of common stock:
  Historical:
     NII (per NII share)................       $17.46           $17.53
     FoxMeyer (per FoxMeyer share)......        16.37            16.44
  Pro Forma:
     NII (per NII share)................        17.47            17.52
     FoxMeyer share equivalent(a).......        15.72            15.77

- ------------------
(a) The FoxMeyer share equivalent information was computed by multiplying the NII pro forma information by the Exchange Ratio of 0.90.

                      COMPARATIVE MARKET PRICE INFORMATION

     Market prices for the shares of NII Common Stock and shares of FoxMeyer Common Stock are reported on the NYSE. The table below sets forth for the fiscal periods indicated the high and low sale prices per share of NII Common Stock and per share of FoxMeyer Common Stock on the NYSE as reported in the NYSE Composite Transactions. For current price information, NII stockholders and FoxMeyer stockholders are urged to consult publicly available sources.

                                                         PRICE PER SHARE
                                  PRICE PER SHARE              OF
                                        OF               FOXMEYER COMMON
                                 NII COMMON STOCK             STOCK
                                 -----------------      -----------------
                                  HIGH       LOW         HIGH       LOW
                                 -------    ------      -------    ------
Fiscal 1993
  First Quarter...............    $14       $12 5/8     $14 1/4    $12 1/4
  Second Quarter..............     14 1/4     11 1/8     14 1/4     10 3/8
  Third Quarter...............     14         11 1/2     13 1/8     11 1/4
  Fourth Quarter..............     14 3/8     12 1/2     12 1/4     10 1/2
Fiscal 1994
  First Quarter...............    $14 2/8    $12 1/8    $11 1/2    $ 9 5/8
  Second Quarter..............     13 2/8     12 1/4     10 3/8      9
  Third Quarter...............     15 7/8     12 3/4     12 3/4      9 5/8
  Fourth Quarter..............     17 5/8     13 1/4     14 3/8     11 1/8
Fiscal 1995
  First Quarter...............    $18 3/4    $15 1/8    $14 1/8    $12 1/4
  Second Quarter (through
     September 9, 1994).......     17 3/8     17         15 1/2     15 1/4

     On February 28, 1994, the last full trading day prior to the first public announcement of the Initial Offer, the closing prices reported for shares of NII Common Stock and shares of FoxMeyer Common Stock on the NYSE Composite Tape were $15.75 and $13.50 per share, respectively.

     On June 30, 1994, the last full trading day prior to the joint public announcement of the Merger Agreement, the closing prices reported for shares of NII Common Stock and shares of FoxMeyer Common Stock on the NYSE Composite Tape were $17.50 and $14.00 per share, respectively.

     On September 9, 1994, the last full trading day for which information was available prior to the printing and mailing of the Joint Proxy Statement, the closing prices reported for shares of NII Common Stock and shares of FoxMeyer Common Stock on the NYSE Composite Tape were $17 3/8 and $15 3/8 per share, respectively.


     NII AND FOXMEYER STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES.

                           INFORMATION CONCERNING NII

GENERAL

     NII is a holding company principally involved in (i) health care services, including the distribution of a full line of pharmaceutical products and health and beauty aids, as well as providing managed care services, through its 80.5%-owned subsidiary, FoxMeyer, and (ii) the franchising of general variety stores and the franchising and operation of crafts stores, together with the wholesale distribution of products to those stores, through its 67.2%-owned subsidiary, Ben Franklin Retail Stores, Inc. ('Ben Franklin').

     NII was incorporated in Delaware on September 27, 1982, for the purpose of effecting a corporate restructuring of National Steel Corporation ('NSC') and its subsidiaries in which NSC assets pertaining to the steel industry were separated from its non-steel operations. Pursuant to the restructuring, on September 13, 1983, NSC was merged with a subsidiary of NII and the stockholders of NSC became stockholders of NII.

     For the past several years, NII has engaged in a major corporate realignment, the purpose of which has been to divest cyclical and low-return businesses and to use the proceeds to acquire distribution and other businesses which are not capital or labor intensive. NII made progress toward this goal with the acquisitions of FoxMeyer and Ben Franklin in March 1986, and FoxMeyer has acquired several regional wholesale pharmaceutical distribution firms in subsequent years. In September 1991, FoxMeyer sold 10,350,000 new shares of common stock in an initial public offering, thereby reducing NII's ownership in FoxMeyer to 67%. Subsequently, NII and FoxMeyer have purchased shares of FoxMeyer Common Stock in open market transactions and a tender offer resulting in NII's ownership in FoxMeyer increasing to 80.5%. See 'Information Concerning FoxMeyer.'

     On November 4, 1993, NII reacquired 6,833,505 shares of NII Common Stock in exchange for 3,416,753 shares of newly issued $4.20 Cumulative Exchangeable Series A Preferred Stock, par value $5 per share, with a liquidation preference of $40 (the 'Series A Preferred Stock'). Dividends on the shares of Series A Preferred Stock are paid quarterly. On and prior to October 15, 1996, NII may, at its option, pay the dividends in additional Series A Preferred Stock or in cash. At present, NII intends to pay the dividends in additional shares of Series A Preferred Stock. After October 15, 1996, the dividends must be paid in cash. NII is required to redeem the Series A Preferred Stock on November 30, 2003.

     NII's principal executive office is located at 1220 Senlac Drive, Carrollton, Texas 75006 and its telephone number is (214) 446-4800.


     NII's Annual Report, NII's Quarterly Report and NII's Current Report on Form 8-K are incorporated by reference herein.

                        INFORMATION CONCERNING FOXMEYER

     FoxMeyer is a leading provider of health care products, benefits management and information-based services nationwide. Through its 18 distribution centers, FoxMeyer sells a broad line of pharmaceutical products and health and beauty aids. FoxMeyer's geographic coverage extends to the entire continental United States. FoxMeyer also provides various managed care services.

     FoxMeyer's customers include independent drug stores, chain drug stores, mass merchandisers and food stores with more than five store locations and hospitals and alternate care facilities. FoxMeyer complements its distribution activities by offering a broad range of merchandising and marketing programs and computer-based services including merchandising assistance, training, product selection and shelf allocation, advertising and promotional support, store layout, inventory tracking and management reports. Through FoxMeyer's proprietary Health Mart(Registered) franchise program, FoxMeyer offers its 797 franchisees (as of March 31, 1994) services and benefits normally associated with a drug store chain. In addition, FoxMeyer has developed programs designed to attract customers in growing specialty market niches, such as prescription benefits management programs, home health care, long-term care and institutional pharmacies. FoxMeyer has established itself in markets geared toward meeting the needs of oncology, dialysis and ambulatory clinics. FoxMeyer is also developing new on-line services and inaugurating a network of independent pharmacies. In July 1994, FoxMeyer signed an agreement with the University Hospital Consortium ('UHC'), for a three-year term with an additional two-year UHC renewal option, which management expects will generate sales of approximately $4 to $5 billion over the five-year period.

     FoxMeyer was incorporated in Delaware on December 19, 1977, for the purpose of acquiring the Fox-Vliet Drug Company ('Fox-Vliet'), a wholesale drug distributor, which commenced operations in 1903. In 1981, FoxMeyer acquired another wholesale drug distributor, Meyer Brothers Drug Company ('Meyer Brothers'). Fox-Vliet and Meyer Brothers were merged in 1983 to form FoxMeyer Drug Company. FoxMeyer conducts its wholesale drug distribution business principally through FoxMeyer Drug Company, its wholly owned subsidiary. By March 1986, FoxMeyer had acquired eight additional regional wholesale drug distributors. In March 1986, FoxMeyer was acquired by NII. During the period from April 1986 through March 1994, FoxMeyer acquired three additional drug distributors.

     In September 1991, FoxMeyer completed an initial public offering of 10,350,000 newly issued shares of FoxMeyer Common Stock and received net proceeds therefrom of $141.4 million. FoxMeyer used such proceeds to (i) pay in full promissory notes issued as a dividend on June 19, 1991 to NII in an aggregate principal amount equal to $106.0 million, (ii) fund expenditures made in connection with FoxMeyer's programs to upgrade management information systems and to expand and automate distribution centers, and (iii) fund general corporate activities. As a result of the offering, NII's ownership of FoxMeyer was reduced to 67.0%.

     In September 1992, NII purchased 40,000 shares of FoxMeyer Common Stock at $11.00 per share at a total cost of $443,200 or an average cost of $11.08 per share. In November 1992, FoxMeyer and NII completed a joint tender offer for 3,300,000 of FoxMeyer Common Stock at $13.50 per share. FoxMeyer and NII each acquired 1,650,000 shares. See 'Certain Transactions.' In addition to the shares of FoxMeyer Common Stock purchased pursuant to the joint tender offer, during the fiscal year ended March 31, 1993, FoxMeyer purchased 1,500,000 shares of FoxMeyer Common Stock at prices ranging from $10.75 to $13.375 per share at a total cost of $17.9 million or an average cost of approximately $11.94 per share. As a result of the foregoing transactions, NII's ownership in FoxMeyer increased to 80.5%.

     FoxMeyer's principal executive office is located at 1220 Senlac Drive, Carrollton, Texas 75006 and its telephone number is (214) 446-4800.

     FoxMeyer's Annual Report, FoxMeyer's Quarterly Report and FoxMeyer's Current Reports on Form 8-K are incorporated by reference herein.

                            MEETINGS OF STOCKHOLDERS

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of shares of NII Common Stock in connection with the solicitation of proxies by the NII Board of Directors for use at the NII Annual Meeting to be held on Wednesday, October 12, 1994, at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof.

     This Joint Proxy Statement/Prospectus is also being furnished to holders of shares of FoxMeyer Common Stock in connection with the solicitation of proxies by the FoxMeyer Board of Directors for use at the FoxMeyer Annual Meeting to be held on Wednesday, October 12, 1994, at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of NII filed with the Commission as part of the Registration Statement under the Securities Act relating to the shares of NII Common Stock issuable in connection with the Merger. This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to stockholders of NII and FoxMeyer on or about September 12, 1994.

MATTERS TO BE CONSIDERED AT THE MEETINGS

     NII. At the NII Annual Meeting, holders of shares of NII Common Stock will consider and vote upon (i) a proposal to approve and adopt and adopt the Merger Agreement; (ii) a proposal to approve an amendment to the NII Charter to increase the number of authorized shares of preferred stock of NII from 10,000,000 to 20,000,000; (iii) a proposal to approve and adopt an amendment to the NII Charter to change NII's name to FoxMeyer Health Corporation; (iv) a proposal to approve and adopt an amendment to the 1993 Stock Option Plan to increase by 2,000,000 the number of shares of NII Common Stock authorized for issuance thereunder; (v) a proposal to approve and adopt an amendment to the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan; (vi) the election of two directors to the NII Board each to hold office for a three-year term; and (vii) such other business as may properly come before the NII Annual Meeting or any adjournments or postponements thereof.
     Holders of shares of NII Common Stock will not be entitled to dissenters' rights as a result of the Merger. See 'The Merger.'
     THE NII BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT NII STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE NII CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK OF NII, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE NII CHARTER TO CHANGE NII'S NAME TO FOXMEYER HEALTH CORPORATION, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE 1993 OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF NII COMMON STOCK AUTHORIZED FOR ISSUANCE

THEREUNDER, FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE 1993 OPTION PLAN TO ALLOW GRANTS THEREUNDER TO INDIVIDUALS NOT REGULARLY EMPLOYED BY NII WHO SERVE AS DIRECTORS OF ANY SUBSIDIARY CORPORATION OF NII, AND FOR THE ELECTION OF THE NOMINEES AS DIRECTORS. SEE 'THE MERGER--BACKGROUND OF THE MERGER,' 'FOXMEYER'S REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE SPECIAL COMMITTEE' AND 'ELECTION OF NII DIRECTORS.'
     FoxMeyer. At the FoxMeyer Annual Meeting, holders of shares of FoxMeyer Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement; (ii) the election of six directors to the FoxMeyer Board of Directors to hold office until the next annual meeting of FoxMeyer stockholders and until their respective successors are elected and qualified; and (iii) such other business as may properly come before the FoxMeyer Annual Meeting or any adjournments or postponements thereof.

     THE FOXMEYER BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT FOXMEYER STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS. SEE 'THE MERGER.'

     Holders of shares of FoxMeyer Common Stock will not be entitled to dissenters' rights as a result of the Merger. See 'The Merger.'

VOTING AT THE MEETINGS; RECORD DATE; QUORUM

     NII. The NII Board of Directors has fixed the close of business on September 8, 1994 as the record date for the determination of the NII stockholders entitled to notice of and to vote at the NII Annual Meeting. Accordingly, only holders of record of shares of NII Common Stock on the NII Record Date will be entitled to notice of and to vote at the NII Annual Meeting. As of the NII Record Date, there were 12,836,803 shares of NII Common Stock outstanding and entitled to vote and held by approximately 7,574 holders of record. Each holder of record of shares of NII Common Stock on the NII Record Date is entitled to cast one vote per share on the Merger Agreement, the Charter Amendments, the Option Plan Amendments, the election of the directors and the other matters, if any, properly submitted for the vote of the NII stockholders, either in person or by properly executed proxy, at the NII Annual Meeting. The presence, in person or by properly executed proxy, of the holders of 40% of the outstanding shares of NII Common Stock entitled to vote at the NII Annual Meeting is necessary to constitute a quorum at the NII Annual Meeting.


     The affirmative vote of the holders of a majority of the shares of NII Common Stock voted at the NII Annual Meeting is required for approval of the Option Plan Amendments. See 'Amendment of the 1993 Option Plan to Increase the Number of Shares of NII Common Stock Authorized for Issuance' and 'Amendment of the 1993 Option Plan to Allow Grants to Individuals who Serve as Directors of Any Subsidiary Corporation.' The affirmative vote of the holders of shares representing two-thirds of the outstanding shares of NII Common Stock entitled to vote thereon at the NII Annual Meeting, is required for approval of the Charter Amendments to NII's Restated Certificate of Incorporation. See 'Amendment to the NII Charter to Increase the Authorized Preferred Stock' and 'Amendment of the NII Charter to Change the Name of NII.' Although NII

stockholder approval of the Merger Agreement is not required under Delaware law because NII is not a constituent corporation to the Merger, under the rules of the NYSE, on which the shares of NII Common Stock are listed, such approval is required. The NYSE rules require the affirmative vote of the holders of a majority of the shares of NII Common Stock voted at the NII Annual Meeting for approval and adoption of the Merger Agreement. The directors elected will be the candidate receiving the greatest number of votes cast by the holders of shares of NII Common Stock present, in person or by proxy, at the NII Annual Meeting. See 'Election of NII Directors.'

     Abbey J. Butler and Melvyn J. Estrin, the Co-Chairmen of the Board and Co-Chief Executive Officers of NII, beneficially own (exclusive of their stock options), in the aggregate, 3,777,000 or approximately 29.6% of the shares of NII Common Stock outstanding at the NII Record Date. Messrs. Butler and Estrin have agreed to cause all shares of NII Common Stock that they beneficially own to be voted in favor of approval of the Merger Agreement, the Charter Amendments, the Option Plan Amendments and the election of the nominees for directors. In addition to Messrs. Butler and Estrin, all other directors of NII beneficially own less than 1% of the shares of NII Common Stock outstanding at the NII Record Date.


     FoxMeyer. The FoxMeyer Board of Directors has fixed the close of business on September 8, 1994 as the FoxMeyer record date for the determination of the FoxMeyer stockholders entitled to notice of and to vote at the FoxMeyer Annual Meeting. Accordingly, only holders of record of shares of FoxMeyer Common Stock on the FoxMeyer Record Date will be entitled to notice of and to vote at the FoxMeyer Annual Meeting. As of the FoxMeyer Record Date, there were 28,200,000 shares of FoxMeyer Common Stock outstanding and entitled to vote and held by approximately 297 holders of record. Each holder of record of shares of FoxMeyer Common Stock on the FoxMeyer Record Date is entitled to cast one vote per share on the Merger Agreement, the election of directors and the other matters, if any, properly submitted for the vote of the FoxMeyer stockholders, either in person or by properly executed proxy, at the FoxMeyer Annual Meeting. The directors elected will be the six candidates receiving the greatest number of votes cast by the holders of shares of FoxMeyer Common Stock present, in person or by proxy, at the FoxMeyer Annual Meeting. See 'Election of FoxMeyer Directors.' The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of FoxMeyer Common Stock entitled to vote at the FoxMeyer Annual Meeting is necessary to constitute a quorum at the FoxMeyer Annual Meeting.

     The approval and adoption by FoxMeyer stockholders of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of FoxMeyer Common Stock entitled to vote thereon at the FoxMeyer Annual Meeting.
     As of the FoxMeyer Record Date, NII beneficially owned 22,690,000, or approximately 80.5%, of the outstanding shares of FoxMeyer Common Stock. Pursuant to the Merger Agreement, NII will cause all of such shares of FoxMeyer Common Stock to be voted in favor of approval of the Merger Agreement.

Accordingly, approval of the Merger Agreement by FoxMeyer stockholders is assured. Nevertheless, the Board of Directors of FoxMeyer is hereby soliciting your vote in favor of approval of the adoption of the Merger Agreement. See 'The Merger--Conflicts of Interest.'

PROXIES
     This Joint Proxy Statement/Prospectus is being furnished to NII and FoxMeyer stockholders in connection with the solicitation of proxies by and on behalf of the Boards of Directors of NII and FoxMeyer for use at their respective annual meetings.
     NII. Shares of NII Common Stock which are entitled to vote and are represented by properly executed proxies received at or prior to the NII Annual Meeting that have not been revoked will be voted at the NII Annual Meeting in accordance with the instructions contained therein. Shares of NII Common Stock represented by properly executed proxies for which no instruction is given will be voted 'FOR' approval and adoption of the Merger Agreement, 'FOR' approval and adoption of the amendment to the NII Charter to increase the number of authorized shares of preferred stock of NII, 'FOR' approval and adoption of the amendment to the NII Charter to change NII's name to FoxMeyer Health Corporation, 'FOR' approval and adoption of the amendment to the 1993 Option Plan to increase the number of shares of NII Common Stock authorized for issuance thereunder, 'FOR' approval and adoption of the amendment to the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan, and 'FOR' election of the nominees for director. The proxy card provides space for a stockholder to withhold voting for the nominees to the NII Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. For purposes of determining the number of votes cast with respect to any voting matter, only those votes 'for' or 'against' are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the NII Annual Meeting. NII stockholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A stockholder may revoke a proxy with respect to any matter to be voted upon at the NII Annual Meeting at any time prior to the vote thereon, by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of NII at any time prior to such vote or attending the NII Annual Meeting and voting in person. Mere attendance at the NII Annual Meeting will not in and of itself revoke a proxy.

     If the NII Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the NII Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the NII Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters are properly presented at the meetings for consideration, including, among other things, consideration of a motion to adjourn either meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     FoxMeyer. Shares of FoxMeyer Common Stock represented by properly executed proxies received at or prior to the FoxMeyer Annual Meeting that have not been revoked will be voted at the FoxMeyer Annual Meeting in accordance with the instructions contained therein. Shares of FoxMeyer Common Stock represented by properly executed proxies for which no instruction is given will be voted 'FOR' approval and adoption of the Merger Agreement and 'FOR' election of the six nominees as directors. The proxy card provides space for a stockholder to withhold voting for the nominees to the FoxMeyer Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. For purposes of determining the number of votes cast with respect to any voting matter, only those votes 'for' or 'against' are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the FoxMeyer Annual Meeting. FoxMeyer stockholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A stockholder may revoke a proxy at any time prior to the vote on the Merger or the election of directors by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of FoxMeyer at any time prior to such vote or attending the FoxMeyer Annual Meeting and voting in person. Mere attendance at the FoxMeyer Annual Meeting will not in and of itself revoke a proxy.

     If the FoxMeyer Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the FoxMeyer Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the FoxMeyer Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters are properly presented at the meetings for consideration, including, among other things, consideration of a motion to adjourn either meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Proxy Solicitation. NII and FoxMeyer will each bear the cost of soliciting proxies from their respective stockholders, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus and will jointly bear the fees of the Exchange Agent and Georgeson & Company Inc. as the Information Agent (the 'Information Agent') retained by NII and FoxMeyer in connection with the Merger. NII and FoxMeyer will pay the Information Agent an aggregate fee of $20,000 covering its services in soliciting the forwarding and return of proxy material and will reimburse the Information Agent for out-of-pocket expenses incurred in connection therewith. In addition to solicitation by mail, directors, officers and employees of NII and of FoxMeyer may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of NII and FoxMeyer will not be additionally compensated for such solicitation, but may be reimburse out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of NII Common Stock and shares of FoxMeyer Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.


STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

     On February 28, 1994, the Board of Directors of NII met to consider making an offer to purchase the shares of FoxMeyer Common Stock not owned by NII (the 'Initial Offer'), pursuant to which holders of the FoxMeyer Common Stock would have received, in exchange for each share of FoxMeyer Common Stock, $14.75 principal amount of a new issue of 8.25% Senior Notes due 2004 (the 'Senior Notes') to be issued by a subsidiary of NII to be formed for the purpose of holding a majority of the outstanding shares of FoxMeyer Common Stock. The NII Board of Directors unanimously approved the making of the Initial Offer. See '--NII's Reasons for the Merger.' Subsequently, on February 28, 1994, the Board of Directors of FoxMeyer met to consider the Initial Offer. At that meeting, the Board of Directors of FoxMeyer determined that any proposed business combination between NII and FoxMeyer should be negotiated and reviewed by members of the Board of Directors of FoxMeyer who were not also directors of NII. Accordingly, the FoxMeyer Board of Directors unanimously approved the appointment of the Special Committee of the FoxMeyer Board of Directors, consisting of Daniel J. Callahan, III, Chairman, and Bruce E. Kahler (the 'Special Committee'), to receive, study, negotiate and make recommendations to the FoxMeyer Board of Directors concerning the Initial Offer, and authorized such committee to retain legal counsel and an independent investment banking firm to assist the Special Committee in their review and consideration of the Initial Offer. The directors of FoxMeyer who also serve as directors of NII stated that they would vote in favor of the Initial Offer only if it is recommended by the Special Committee.

     On March 1, 1994, NII and FoxMeyer announced the terms of the Initial Offer and the formation of the Special Committee. Shortly after the March 1 announcement, nine separate law suits (the 'Class Action Lawsuits') were filed by certain stockholders of FoxMeyer (the 'Class Action Plaintiffs') against, among others, NII, FoxMeyer and certain of their respective officers and directors (the 'Individual Defendants') in respect of the Initial Offer. See '--Litigation Relating to the Merger.'

     After its formation, the Special Committee retained Latham & Watkins as its legal advisor. The Special Committee thereafter discussed with Latham & Watkins the procedures to be followed in evaluating the Initial Offer, including the retention of a financial advisor. After conducting interviews of several nationally recognized investment banking firms, in March 1994 the Special Committee retained the investment banking firm of Smith Barney Inc. ('Smith Barney') to serve as financial advisor to the Special Committee and, if requested, to render an opinion as to the fairness from a financial point of view of the consideration to be received by the holders of shares of FoxMeyer Common Stock (other than NII and its affiliates) in a business combination involving FoxMeyer and NII.

     From late March through late June 1994, the Special Committee and its advisors reviewed certain public and non-public information with respect to NII and FoxMeyer and met on several occasions with members of management of both companies to discuss the respective business and financial condition and prospects of NII and FoxMeyer.

     On April 25, 1994, the Special Committee met with its advisors and considered at length the terms of the Initial Offer and certain issues concerning negotiations with NII. At the meeting, the Special Committee's advisors reviewed the preliminary due diligence conducted to date, including their discussions and meetings with management of FoxMeyer and NII regarding the business and financial condition and prospects of each of the companies. The advisors also reviewed with the Special Committee additional due diligence that they intended to conduct. At that meeting, the Special Committee and its advisors reviewed the terms of the Initial Offer and Smith Barney made a preliminary presentation which included, among other things, a review of the valuation methodologies Smith Barney was implementing in connection with its evaluation of the Initial Offer; a discussion of the FoxMeyer and NII financial information, business plans and projections provided to the advisors and the Special Committee by management of FoxMeyer and NII; and a discussion of the terms of other recent transactions similar to the Initial Offer. At such meeting, the Special Committee and its advisors also considered possible improvements and alternatives to the Initial Offer, including, among other things, increasing the amount of the consideration to be received by the Unaffiliated FoxMeyer Stockholders and modifying the terms of the Senior Notes, as well as alternative forms of consideration, including cash, NII Common Stock, NII preferred stock or notes of NII or FoxMeyer. After discussion, the Special Committee unanimously determined to seek to improve the Initial Offer by requesting that NII increase the value of the merger consideration and requesting that the merger consideration to be received by the Unaffiliated FoxMeyer Stockholders be in the form of cash or, alternatively, NII Common Stock. The Special Committee also noted that, if the form of consideration were to be modified, it may be beneficial to the Unaffiliated FoxMeyer Stockholders to structure the transaction to ensure that such stockholders would receive consideration with a dollar value of no less than a specified price.

     On May 2, 1994, the members of the Special Committee and representatives of NII and their respective legal and financial advisors met to discuss the terms of the Initial Offer. At that meeting, the Special Committee informed NII that it desired certain modifications to the Initial Offer, including, among other things, an increase in the value of the consideration to be received by the Unaffiliated FoxMeyer Stockholders. The Special Committee also informed NII that it would prefer that the consideration to be received by the Unaffiliated FoxMeyer Stockholders in the transaction take the form of cash.


     On May 9, 1994, representatives of NII informed the Special Committee that NII did not believe that a transaction involving cash consideration would be advisable; however, NII did indicate that it would be willing to consider a transaction pursuant to which the Unaffiliated FoxMeyer Stockholders would receive shares of NII Common Stock in exchange for their FoxMeyer Common Stock (an 'All Stock Transaction') and requested that the Special Committee consider the terms on which the Special Committee would be willing to pursue an All Stock Transaction. Accordingly, the Special Committee and NII continued discussions with respect to an All Stock Transaction and the value and/or amount of NII Common Stock that the Unaffiliated FoxMeyer Stockholders would receive in such a transaction. As a result of numerous meetings among the Special Committee and its advisors, the Special Committee and NII thereafter engaged in negotiations concerning an All Stock Transaction pursuant to which the Unaffiliated FoxMeyer Stockholders would receive, in exchange for their shares of FoxMeyer Common Stock, NII Common Stock with a fixed value on the date of the merger (based on the average closing price of NII Common Stock over a specified number of trading days prior to the merger) ranging from $14.75 to $16.50 per share of FoxMeyer Common Stock (i.e., a 'floating exchange ratio').

     On June 2, 1994, the Special Committee and its advisors were informed by FoxMeyer's management that FoxMeyer was negotiating a multi-year, exclusive distribution agreement with the UHC (the 'UHC Contract') that, if completed, would likely result in a significant increase in FoxMeyer's projected gross revenues over the life of the UHC Contract and that FoxMeyer was in the process of finalizing the terms of the UHC Contract. Accordingly, the Special Committee determined to delay completion of its deliberations to allow the Special Committee and its advisors sufficient time to analyze the possible effect of the UHC Contract on the business and financial condition and prospects of FoxMeyer and NII and the value of the FoxMeyer Common Stock and the NII Common Stock. From June 3 through June 14, 1994, the Special Committee and its advisors held discussions with management of FoxMeyer concerning the effect of the UHC Contract and analyzed certain financial information relating to the anticipated effect of the UHC Contract.

     On June 14, 1994, after completion of the Special Committee's preliminary analysis concerning the potential effect of the UHC Contract, the Special Committee and its advisors discussed the effect, if any, that the UHC Contract should have on the Special Committee's consideration of an All Stock Transaction. At that meeting, the Special Committee and its advisors discussed and considered, among other things, the possible effects of the UHC Contract on the future growth of FoxMeyer and NII and the respective trading prices and values of the FoxMeyer Common Stock and the NII Common Stock. Due to the possible effects of the UHC Contract, the Special Committee determined that it should either (i) delay completion of negotiations with NII until finalization and announcement of the UHC Contract or until it became clear that the UHC Contract would not be finalized in the near future or (ii) consider modifications to the proposed structure of the merger, including structuring the transaction so that the Unaffiliated FoxMeyer Stockholders would receive, in exchange for each share of FoxMeyer Common Stock, a number of shares of NII Common Stock, based upon a fixed exchange ratio, so that the Unaffiliated FoxMeyer Stockholders would participate, through their ownership of NII Common Stock after consummation of the merger, in any increase in the value of FoxMeyer due to the award of the UHC Contract. The Special Committee noted again its desire to structure the transaction so that the Unaffiliated FoxMeyer Stockholders would receive consideration with a value no less than a specified dollar amount, given the possibility of a decline in the trading price of the NII Common Stock due to the announcement of an All Stock Transaction or due to an overall decline in trading prices in the public equity markets generally prior to consummation of the merger. At the conclusion of the meeting, the Special Committee authorized its advisors to contact the representatives of NII to discuss such an alternative structure.

     Following the June 14 Special Committee meeting, the Special Committee and its advisors contacted representatives of NII and discussed the possibility of delaying completion of negotiations until the announcement of, or termination of discussions with respect to, the UHC Contract or, alternatively, restructuring the All Stock Transaction to provide merger consideration to the Unaffiliated FoxMeyer Stockholders in the form of NII Common Stock, based on a fixed exchange ratio. Following those discussions, NII informed the Special Committee that it did not desire to delay negotiations further because of the uncertainty of the timing of completion of negotiations concerning the UHC Contract but indicated that NII would consider restructuring the All Stock Transaction in the manner discussed. Accordingly, the Special Committee and its advisors continued discussions with NII and its advisors concerning the number of shares of NII Common Stock to be received by the Unaffiliated FoxMeyer Stockholders for each share of FoxMeyer Common Stock, as well as the provision of a 'collar' with respect to the merger consideration providing for maximum and minimum dollar value of the merger consideration to be received by the Unaffiliated Common Stockholders. Between June 14 and June 25, NII and the Special Committee and their respective advisors had numerous discussions concerning the appropriate exchange ratio and 'collar,' if any. The Special Committee and its advisors considered various alternatives with respect to the exchange ratio and the collar as they related to the merger consideration to be received in the transaction by the Unaffiliated FoxMeyer Stockholders. As these discussions proceeded, the Special Committee and its advisors were provided with a draft agreement and plan of merger setting forth the proposed terms of such a merger and considered, and negotiated with NII's representatives, the terms of that agreement. On June 23, 1994, the advisors also met with representatives of the Class Action Plaintiffs to discuss the status of negotiations between the Special Committee and NII and the possibility of settlement of the Class Action Lawsuits in connection with any agreement that might be reached between NII and the Special Committee. See '--Litigation Relating to the Merger.'


     On June 27, 1994, representatives of NII requested that the Special Committee consider an All Stock Transaction that would involve, among other things, (i) merger consideration to be received by the Unaffiliated FoxMeyer Stockholders of 0.90 shares of NII Common Stock for each share of FoxMeyer Common Stock, (ii) adjustment to the exchange ratio to the extent necessary to provide that the Unaffiliated FoxMeyer Stockholders would receive consideration in the Merger of a value of not less than $14.75 per share of FoxMeyer Common Stock and not more than $17.00 per share of FoxMeyer Common Stock (in each case, based on the average per share closing price of the NII Common Stock during the period of twenty consecutive trading days commencing twenty-one trading days prior to the NII Annual Meeting and ending the second trading day prior to the NII Annual Meeting), and (iii) the right of NII to terminate the merger agreement if the Average Stock Price were less than $14.75. After consultation with its advisors, the Special Committee agreed to schedule a meeting of the Special Committee and its advisors for June 30, 1994 at which the Special Committee would consider a transaction on the basis of such terms and those set forth in the draft agreement and plan of merger as revised.

     Following the discussions on June 27, 1994, the Special Committee and NII continued negotiating the terms of the draft agreement and plan of merger and continued discussions with representatives of the Class Action Plaintiffs concerning the possibility of settlement of the Class Action Lawsuits simultaneously with completion of the Merger Agreement.

     Prior to the June 30 Special Committee meeting, representatives of the Class Action Plaintiffs informed the Special Committee that the Class Action Plaintiffs desired certain modifications to the terms of the All Stock Transaction being considered by NII and the Special Committee. Representatives of NII informed the Special Committee that the Class Action Plaintiffs would be willing to settle the Class Action Lawsuits if the merger was structured as an All Stock Transaction in accordance with the terms being considered by NII and the Special Committee, provided that the terms of such a transaction were modified so as not to include a 'collar' limiting the maximum dollar value of the consideration to be received by the Unaffiliated FoxMeyer Stockholders or ensuring that the Unaffiliated FoxMeyer Stockholders would receive consideration of no less than a specific minimum dollar value. Representatives of NII also requested that the Special Committee consider the modifications proposed by the Class Action Plantiffs at the Special Committee meeting scheduled for June 30.

     On June 30, 1994, the Special Committee and its advisors met to discuss and consider the terms of the merger transaction discussed by the Special Committee and NII and their respective advisors on June 27, 1994, as well as the modifications suggested by the Class Action Plaintiffs. At that meeting, Latham & Watkins described the transaction discussed by NII and the Special Committee on June 27, 1994 as well as the modifications to such terms suggested by the Class Action Plaintiffs and discussed the terms of the revised draft agreement and plan of merger. After consideration and discussion of the terms of the transaction discussed on June 27, 1994 and the modifications to such terms suggested by the Class Action Plaintiffs, the Special Committee, noting its belief that the Unaffiliated FoxMeyer Stockholders would benefit from an All Stock Transaction structured in a manner that would assure that such stockholders would receive NII Common Stock of a value not less than specified amount, determined it could not recommend the modifications proposed by the Class Action Plaintiffs. After further consultation with its advisors, the Special Committee determined that it would be willing to consider an All Stock Transaction pursuant to which the Unaffiliated FoxMeyer Stockholders would receive, in exchange for each share of FoxMeyer Common Stock, 0.90 shares of NII Common Stock without limitation on the maximum value of the consideration to be received by the Unaffiliated FoxMeyer Stockholders, but which would provide that the Unaffiliated Common Stockholders would receive consideration of a value of not less than $14.50 per share. The Special Committee suggested that the meeting be adjourned to allow its advisors to propose a transaction on such terms to NII. Immediately upon adjournment of that meeting, Latham & Watkins contacted representatives of NII and held discussions concerning such a proposal. As a result of those discussions, NII's representatives indicated that the Board of Directors of NII would consider an All Stock Transaction pursuant to which (i) FoxMeyer would merge with and into Acquisition, (ii) the Unaffiliated FoxMeyer Stockholders would receive, as consideration in the merger, 0.90 shares (the 'Ratio') of NII Common Stock for each share of FoxMeyer Common Stock, (iii) the Ratio would be adjusted to the extent necessary to ensure that the consideration per share received by the Unaffiliated FoxMeyer Stockholders (based on the Average Stock Price) would not be less than $14.40 per share (the Ratio, as it may be adjusted, being referred to as the 'Exchange Ratio'), (iv) NII would have the right to terminate the Merger Agreement if the Averge Stock Price was less than $14.40, and (v) there would be no limit on the value of the consideration to be received by the Unaffiliated FoxMeyer Stockholders in the transaction (the 'Revised Offer'). NII also indicated that any approval of the Revised Offer would be subject to the execution of an agreement in principle with the Class Action Plaintiffs providing for settlement of the Class Action Lawsuits.

     Following such discussions, the Special Committee reconvened the June 30 Special Committee meeting and considered the Revised Offer. At such reconvened meeting, Smith Barney made a presentation to the Special Committee with respect to Smith Barney's financial analyses concerning FoxMeyer and NII and the financial terms of the Revised Offer, see '--Opinion of the Special Committee's Financial Advisor,' and the Special Committee then received the oral opinion (subsequently confirmed in writing) of Smith Barney as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of the FoxMeyer Common Stock (other than NII and its affiliates). After further discussion, the Special Committee concluded, based in part on the factors described below under 'FoxMeyer's Reasons for the Merger and Recommendation of the Special Committee,' that the transaction contemplated by the Revised Offer and the draft agreement and plan of merger, as modified to reflect previous negotiations between NII and the Special Committee and terms of the Revised Offer, were fair to, and in the best interests of, the Unaffiliated FoxMeyer Stockholders. At a meeting of the Board of Directors of FoxMeyer held immediately thereafter, the Board of Directors of FoxMeyer, based on the recommendation of the Special Committee, unanimously approved the Revised Offer and the Merger Agreement, subject to completion of an agreement in principle with the Class Action Plaintiffs providing for settlement of the Class Action Lawsuits.

     At a meeting also held on June 30, 1994, the Board of Directors of NII unanimously approved the Revised Offer and the Merger Agreement subject to completion of an agreement in principle with the Class Action Plaintiffs providing for settlement of the Class Action Lawsuits.


     Following completion of the meetings held earlier that day, NII, FoxMeyer, the Individual Defendants and the Class Action Plaintiffs, through their respective legal advisors, entered into a memorandum of understanding setting forth their agreement in principle with respect to the settlement of the Class Action Lawsuits (the 'Memorandum of Understanding'). See '--Litigation Relating to the Merger.' Following execution of the

Memorandum of Understanding, the definitive Merger Agreement was executed and delivered by the respective parties.

FOXMEYER'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE SPECIAL COMMITTEE

     At a meeting of the Special Committee held on June 30, 1994, the Special Committee unanimously determined that the Merger Agreement was fair to, and in the best interests of, the Unaffiliated FoxMeyer Stockholders and recommended that the Board of Directors of FoxMeyer approve the Merger Agreement and the transactions contemplated therein. At a meeting of the Board of Directors of FoxMeyer on June 30, 1994, based on the recommendation of the Special Committee, the Board of Directors of FoxMeyer unanimously (i) determined that the Merger Agreement is in the best interests of the stockholders of FoxMeyer, (ii) approved the Merger Agreement and the transactions contemplated thereby and authorized the execution, delivery and performance thereof, and (iii) resolved to recommend that the stockholders of FoxMeyer approve and adopt the Merger Agreement and the transactions contemplated therein. ACCORDINGLY, THE BOARD OF DIRECTORS OF FOXMEYER RECOMMENDS THAT THE STOCKHOLDERS OF FOXMEYER APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN.

     The Board of Directors of FoxMeyer believes that the terms of the Merger Agreement are fair to and in the best interest of FoxMeyer and its stockholders. Accordingly, the Board of Directors of FoxMeyer has approved the Merger Agreement and the transactions contemplated thereby and has recommended that the stockholders of FoxMeyer approve and adopt the Merger Agreement and the transactions contemplated therein. In reaching its conclusions, the Board of Directors of FoxMeyer considered the recommendation of the Special Committee and the factors that were considered by the Special Committee as set forth below.

     The Special Committee, in reaching its conclusion that the Merger was fair and in the best interests of the Unaffiliated FoxMeyer Stockholders and to recommend approval of the Merger Agreement and the Merger to the Board of Directors of FoxMeyer, considered a number of factors, including, without limitation, the following:

     1. The consideration to be received by the Unaffiliated FoxMeyer Stockholders in the Merger, including the fact that the minimum consideration to be received by the Unaffiliated FoxMeyer Stockholders represented a premium over
(i) the closing price of the FoxMeyer Common Stock on the day immediately preceding the execution of the Merger Agreement ($13.625 per share), (ii) the closing price of the FoxMeyer Common Stock on the date immediately preceding the announcement of the Initial Offer ($13.50 per share), and (iii) the price at which FoxMeyer and NII each acquired 1,650,000 shares of FoxMeyer Common Stock pursuant to a joint tender offer by FoxMeyer and NII completed in November, 1992 ($13.50 per share). See 'Certain Transactions.' In this regard, the Special

Committee also considered the fact that, if the Merger is consummated, subject to the right of NII to terminate the Merger Agreement under certain circumstances, the Unaffiliated FoxMeyer Stockholders would receive consideration in the Merger of not less than $14.40 per share of FoxMeyer Common Stock (based on the Average Stock Price) irrespective of the market conditions or the respective values or trading prices of the FoxMeyer Common Stock or the NII Common Stock at the Effective Time. The Special Committee also noted that the Merger Agreement did not impose a limit on the dollar value of the Merger

Consideration to be received by the Unaffiliated FoxMeyer Stockholders.

     2. The presentation of Smith Barney to the Special Committee on June 30, 1994, including Smith Barney's written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of FoxMeyer Common Stock (other than NII and its affiliates). See '--Opinion of the Special Committee's Financial Advisor.'

     3. The fact that, in the Merger, the Unaffiliated FoxMeyer Stockholders will receive NII Common Stock and that, through their ownership of NII Common Stock, the Unaffiliated FoxMeyer Stockholders would continue to participate in any potential future growth of FoxMeyer, including any potential future growth as a result of the UHC Contract. In this regard, the Special Committee noted that each Unaffiliated FoxMeyer Stockholder would own a greater percentage of the NII Common Stock immediately after the Merger than the percentage of FoxMeyer Common Stock held by such Unaffiliated FoxMeyer Stockholder prior to consummation of the Merger. The Special Committee also considered the possible effect on the investment of the Unaffiliated FoxMeyer Stockholders of any future losses and liabilities of NII and its subsidiaries other than FoxMeyer, as well as any growth from the operation of NII and such subsidiaries. The Special Committee, however, did not believe that such potential losses and liabilities outweighed the potential benefit to the Unaffiliated FoxMeyer Stockholders of the increased participation (through ownership of NII Common Stock) in the potential future growth of FoxMeyer and any potential future growth of NII and its other subsidiaries.

     4. Present and historical market trading prices, volatility and trading information with respect to the FoxMeyer Common Stock and the NII Common Stock and current market conditions.

     5. The business, financial condition and prospects of FoxMeyer, NII and their respective subsidiaries, including the possible effect thereon of the UHC Contract.

     6. The terms and conditions of the Merger Agreement, including the amount and form of the consideration, the nature of the parties' representation, warranties, covenants and agreements and the conditions to the obligations of NII and Acquisition under the Merger Agreement. In that regard, the Special Committee considered the fact that NII has the right to terminate the Merger Agreement if the Average Stock Price is less than $14.40 per share. The Special Committee believed that, given market and trading price uncertainties and certain other factors, a minimum Merger Consideration of $14.40 per share would provide significant benefit to the Unaffiliated FoxMeyer Stockholders and that, given such benefit, the right of NII to terminate the Merger Agreement if the Average Stock Price would fall below $14.40 was reasonable.

     7. The ownership by NII of approximately 80.5% of the outstanding shares of FoxMeyer Common Stock and the unlikelihood of a third party sale, restructuring or liquidation of FoxMeyer in light of NII's past and present intention with respect to its ownership of FoxMeyer Common Stock. In this regard, the Special

Committee noted that, since the announcement of the Initial Offer, no third party had made an unsolicited offer to acquire the stock or assets of FoxMeyer. The Special Committee also considered the possibility that, in the absence of a binding merger agreement, NII could increase its ownership of FoxMeyer Common Stock in a transaction not approved by FoxMeyer in which all Unaffiliated FoxMeyer Stockholders would not participate.

     8. The benefits to the Unaffiliated FoxMeyer Stockholders of the likely increased liquidity and greater breadth of trading market provided by the conversion of the FoxMeyer Common Stock of the Unaffiliated FoxMeyer Stockholders into NII Common Stock.

     9. The participation of the Special Committee and its advisors acting on behalf of the Unaffiliated FoxMeyer Stockholders and the fact that the Merger was negotiated on an arm's-length basis by NII and the Special Committee and their respective advisors.

     10. The tax-free nature of the Merger.

     In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in reaching its determination.

     The Special Committee believes that the Merger is procedurally fair because: (i) the Special Committee was comprised of disinterested directors appointed to represent the interests of, and to negotiate on an arm's-length basis with NII on behalf of, the Unaffiliated FoxMeyer Stockholders; (ii) the Special Committee retained and was advised by independent legal counsel; and
(iii) the Special Committee retained Smith Barney as financial advisor to assist it in evaluating any proposal from NII regarding FoxMeyer from a financial point of view. In addition, the Special Committee believes that the Merger is procedurally fair because the Merger Consideration and the other terms and conditions of the Merger Agreement resulted from arm's-length bargaining between the Special Committee and representatives of NII.

     The Special Committee and the Board of Directors of FoxMeyer recognized that although no dissenters' appraisal rights would be available to the Unaffiliated FoxMeyer Stockholders under Delaware law in connection with the Merger because the Merger Consideration consists solely of securities listed on a national securities exchange (and cash in lieu of fractional shares), the Unaffiliated FoxMeyer Stockholders could continue to maintain an interest in FoxMeyer's business through their ownership of NII Common Stock.

     The members of the Special Committee (as well as the other directors of FoxMeyer) are indemnified by FoxMeyer under FoxMeyer's Certificate of Incorporation and By-Laws and the applicable provisions of Delaware law (and, pursuant to the Merger Agreement, by NII) with respect to their actions in connection with the Merger. See 'The Merger--Indemnification.' FoxMeyer has also agreed to pay each member of the Special Committee $35,000 as compensation for his services as a member of the Special Committee and has agreed to reimburse the members of the Special Committee for the expenses incurred by them in connection with the Merger. Such compensation is in addition to the compensation payable to all directors of FoxMeyer, including the directors comprising the Special Committee. See 'Election of FoxMeyer Directors--Compensation of FoxMeyer Directors' and 'Ownership of FoxMeyer Common Stock of Certain Beneficial Owners and FoxMeyer Management.'

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR


     Smith Barney was retained by the Special Committee to act as financial advisor to the Special Committee in connection with the Merger. In connection with such engagement, the Special Committee requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of shares of FoxMeyer Common Stock (other than NII and its affiliates) of the consideration to be received by such holders in the Merger. On June 30, 1994, Smith Barney delivered to the Special Committee a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of the FoxMeyer Common Stock (other than NII and its affiliates). Smith Barney has confirmed such opinion by delivery of a written opinion dated the date hereof. The assumptions made, matters considered and limitations on the review undertaken in the June 30, 1994 opinion are substantially the same as those contained in the opinion dated the date hereof and attached hereto as Annex B.



     In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of FoxMeyer and the Special Committee and certain senior officers and other representatives and advisors of NII concerning the business, operations and prospects of FoxMeyer and NII. Smith Barney examined certain publicly available business and financial information relating to FoxMeyer and NII as well as certain financial forecasts and other data for FoxMeyer and NII which were provided to Smith Barney by the respective managements of FoxMeyer and NII. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the FoxMeyer Common Stock and NII Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition of FoxMeyer and NII. Smith Barney considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered comparable to the Merger and analyzed certain financial and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered comparable to the operations of FoxMeyer and NII. Smith Barney also evaluated the pro forma financial impact of the Merger on NII. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed necessary to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Smith

Barney as of the date of its opinion.


     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with Smith Barney. With respect to financial forecasts and other information provided to or otherwise discussed with Smith Barney, Smith Barney assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of FoxMeyer and NII as to the expected future financial performance of FoxMeyer and NII. Smith Barney also assumed that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of FoxMeyer and NII. Smith Barney did not express any opinion as to what the value of the NII Common Stock actually will be when issued to FoxMeyer stockholders pursuant to the Merger or the price at which the NII Common Stock will trade subsequent to the Merger. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of FoxMeyer or NII nor did Smith Barney make any physical inspection of the properties or assets of FoxMeyer or NII. Smith Barney was not requested to, and did not, solicit third party indications of interest in acquiring all or a part of FoxMeyer. In addition, although Smith Barney evaluated the financial terms of the Merger, Smith Barney was not asked to and did not recommend the specific consideration to be paid by NII in the Merger. No other limitations were imposed by the Special Committee on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.


     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. FOXMEYER STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE SPECIAL COMMITTEE IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FOXMEYER STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE FOXMEYER ANNUAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In preparing its opinion to the Special Committee, Smith Barney performed a variety of financial and comparative analyses, including those described below.

The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to FoxMeyer and NII, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FoxMeyer and NII. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.


Comparable Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of selected medical distribution companies, including: Bergen Brunswig Corporation; Bindley Western Industries, Inc.; Cardinal Health, Inc.; and McKesson Corporation (collectively, the 'Comparable Companies'). Smith Barney compared market values of, among other things, multiples of projected calendar 1994 and 1995 net income of the Comparable Companies. The multiples of projected net income of the Comparable Companies were between 9.0x to 26.5x (with a mean of 15.6x and a median of 13.4x) and 7.9x to 23.3x (with a mean of 13.8x and a median of 12.0x), respectively. The multiples of projected calendar 1994 and 1995 net income of FoxMeyer were 14.7x and 10.2x, respectively. The Exchange Ratio, based on a closing sale price for NII Common Stock of $17.625, equated to multiples of FoxMeyer projected calendar 1994 and 1995 net income of 15.3x and 10.6x, respectively.



     Smith Barney also compared the adjusted market values (equity market value, plus debt and preferred stock, less cash) to, among other things, historical net revenues, gross profits and earnings before interest, taxes, depreciation and amortization ('EBITDA'). The multiples of net revenues, gross profits and EBITDA of the Comparable Companies were between the following ranges: (i) latest 12 months' net revenues: 0.1x to 0.4x (with a mean of 0.2x and a median of 0.2x);
(ii) latest 12 months' gross profits: 2.1x to 4.9x (with a mean of 3.7x and a median of 3.9x); and (iii) latest 12 months' EBITDA: 6.6x to 13.4x (with a mean of 10.2x and a median of 10.3x). The multiples of latest 12 months' net revenues, gross profits and EBITDA of FoxMeyer were 0.1x, 2.2x and 7.3x, respectively. The Exchange Ratio, based on a closing sale price for NII Common Stock of $17.625, equated to multiples of FoxMeyer net revenues, gross profits and EBITDA for the latest 12 months of 0.1x, 2.3x and 7.5x, respectively.



     Smith Barney also compared the profit margins, debt to capitalization ratios, historic revenue growth and projected earnings per share ('EPS') growth of the Comparable Companies with those of FoxMeyer. All projected net income estimates for the Comparable Companies were based on the consensus estimates of selected investment banking firms, and all projected net income estimates for FoxMeyer were based on projections of FoxMeyer management. All multiples were based on closing stock prices as of September 7, 1994.


     Selected Merger and Acquisition Transaction Analysis. Using publicly available information, Smith Barney analyzed the implied transaction multiples in the following selected mergers and acquisition transactions in the medical distribution industry: Owens & Minor, Inc./Stuart Medical, Inc.; Cardinal Distribution, Inc./Whitmire Distribution, Inc.; Baxter International, Inc./Stuart Medical, Inc. (subsequently terminated); Bergen Brunswig Corp./Durr-Fillauer Medical Inc.; FoxMeyer Corporation/Harris Wholesale Company (RABCO); and Bergen Brunswig Corporation/Owens & Minor, Inc. (Wholesale Drug) (collectively, the 'Selected Acquisitions'). Smith Barney compared transaction values as multiples of latest 12 months net revenues and earnings before interest and taxes ('EBIT') and compared these multiples to the multiples of FoxMeyer's performance implied by the Exchange Ratio as set forth above under 'Comparable Company Analysis.' The mean and median multiples of latest 12 months' revenues and EBIT of the Selected Acquisitions for which public information was available were as follows: (i) latest 12 months' revenues mean and median: 0.25x and 0.18x, respectively; and (ii) latest 12 months' EBIT mean and median: 12.9x and 12.0x, respectively.

     No company, transaction or business used in the comparable company and selected merger and acquisition transactions analyses as a comparison is identical to FoxMeyer, NII or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.


     Discounted Cash Flow Analysis: Smith Barney performed a discounted cash flow analysis of the projected free cash flow of FoxMeyer for the fiscal years ended March 31, 1995 through March 31, 1988, assuming, among other things, discount rates of 18.0%, 20.0% and 22.0%, and terminal multiples of EBITDA of 5.0x to 9.0x. Utilizing these assumptions, Smith Barney arrived at estimated ranges of equity values per share of FoxMeyer Common Stock of between approximately $9.63 to $23.52.



     Premium Analysis: Smith Barney analyzed the premiums paid in approximately 38 selected transactions from 1989 through 1994 involving the acquisition of publicly-held minority interests, based on stock prices one day prior to the announcement of such transaction and on the effective date of such transaction.

The mean and median premiums for such transactions, as of one day prior to the announcement date of such transaction, were 23.6% and 19.9%, respectively, with all stock transactions mean and median premiums of 24.4% and 14.0%, respectively. The mean and median premiums for such transactions, on the effective date, were 24.0% and 19.9%, respectively, with all stock transactions mean and median premiums of 25.8% and 19.4%, respectively.


     Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of NII for the fiscal years ended March 31, 1995 and 1996. Based upon the consensus EPS estimates of selected investment banking firms, the results of the pro forma merger analysis suggest that the Merger will be accretive to NII's EPS in fiscal years 1995 and 1996. The actual results achieved by the combined company may vary from projected results and the variations may be material.


     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) FoxMeyer and NII historical and projected financial results; (ii) the history of trading prices for FoxMeyer Common Stock and NII Common Stock and the relationship between movements of such common stock; (iii) the implied value of the consideration to be paid by NII in the Merger; (iv) the potential impact of the UHC contract on the projected EPS of FoxMeyer and NII for the fiscal years ended March 31, 1995 and 1996; (v) the market valuations of NII's subsidiaries (including FoxMeyer);
(vi) the amount of the liabilities less the value of the assets of NII (excluding FoxMeyer) relative to the value of the increased ownership in FoxMeyer obtained by FoxMeyer Unaffiliated Stockholders (through their ownership of NII Common Stock) by virtue of the Merger; (vii) the pro forma leverage of the combined company relative to FoxMeyer and NII on a stand-alone basis; and
(viii) the pro forma ownership of the combined company.

     Pursuant to the terms of Smith Barney's engagement, FoxMeyer has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee of $500,000. FoxMeyer also has agreed to reimburse Smith Barney for travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

     Smith Barney has advised the Special Committee that, in the ordinary course of business, it may actively trade the equity and debt securities of FoxMeyer and NII for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Smith Barney is a nationally recognized investment banking firm and was selected by the Special Committee based on Smith Barney's experience and expertise. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

NII'S REASONS FOR THE MERGER


     As indicated above, NII beneficially owns approximately 80.5% of the outstanding shares of FoxMeyer Common Stock, and, as hereinafter described, has a Management Agreement with FoxMeyer which is renewable on an annual basis by either party. NII's purpose in consummating the Merger is to obtain beneficial ownership of the shares of FoxMeyer Common Stock it does not already beneficially own. Upon consummation of the Merger, NII will be entitled to all benefits and will face all risks that result from ownership of all of the outstanding shares of FoxMeyer Common Stock.


     The Merger is intended to simplify the corporate structure under which NII and FoxMeyer operate. Structural simplification will eliminate certain expenses associated with FoxMeyer's status as a publicly held corporation, including expenses of preparing and distributing annual reports, proxy statements and other documents and information required by the Exchange Act, expenses related to maintaining a registrar and transfer agent for the shares of FoxMeyer Common Stock and certain legal, tax and accounting fees. NII estimates that all of such costs would aggregate approximately $600,000 in 1994 if FoxMeyer were to continue as a publicly held company. The Merger will also eliminate potential conflicts of interest that may arise as a result of NII's significant ownership interest in FoxMeyer and the fact that four of the eight current directors of FoxMeyer are also directors of NII. The Merger will also provide NII and FoxMeyer with a greater degree of flexibility in pursuing opportunities for the greatest benefit to present NII stockholders and the Unaffiliated FoxMeyer Stockholders who will become stockholders of NII in the Merger.

     NII reviewed alternative structures, including a tender offer and other transactions for the acquisition of the shares of FoxMeyer Common Stock that it did not already own. NII determined not to proceed with a tender offer, since there could be no assurance that the Unaffiliated FoxMeyer Stockholders would tender all of their shares of FoxMeyer Common Stock to NII.

     In the event the Merger is not consummated, NII may purchase additional shares of FoxMeyer Common Stock from time to time, subject to availability at prices deemed acceptable to NII, pursuant to a merger transaction, tender offers, open market or privately negotiated transactions or otherwise on terms and conditions more or less favorable to the Unaffiliated FoxMeyer Stockholders than the terms of the Merger. However, NII has made no determination as to any future transactions if the Merger is not consummated.

     As a result of the Merger, the surviving corporation will be a privately held company. For Unaffiliated FoxMeyer Stockholders, consummation of the Merger will result in a termination of their rights as FoxMeyer stockholders. The Unaffiliated FoxMeyer Stockholders will be able to participate in the future activities of FoxMeyer through their ownership of shares of NII Common Stock, but will not face the risk of a diminution of the value of FoxMeyer after the Merger, except to the extent diminution in the value of FoxMeyer results in diminution in the value of the shares of NII Common Stock received in the Merger.

     Unaffiliated FoxMeyer Stockholders will receive the Merger Shares in exchange for their shares of FoxMeyer Common Stock having a premium, based upon the valuation of shares of NII Common Stock in the Merger, over the $14.00 closing price of the shares of FoxMeyer Common Stock on June 30, 1994, the last full trading day prior to the joint public announcement of the Merger Agreement and, at the same time, through receipt of shares of NII Common Stock, and will have the opportunity to participate in any potential future growth of a company which has a more diversified line of businesses. The closing price of the shares of FoxMeyer Common Stock on September 8, 1994, the last full trading day for which information was available prior to the printing and mailing of this Joint Proxy Statement/Prospectus, was $15 3/8. See 'Comparative Market Price Information.'

RECOMMENDATION OF THE NII BOARD OF DIRECTORS

     At a meeting of the NII Board of Directors held on June 30, 1994, the members of the NII Board of Directors unanimously (i) determined that the Merger is advisable and in the best interests of NII and the NII stockholders, (ii) approved the Merger Agreement and authorized the execution, delivery and performance thereof, and (iii) resolved to recommend approval and adoption of the Merger Agreement by the NII stockholders. ACCORDINGLY, THE NII BOARD OF DIRECTORS RECOMMENDS THAT NII STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT.

CERTAIN CONSEQUENCES OF THE MERGER

     Upon consummation of the Merger, shares of FoxMeyer Common Stock will cease to be traded on the NYSE and application will be made to deregister such shares under the Exchange Act. FoxMeyer will cease to exist and the Surviving Corporation will change its name to FoxMeyer Corporation. After the Merger, as a result of deregistration under the Exchange Act, FoxMeyer will no longer be obligated to file periodic reports with the Commission. In addition, the termination of registration of the shares of FoxMeyer Common Stock under the Exchange Act would cause to be inapplicable certain other provisions of the Exchange Act, including requirements that FoxMeyer's officers, directors and 10% stockholders file certain reports concerning ownership of FoxMeyer's securities and provisions that any profit by such officers, directors and stockholders through purchases and sales of FoxMeyer's equity securities within any six-month period may be recaptured by FoxMeyer.


     As a result of the Merger, the stockholders of FoxMeyer will become stockholders of NII, and thereby will continue to have an interest in FoxMeyer through NII. After consummation of the Merger and (i) without giving effect to outstanding stock options of NII and FoxMeyer and (ii) assuming that the


Exchange Ratio is 0.90 shares of NII Common Stock, then the current NII stockholders, in the aggregate, would own approximately 72.0% of NII and the current Unaffiliated FoxMeyer Stockholders, in the aggregate, would own approximately 28.0% of NII. NII will apply to have the additional shares of NII Common Stock issued pursuant to the Merger listed on the NYSE.



     As noted elsewhere herein, Messrs. Butler and Estrin beneficially own (exclusive of their stock options) approximately 29.6% of the currently outstanding shares of NII Common Stock. See 'Ownership of NII Common Stock of Certain Beneficial Owners and NII Management.' Assuming no changes in the number or ownership of the outstanding shares of NII Common Stock, solely as a result of the Merger, and consummation of the Merger, and (i) without giving effect to outstanding stock options of NII and FoxMeyer and (ii) assuming that the Exchange Ratio is 0.90 shares of NII Common Stock, then Messrs. Butler and Estrin would own approximately 21.3% of the outstanding shares of NII Common Stock.

CONDUCT OF THE BUSINESS OF NII AND FOXMEYER AFTER THE MERGER

     Following consummation of the Merger, NII intends to conduct its business and the business of FoxMeyer substantially as they are currently being conducted. Pursuant to the Merger Agreement, (i) the members of the Board of Directors of FoxMeyer immediately prior to the consummation of the Merger shall be the initial directors of the Surviving Corporation following the consummation of the Merger and (ii) the executive officers of FoxMeyer immediately prior to the consummation of the Merger shall be the initial officers of the Surviving Corporation. NII's management will not be affected by the Merger.

CONDUCT OF THE BUSINESS OF NII AND FOXMEYER IF THE MERGER IS NOT CONSUMMATED

     If the Merger is not consummated, it is expected that the business and operations of NII and FoxMeyer will each continue to be conducted substantially as they are currently being conducted and that FoxMeyer will continue to be controlled by NII. In addition, in such event, NII may purchase additional shares of FoxMeyer

Common Stock from time to time, subject to availability at prices deemed acceptable to NII, pursuant to a merger transaction, tender offers, open market or privately negotiated transactions or otherwise on terms more or less favorable to the Unaffiliated FoxMeyer Stockholders than the terms of the Merger. However, NII has made no determination as to any future transactions if the Merger is not consummated.

CONFLICTS OF INTEREST

     Certain members of the Board of Directors of FoxMeyer have interests that may present them with actual or potential conflicts of interest.

     Each of Abbey J. Butler, Melvyn J. Estrin, Sheldon W. Fantle and Paul M. Finfer (the 'Interlocking Directors') are members of the Board of Directors of both FoxMeyer and NII, and Messrs. Butler, Estrin, Fantle and Harvey A. Fain

(also a director of FoxMeyer) are also directors of Ben Franklin. In addition, Messrs. Butler and Estrin are Co-Chief Executive Officers of both NII and FoxMeyer. The Interlocking Directors agreed not to vote as directors of FoxMeyer in favor of the Initial Offer, as amended, unless recommended by the FoxMeyer Special Committee because such persons may be deemed to have conflicts of interest by virtue of being a director or executive officer of both NII and FoxMeyer.

CERTAIN FINANCIAL PROJECTIONS


     Neither NII nor FoxMeyer makes public projections as to future revenues or earnings. However, certain projections of NII's future operating performance (the 'NII Projections') and of FoxMeyer's future operating performance (the 'FoxMeyer Projections' and, together with the NII Projections, the 'Projections') prepared by senior management were furnished to the FoxMeyer Special Committee in connection with their review of the Initial Offer and, therefore, are included in this Joint Proxy Statement/Prospectus. The Projections were prepared in March 1994 in the ordinary course of business and were NOT prepared in contemplation of the proposed Merger. In addition, the Projections were prepared without consideration of any particular contract, including the UHC Contract. Summaries of such Projections are set forth below. The Projections have NOT been revised to reflect the actual terms of the Merger Agreement. NII does not undertake to update the Projections. Indeed, the Projections were prepared on the basis that the Merger does not occur.


     THE FOLLOWING SUMMARY PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS AND FORECASTS OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ('GAAP'). THE INDEPENDENT AUDITORS FOR NII AND FOXMEYER HAVE NOT PERFORMED ANY PROCEDURES WITH RESPECT TO THESE PROJECTIONS.


     PROJECTIONS NECESSARILY INVOLVE ESTIMATES AS TO THE FUTURE (WHICH MAY OR MAY NOT PROVE TO BE ACCURATE), INCLUDING ASSUMPTIONS AS TO INDUSTRY PERFORMANCES, GENERAL BUSINESS AND ECONOMIC CONDITIONS, TAXES AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF NII AND FOXMEYER, AS WELL AS FUTURE COURSES OF ACTION. THE PROJECTIONS HAVE NOT BEEN UPDATED TO REFLECT DEVELOPMENTS OCCURING AFTER THE PREPARATION OF THE PROJECTIONS. ACCORDINGLY, THESE PROJECTIONS ARE NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF NII AND FOXMEYER, WHICH MAY BE SIGNIFICANTLY LESS FAVORABLE OR MORE FAVORABLE THAN THESE PROJECTIONS; SUCH PROJECTIONS SHOULD NOT BE REGARDED AS REPRESENTATIONS BY NII OR FOXMEYER THAT SUCH PROJECTED RESULTS WILL BE ACHIEVED. INDEED, SINCE THE PREPARATION OF THE PROJECTIONS, RECENT FORECASTS SHOW THAT FOXMEYER'S NET SALES TO ITS PRESENT CUSTOMER BASE FOR THE FISCAL YEAR ENDING MARCH 31, 1995 ('FISCAL 1995') COULD BE APPROXIMATELY $550 MILLION LESS THAN PREVIOUSLY PROJECTED. FOXMEYER IS TAKING STEPS TO OFFSET THE EFFECTS, IF ANY, OF LOWER FORECASTED SALES BY INTENSIFYING ITS EFFORTS TO ATTRACT NEW BUSINESS FROM EXISTING AND NEW CUSTOMERS. EFFORTS BY FOXMEYER'S MANAGEMENT TO REDUCE OPERATING COSTS, THROUGH IMPROVEMENTS IN OPERATING EFFICIENCY, ASSET PERFORMANCE AND CUSTOMER SERVICE, ARE ALSO EXPECTED TO MITIGATE THE IMPACT OF ANY REDUCED SALES ON FISCAL 1995

EARNINGS. THE DEGREE TO WHICH FOXMEYER IS SUCCESSFUL IN THESE EFFORTS WILL AFFECT THE REALIZATION OF THE FISCAL 1995 EARNINGS PROJECTIONS BY FOXMEYER AND

NII. FURTHER, NII AND FOXMEYER MAY ACQUIRE OTHER OPERATIONS AND/OR DISPOSE OF, OR CHANGE THE MANNER IN WHICH THEY CONDUCT, THEIR EXISTING OPERATIONS. ANY OF SUCH CHANGES COULD MAKE THESE PROJECTIONS MATERIALLY INACCURATE.

         NII SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS PROJECTIONS

                                               YEAR ENDED MARCH 31,
                                     ----------------------------------------
                                         1995          1996          1997
                                     ------------  ------------  ------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                   (UNAUDITED)
Net sales..........................  $ 6,165,560   $ 6,854,258   $ 7,659,107
Operating costs....................            0             0             0
  Cost of goods sold...............    5,800,612     6,449,366     7,214,114
  Selling, general and
     administrative expenses.......      271,216       279,412       294,911
  Depreciation and amortization....       26,328        38,998        42,963
                                     ------------  ------------  ------------
                                          67,404        86,482       107,119
Other expense......................        2,056         2,987         2,808
                                     ------------  ------------  ------------
Operating income from continuing
  operations.......................       65,348        83,495       104,311
Financing costs, net...............       21,584        14,655        10,399
Income before income tax benefit,
  National Steel Corporation and
  minority interest................       43,764        68,840        93,912
Income tax provision...............        4,032         6,263         8,499
                                     ------------  ------------  ------------
Income before National Steel
  Corporation and minority
  interest.........................       39,732        62,577        85,413
National Steel Corporation.........        5,361         5,261         5,150
                                     ------------  ------------  ------------
Income before minority interest....       45,093        67,838        90,563
Minority interest in results of
  operations of consolidated
  subsidiaries.....................        6,755         9,685        12,818
                                     ------------  ------------  ------------
Net Income.........................       38,338        58,153        77,745
Preferred stock dividends..........       18,803        20,164        23,386
                                     ------------  ------------  ------------
Earnings applicable to common
  stockholders.....................  $    19,535   $    37,989   $    54,359

                                     ------------  ------------  ------------
                                     ------------  ------------  ------------
Primary earnings per share of

  common stock.....................  $      1.52   $      2.95   $      4.22
                                     ------------  ------------  ------------
                                     ------------  ------------  ------------
Average number of shares of common
  stock outstanding................       12,870        12,870        12,870
                                     ------------  ------------  ------------
                                     ------------  ------------  ------------

       FOXMEYER SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS PROJECTIONS

                                               YEAR ENDED MARCH 31,
                                     ----------------------------------------
                                         1995          1996          1997
                                     ------------  ------------  ------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                   (UNAUDITED)
Net sales..........................  $ 5,814,560   $ 6,466,010   $ 7,230,637
Costs and expenses
  Cost of goods sold...............    5,519,211     6,146,150     6,886,910
  Selling, general and
     administrative expenses.......      200,306       194,928       198,486
  Depreciation and amortization....       23,448        35,568        38,433
                                     ------------  ------------  ------------
                                       5,742,965     6,376,646     7,123,829
                                     ------------  ------------  ------------
                                          71,595        89,364       106,808
Other expense......................        2,219         2,987         2,808
                                     ------------  ------------  ------------
Earnings before interest and
  taxes............................       69,376        86,377       104,000
Financing costs
  Intercompany interest income.....        2,614         2,614         2,614
  Net interest expense.............       16,542         9,388         4,959
                                     ------------  ------------  ------------
Income before income tax
  provision........................       55,448        79,603       101,655
Income tax provision...............       23,565        33,831        43,203
                                     ------------  ------------  ------------
Net income.........................  $    31,883   $    45,772   $    58,452
                                     ------------  ------------  ------------
                                     ------------  ------------  ------------
Primary earnings per share of
  common stock.....................  $      1.13   $      1.62   $      2.07
                                     ------------  ------------  ------------

                                     ------------  ------------  ------------
Average number of shares of common
  stock outstanding................       28,200        28,200        28,200
                                     ------------  ------------  ------------

                                     ------------  ------------  ------------

     THE INFORMATION PRESENTED ABOVE SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NII AND FOXMEYER AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NII AND FOXMEYER CONTAINED IN THE NII ANNUAL REPORT AND FOXMEYER ANNUAL REPORT AND INCORPORATED BY REFERENCE ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for as a 'purchase' under generally accepted accounting principles.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is a condition to the consummation of the Merger that FoxMeyer shall have received an opinion from Weil, Gotshal & Manges, counsel to NII, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and accordingly, (i) no gain or loss will be recognized by holders of shares of FoxMeyer Common Stock upon the exchange of shares of FoxMeyer Common Stock solely for shares of NII Common Stock by reason of the Merger (except with respect to cash, if any, received in lieu of fractional shares), (ii) the tax basis of the shares of NII Common Stock received by holders of shares of FoxMeyer Common Stock in the Merger will be the same as the tax basis of the shares of FoxMeyer Common Stock surrendered in exchange therefor, and (iii) a holder's holding period in such shares of NII Common Stock will include its holding period in such shares of FoxMeyer Common Stock provided the shares of FoxMeyer Common Stock were held as a capital asset on the date of the Merger.

     Cash received by a holder of shares of FoxMeyer Common Stock in lieu of fractional shares of NII Common Stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the basis of the shares of FoxMeyer Common Stock surrendered in exchange therefor. Such gain or loss will be capital gain or loss, provided that such shares of FoxMeyer Common Stock were held as capital assets at the time of the Merger and will be long-term capital gain or loss if such shares of FoxMeyer Common Stock have been held for more than one year.

     Based upon the advice of their counsel, NII and FoxMeyer believe that no gain or loss will be recognized by NII, FoxMeyer or Acquisition as a result of the Merger.

     ALTHOUGH THE FOREGOING DISCUSSION DESCRIBES ALL MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS OF THE MERGER OR THE TAX CONSEQUENCES TO A PARTICULAR HOLDER SUBJECT TO SPECIAL TREATMENT, SUCH AS

FOREIGN PERSONS, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.


REGULATORY APPROVALS

     There are no federal regulatory requirements the compliance with which is required in order to consummate the Merger, other than those required pursuant to federal and state securities laws.

LITIGATION RELATING TO THE MERGER

     On March 1, 1994, NII and FoxMeyer announced the terms of the Initial Offer and the formation of the Special Committee. Shortly after such announcement, the Class Action Lawsuits were filed by the Class Action Plaintiffs against, among others, NII, FoxMeyer and the Individual Defendants alleging, among other things, that the defendants breached their fiduciary duties owed to holders of shares of FoxMeyer Common Stock.

     The Class Action Lawsuits sought to enjoin the transaction contemplated by the Initial Offer or, if consummated, to rescind the transaction, and requested an award for money damages, attorneys' fees and costs. The Class Action Lawsuits include eight lawsuits filed in the Delaware Chancery Court in and for New Castle County and one lawsuit filed in the Delaware Chancery Court in and for Kent County. In connection with the Merger, an agreement in principle concerning the Merger and settlement of the Class Action Lawsuits between the Class Action Plaintiffs and the defendants was reached and the Memorandum of Understanding was executed. The Memorandum of Understanding provides that, subject to reasonable and confirmatory discovery, the Class Action Plaintiffs will enter into a settlement of the Class Action Lawsuits, which settlement will be subject, among other conditions, to consummation of the Merger and the entry of a judgment dismissing the Class Action Lawsuits. The proposed settlement will provide for a complete discharge, settlement and release of, and an injunction barring, all claims, rights, causes of action, suits, matters and issues, whether known or unknown, that have been, could have been, or in the future might be asserted in the Class Action Lawsuits or in any proceeding by or on behalf of the Class Action Plaintiffs. The defendants deny that any of them have committed or have threatened to commit any violations of law or breaches of duty to the Class Action Plaintiffs and, as the Memorandum of Understanding states, are entering into such Memorandum of Understanding, among other reasons, to eliminate the burden and expense of further litigation. In connection with such settlement, the corporate defendants would pay the Class Action Plaintiffs' counsel fees and expenses in an amount not to exceed $410,000, as may be awarded by the court to such counsel. It is expected that stockholders of FoxMeyer separately will be provided a notice containing further information regarding the proposed settlement and related proceedings, including a settlement hearing to be scheduled by the court.

FEDERAL SECURITIES LAW CONSEQUENCES


     All shares of NII Common Stock issued in connection with the Merger will be freely transferable, except that any shares of NII Common Stock received by persons who are deemed to be 'affiliates' (as such term is defined under the Securities Act) of FoxMeyer prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 if such persons are or become affiliates of NII)

or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of FoxMeyer or NII generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

APPRAISAL RIGHTS
     Holders of shares of NII Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL") DGCL in connection with the Merger because NII is not a constituent corporation to the Merger.

     Holders of shares of FoxMeyer Common Stock are not entitled to appraisal rights under the DGCL in connection with the Merger because shares of NII Common Stock are listed for trading on the NYSE and such holders will only be entitled to receive shares of NII Common Stock, which will, at the Effective Date, be approved for listing on the NYSE, subject to official notice of issuance (and cash in lieu of fractional interests) in the Merger.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

TERMS OF THE MERGER

     The Merger Agreement provides that, following the approval of the adoption of the Merger Agreement by the stockholders of FoxMeyer and the satisfaction or waiver of the other conditions to the Merger, FoxMeyer will be merged with and into Acquisition, which shall be the Surviving Corporation. As a result of the Merger, FoxMeyer will cease to exist and Acquisition will change its name to FoxMeyer Corporation. At the election of NII, any direct wholly owned subsidiary of NII may be substituted for Acquisition as a constituent corporation in the Merger, provided that such substituted constituent corporation is reasonably acceptable to the FoxMeyer Special Committee.

EFFECTIVE DATE

     The Merger Agreement provides that, subject to the requisite approval of the stockholders of FoxMeyer, NII and Acquisition and to the satisfaction or waiver of certain other conditions, the Merger will be consummated by and will become effective on the date of the filing of a certificate of merger (the 'Effective Date'). The Merger Agreement may be terminated by either FoxMeyer or NII if, among other reasons, the Merger has not been consummated on or before

December 31, 1994. See '--Conditions to the Merger.'

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL AMOUNTS

     At the Effective Date, pursuant to the Merger Agreement:

     (a) Each share of FoxMeyer Common Stock outstanding immediately prior to the Effective Date (other than shares of FoxMeyer Common Stock held by NII or FoxMeyer) will be converted into the right to receive 0.90 shares of NII Common Stock subject to upward adjustment. If the product of (x) the average per share closing price on the NYSE of shares of NII Common Stock during the period of twenty consecutive trading days commencing twenty-one trading days prior to the NII Annual Meeting and ending on the second trading day prior to the NII Annual Meeting and (y) 0.90 is less than $14.40, the Exchange Ratio shall be increased so that the product of (x) the Average Stock Price and (y) the Exchange Ratio, equals $14.40. The shares of NII Common Stock to be received upon the Merger (the 'Merger Shares') shall be treasury shares of NII Common Stock. The Merger Agreement may be terminated by NII at any time prior to the stockholders' meeting of FoxMeyer if the Average Stock Price is less than $14.40.

     (b) Each share of FoxMeyer Common Stock issued and outstanding immediately prior to the Effective Date that is (i) owned by NII or FoxMeyer or (ii) held in the treasury of FoxMeyer, shall be cancelled and retired and cease to exist, without any conversion thereof, and no payment shall be made with respect thereto; and

     (c) Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Date shall remain unchanged and shall be the common stock of the Surviving Corporation.

     Based on the number of shares of FoxMeyer Common Stock (other than shares of FoxMeyer Common Stock held by NII or FoxMeyer) outstanding on the FoxMeyer Record Date, assuming the exercise of all outstanding FoxMeyer stock options (whether or not currently exercisable), and based on the Exchange Ratio of 0.90, a maximum of 6,244,200 shares of NII Common Stock will be issued in connection with the Merger.

     No fractional shares of NII Common Stock will be issued in connection with the Merger. The Exchange Agent shall, on behalf of all holders of fractional shares, aggregate all such fractional interests and, at NII's option, such fractional shares shall be purchased by NII or sold in the open market by the Exchange Agent, in either case at the then prevailing price on the NYSE. Such sale or sales, at NII's option, will either be to NII or will be effected by the Exchange Agent for the account of such FoxMeyer stockholders in the open market through one or more member firms of the NYSE designated by NII, in either case at the then prevailing price on the NYSE. Net cash proceeds from such sale or sales will be remitted without interest to such holders by the Exchange Agent in accordance with their proportionate interest in the net proceeds of the aggregate fractional shares of NII Common Stock. NII will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including expenses and compensation of the Exchange Agent, incurred in connection with such sale of the fractional shares.


     Promptly after the Effective Date, transmittal forms will be mailed to each holder of record of shares of FoxMeyer Common Stock to be used in forwarding such holder's certificates evidencing such shares for surrender and exchange for the Merger Shares to which such holder has become entitled. After receipt of such transmittal form, each holder of certificates formerly representing shares of FoxMeyer Common Stock should surrender such certificates to the Exchange Agent together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and each such holder will be entitled to receive in exchange therefor certificates of NII Common Stock evidencing the whole number of shares of NII Common Stock (rounded down to the nearest whole number) to which such holder is entitled and any cash which may be payable in lieu of a fractional share of NII Common Stock. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

     FOXMEYER STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL FORM AND INSTRUCTIONS.

     AFTER THE EFFECTIVE DATE, EACH CERTIFICATE EVIDENCING SHARES OF FOXMEYER COMMON STOCK (OTHER THAN SHARES OF FOXMEYER COMMON STOCK HELD OF RECORD IN THE NAME OF NII), UNTIL SO SURRENDERED AND EXCHANGED, WILL BE DEEMED, FOR ALL PURPOSES, TO EVIDENCE ONLY THE RIGHT TO RECEIVE THE NUMBER OF SHARES OF NII COMMON STOCK WHICH THE HOLDER OF SUCH CERTIFICATE IS ENTITLED TO RECEIVE PURSUANT TO THE TERMS OF THE MERGER AGREEMENT AND THE RIGHT TO RECEIVE ANY CASH PAYMENT IN LIEU OF A FRACTIONAL SHARE OF NII COMMON STOCK.

TREATMENT OF STOCK OPTIONS

     At the Effective Date, FoxMeyer's obligations with respect to each outstanding option to purchase shares of FoxMeyer Common Stock granted pursuant to FoxMeyer's Stock Option and Performance Award Plan (the 'Options') will be assumed by NII. The Options assumed by NII will continue to have, and be subject to, the same terms and conditions set forth in the stock option plans and agreements, including vesting, pursuant to which such stock options were issued as in effect immediately prior to the Effective Date, except that (a) the number of shares for which such stock option shall be exercisable shall equal the product of the Exchange Ratio and the number of shares of FoxMeyer Common Stock subject to such stock option immediately prior to the Effective Date (rounded down to the nearest whole number) and (b) the per share exercise price for the shares of NII Common Stock issuable upon the exercise of such assumed stock option shall be equal to the aggregate exercise price for the shares of FoxMeyer Common Stock subject to the stock option, divided by the number of shares of NII Common Stock deemed to be purchasable pursuant to the Option. After the Effective Date, Options will not be exercisable for any shares of FoxMeyer Common Stock.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, (a) each of NII's, Acquisition's and FoxMeyer's organization and similar corporate matters; (b) each of NII's,

Acquisition's and FoxMeyer's capital structure; (c) consents of third parties required to avoid violation of agreements; (d) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to NII, Acquisition and FoxMeyer and related matters; (e) documents filed by NII and FoxMeyer with the Commission and the accuracy of information contained therein; (f) the accuracy of information supplied by each of NII and FoxMeyer in connection with the Registration Statement and this Joint Proxy Statement/Prospectus; (g) absence of material changes since March 31, 1994 with respect to the business of NII and FoxMeyer; (h) receipt of an opinion from the financial advisor to the Special Committee as to the fairness of the Exchange Ratio from a financial point of view to the holders of the FoxMeyer Common Stock (other than NII and its affiliates); (i) NII's intention to cause Acquisition, after the Merger, to continue the historic business of FoxMeyer; and (j) the absence of undisclosed material litigation.

CERTAIN COVENANTS

     The Merger Agreement contains various customary covenants, including covenants of each of NII and FoxMeyer that, during the period from the date of the Merger Agreement until the Effective Date, except (A) as permitted by or contemplated in the Merger Agreement, and (B) as otherwise consented to in writing by the other parties, it (and each of its subsidiaries), among other things: (a) will not declare or pay any dividends on or make other distributions in respect of any of its common stock, except for FoxMeyer's regular quarterly dividends, and will not effect certain other changes in its capitalization and
(b) will not issue capital stock, rights, warrants, options or convertible or similar securities, subject to certain exceptions.

     NII has agreed (i) promptly to prepare and file a Registration Statement with respect to the shares of NII Common Stock to be issued in the Merger and to use all reasonable efforts to have the Registration Statement declared effective, (ii) to take all steps necessary to hold a meeting of its stockholders for the purpose of approving and adopting the Merger Agreement,
(iii) to vote, or cause to be voted, all shares of FoxMeyer Common Stock beneficially owned by NII in favor of the Merger Agreement and to cause all shares of NII Common Stock beneficially owned by Abbey J. Butler and Melvin J. Estrin to be voted in favor of the Merger Agreement, (iv) to use its best efforts to consummate the Merger and the transactions contemplated by the Merger Agreement, (v) if required, to use its best efforts to effect authorization for listing on the NYSE of the shares of NII Common Stock to be issued in the Merger, and (vi) to use its best efforts to obtain consents of all third parties and governmental authorities necessary to consummate the transactions contemplated by the Merger Agreement.

     FoxMeyer has agreed (i) to take all steps necessary to hold a meeting of its shareholders for the purpose of approving and adopting the Merger Agreement,
(ii) to recommend to its stockholders the adoption and approval of the Merger Agreement so long as no third party offer has been received which would give rise to the right to terminate the Merger Agreement, and (iii) to use its best efforts to obtain consents and to consummate the Merger and the transactions contemplated in the Merger Agreement.


INDEMNIFICATION

     From and after the Effective Date, Acquisition shall maintain, and NII agrees to cause Acquisition to maintain, for a period of at least six years from the Effective Date, (i) director and officer liability insurance providing at least the same amounts and coverage with respect to FoxMeyer's officers and directors as the current policies maintained by or on behalf of FoxMeyer, and containing terms and conditions which are no less advantageous with respect to matters existing or occurring on or prior to the Effective Date, and in the event any claim is made against present directors or officers of FoxMeyer that is covered, in whole or in part, or potentially so covered by insurance, Acquisition and NII shall do nothing that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition of that claim; provided, however, that if the cost of maintaining such insurance exceeds the current cost related to providing such insurance, then Acquisition shall maintain, and NII agrees to cause Acquisition to maintain, such director and officer liability insurance with the maximum amount of coverage obtainable at twice such current cost, and (ii) all rights to indemnification now existing in favor of the present directors or officers of FoxMeyer and its respective subsidiaries as provided in their respective certificates or articles of incorporation or by-laws or otherwise in effect on the date hereof (other than pursuant to the Merger Agreement) shall survive the Merger for a period of six years; provided, however, that all such rights to indemnification with respect to any claim asserted, made or originated within such six-year period shall survive until the final disposition of such claim, and that during such period, the certificate of incorporation and by-laws of Acquisition shall not be amended to reduce or limit the rights of indemnity of the present directors or officers of FoxMeyer, or the ability of Acquisition to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify.

     From and after the Effective Date, NII shall indemnify, defend and hold harmless each person who is now an officer or director of FoxMeyer against all losses, claims, damages, costs, expenses or liabilities, or in connection with any claim, action, suit, proceeding or investigation, arising out of the fact that such person is an officer or director of FoxMeyer (or out of any action taken by any such person on behalf of FoxMeyer), pertaining to any matter existing or occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated in the Merger Agreement), whether asserted or claimed prior to, or on or after, the Effective Date. In each case such indemnification shall be to the full extent a corporation is permitted under applicable law to indemnify its own directors and officers, as the case may be (and NII will pay expenses in advance of the final disposition of any such action or proceeding to each such director or officer of FoxMeyer seeking indemnification hereunder to the full extent permitted by law).

APPROVAL OF THE MERGER AGREEMENT

     The Merger Agreement further provides that NII and FoxMeyer will take all action necessary to convene meetings of their respective stockholders to consider and vote upon the approval of the Merger Agreement and the Merger. The FoxMeyer Special Committee has unanimously recommended to the FoxMeyer Board of Directors that the Merger is fair to and in the best interests of the Unaffiliated FoxMeyer Stockholders. Based upon the recommendation of the FoxMeyer Special Committee, the Board of Directors of FoxMeyer has determined that the Merger is advisable and in the best interests of the stockholders of FoxMeyer and shall recommend such approval so long as no third party offer has been received which would give rise to the right to terminate the Merger Agreement. Consummation of the Merger will require the affirmative vote of at least a majority of all outstanding shares of FoxMeyer Common Stock entitled to vote at a meeting of stockholders of FoxMeyer and a majority of the shares voted at the NII Annual Meeting. Pursuant to the Merger Agreement, NII will vote all of the shares then owned by NII in favor of adoption of the Merger Agreement. Accordingly, approval of the adoption of the Merger Agreement at the FoxMeyer Annual Meeting is assured since NII is the beneficial owner of 80.5% of the outstanding shares of FoxMeyer Common Stock.

CONDITIONS TO THE MERGER

     The respective obligations of NII and Acquisition on the one hand, and FoxMeyer on the other, to consummate the Merger are subject to the satisfaction of certain conditions, including the conditions that: (i) the Merger Agreement and the Merger shall have been approved by the holders of a majority of the outstanding shares of FoxMeyer Common Stock and a majority of the shares of NII Common Stock voting on the Merger Agreement and the Merger in accordance with applicable laws; (ii) there shall be in effect no writ, order, decree or preliminary or permanent injunction or other order of a court of competent jurisdiction prohibiting or restricting the consummation of the Merger; (iii) the Registration Statement shall have been declared effective, shall be effective at the Effective Date and shall not be the subject of a stop order or proceeding seeking a stop order; (iv) NII shall have delivered an opinion of its counsel, Weil, Gotshal & Manges, acceptable to counsel to the Special Committee to the effect that (A) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (B) no gain or loss will be recognized by holders of shares of FoxMeyer Common Stock upon the exchange of shares of FoxMeyer Common Stock solely for shares of NII Common Stock by reason of the Merger (except with respect to cash, if any, received in lieu of fractional shares), (C) the tax basis of the shares of NII Common Stock received by holders of shares of FoxMeyer Common Stock in the Merger will be the same as the tax basis of the shares of FoxMeyer Common Stock surrendered in exchange therefor, and (D) a holder's holding period in such shares of NII Common Stock will include its holding period in such shares of FoxMeyer Common Stock, provided the shares of FoxMeyer Common Stock were held as a capital asset at the Effective Date; (v) certain consents shall have been obtained; (vi) all necessary blue sky authorizations shall have been obtained; and (vii) the opinion of the financial advisor to the Special Committee shall not have been modified, withdrawn or revoked as of the time of mailing of the Joint Proxy Statement/Prospectus.

     The obligations of FoxMeyer to effect the Merger are further subject to the following conditions, among others: (a) since March 31, 1994, there shall not have been any material adverse changes (other than a change solely with respect to FoxMeyer) in the business of NII and (b) the accuracy in all material respects of the representations and warranties of NII and Acquisition.


     The obligations of NII and Acquisition to effect the Merger are further subject to the following conditions, among others: (a) since March 31, 1994, there shall not have been any material adverse changes in the business of FoxMeyer and (b) the accuracy in all material respects of the representations and warranties of FoxMeyer.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective
Date: (i) by mutual consent of the Boards of Directors of NII and FoxMeyer; (ii) by either NII or FoxMeyer if, without fault of such terminating party, the

Merger shall not have been consummated on or before December 31, 1994, which date may be extended by the mutual consent of the Boards of Directors of NII and FoxMeyer; (iii) by NII or FoxMeyer, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; (iv) by either FoxMeyer or NII, if the stockholders of FoxMeyer or NII fail to duly adopt and approve the Merger Agreement by the affirmative vote of at least a majority of the then outstanding shares of FoxMeyer Common Stock and a majority of the shares of NII Common Stock voting on the Merger Agreement and the Merger; (v) by NII prior to the stockholders' meeting of FoxMeyer if the Average Stock Price is less than $14.40; or (vi) by FoxMeyer, if prior to the consummation of the transactions contemplated in the Merger Agreement, FoxMeyer receives a bona fide third-party offer, which is not subject to any financing condition, to acquire the shares of FoxMeyer Common Stock that involves the payment or issuance to all holders of the shares of FoxMeyer Common Stock of consideration per share of the FoxMeyer Common Stock with a value in excess of the consideration per share of FoxMeyer Common Stock to be received by the Unaffiliated FoxMeyer Stockholders in the Merger, which offer the FoxMeyer Special Committee has determined is more favorable to the Unaffiliated FoxMeyer Stockholders.

AMENDMENT AND MODIFICATION

     Subject to applicable law, the Merger Agreement may be amended, modified or supplemented only by written agreement of NII, Acquisition and FoxMeyer at any time prior to the Effective Date with respect to any of the terms contained therein; provided, that after the Merger Agreement is adopted by FoxMeyer's stockholders, no such amendment or modification may reduce the amount or change the form of the consideration to be delivered to the stockholders of FoxMeyer.

FEES AND EXPENSES

     The Merger Agreement provides that each party thereto shall pay all costs and expenses incurred by it in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

           NII SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

     The selected historical consolidated financial information of NII set forth below has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto and other financial information contained in NII's Annual Report and NII's Quarterly Report, as applicable.

                                                 THREE MONTHS ENDED

                                                      JUNE 30,                        YEARS ENDED MARCH 31,
                                                 -------------------   ----------------------------------------------------
                                                   1994       1993       1994       1993       1992       1991       1990
                                                 --------   --------   --------   --------   --------   --------   --------
                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
    Net sales..................................  $1,256.9   $1,286.7   $5,409.4   $4,851.6   $3,411.3   $3,207.5   $2,736.1
    Income (loss) from continuing operations
      before extraordinary items and cumulative
      effect of change in accounting
      principal................................       5.2        5.3       29.5         .6       10.6      (59.0)       8.8
    Discontinued operations....................        --         --         --         --       25.6     (220.0)      33.9
    Income (loss) before extraordinary items
      and cumulative effect of exchange in
      accounting principal.....................       5.2        5.3       29.5         .6       36.2     (279.0)      42.7
    Extraordinary items........................        --         --         --         --       (5.8)        --       13.0
    Cumulative effect of change in accounting
      principle................................        --         --         --         --         --      (15.6)        --
                                                 --------   --------   --------   --------   --------   --------   --------
    Net income (loss)..........................  $    5.2   $    5.3   $   29.5   $     .6   $   30.4   $ (294.6)  $   55.7
                                                 --------   --------   --------   --------   --------   --------   --------
                                                 --------   --------   --------   --------   --------   --------   --------
COMMON STOCK DATA:
    Earnings (loss) per share:
         Continuing operations.................  $    .04   $    .20   $   1.10   $   (.24)  $    .24   $  (2.97)  $    .15
         Discontinued operations...............        --         --         --         --       1.19     (10.11)      1.56
         Extraordinary items...................        --         --         --         --       (.27)        --        .60
         Cumulative effect of change in
           accounting principle................        --         --         --         --         --       (.71)        --
                                                 --------   --------   --------   --------   --------   --------   --------
         Earnings (loss).......................  $    .04   $    .20   $   1.10   $   (.24)  $   1.16   $ (13.79)  $   2.31
                                                 --------   --------   --------   --------   --------   --------   --------
                                                 --------   --------   --------   --------   --------   --------   --------
    Cash dividends per share...................        --         --         --         --         --         --         --
    Average number of shares of common stock
      outstanding (in thousands)...............    12,997     19,697     16,931     19,967     21,444     21,763     21,754
BALANCE SHEET DATA:
    Working capital............................  $  351.7   $  417.2   $  375.0   $  373.2   $  307.8   $  321.5   $  239.5
    Total assets...............................   1,561.7    1,652.3    1,525.5    1,562.1    1,137.4    1,065.2    1,576.5

    Capital expenditures.......................       6.5        6.3       56.3       20.1       20.2        8.5        7.3
    Long-term debt.............................     293.8      306.0      310.9      256.6       29.6      208.4      180.0
    Redeemable preferred stock.................     168.4       50.6      164.8       50.6       55.0       55.0       55.0
    Stockholders' equity.......................     225.1      364.2      224.8      360.1      377.6      416.1      694.5
KEY FINANCIAL RATIOS:
    Current ratio..............................    1.51:1     1.56:1     1.59:1     1.52:1     1.71:1     1.97:1     1.59:1
    Long-term debt as a percent of total
      capitalization (2).......................      42.7%      42.5%      44.4%      38.5%       6.4%      30.7%      19.4%
    Return on average common stockholders'
      equity(1)................................       9.2%       6.0%      10.1%       0.2%       7.7%     (53.1)%      8.2%
    Return on net sales........................       0.4%       0.4%       0.5%       0.0%       0.9%      (9.2)%      2.0%

- ------------------

(1) Annualized for quarterly amounts.

(2) Securities and Exchange Commission regulations require that capitalization ratios also be shown with redeemable preferred stock included in debt. On this basis, long-term debt as a percent of total capitalization would be 67.2% and 49.5% for the quarterly period ended June 30, 1994 and 1993, respectively, and 67.9%, 46.0%, 18.3%, 38.8% and 25.3%, respectively, for each of the five years ended March 31, 1994.

        FOXMEYER SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

     The selected historical consolidated financial information of FoxMeyer set forth below has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto and other financial information contained in FoxMeyer's Annual Report and FoxMeyer's Quarterly Report, as applicable.

                                                 THREE MONTHS ENDED
                                                      JUNE 30,                        YEARS ENDED MARCH 31,
                                                 -------------------   ----------------------------------------------------
                                                   1994       1993       1994       1993       1992       1991       1990
                                                 --------   --------   --------   --------   --------   --------   --------
                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales....................................  $1,181.8   $1,209.9   $5,071.4   $4,505.4   $3,077.7   $2,879.1   $2,404.5
                                                 --------   --------   --------   --------   --------   --------   --------
  Net income...................................  $    3.5   $    2.7   $   26.9   $     .2   $   38.9   $   26.5   $   21.6
                                                 --------   --------   --------   --------   --------   --------   --------
                                                 --------   --------   --------   --------   --------   --------   --------
COMMON STOCK DATA:
  Earnings per share:
    Income before cumulative effect of change
      in accounting principle..................  $    .12   $    .10   $    .95   $    .01   $   1.43   $   1.35   $   1.03

    Cumulative effect of change in accounting
      principle................................        --         --         --         --         --       (.09)        --
                                                 --------   --------   --------   --------   --------   --------   --------
    Net income.................................  $    .12   $    .10   $    .95   $    .01   $   1.43   $   1.26   $   1.03
                                                 --------   --------   --------   --------   --------   --------   --------
                                                 --------   --------   --------   --------   --------   --------   --------
  Dividends declared on common stock after
    initial public offering....................  $    .07         --   $    .21   $    .28   $    .07         --         --
  Average number of shares of common stock
    outstanding (in thousands).................    28,224     28,200     28,208     29,701     27,103     21,000     21,000
BALANCE SHEET DATA:
  Working capital..............................  $  276.9   $  317.7   $  301.9   $  295.1   $  257.3   $  229.9   $  209.2
  Total assets.................................   1,310.6    1,402.6    1,280.4    1,333.1      896.3      774.7      745.0
  Capital expenditures.........................       5.1        5.2       26.5       17.4       18.1        5.1        7.1
  Long-term debt...............................     237.8      280.8      257.5      251.9       29.0       43.0        8.4

  Stockholders' equity.........................     463.7      443.9      461.6      441.2      489.9      436.9      468.9
KEY FINANCIAL RATIOS:
  Current ratio................................     1.5:1      1.5:1      1.5:1      1.5:1      1.7:1      1.8:1      1.8:1
  Inventory turnover--FIFO basis(1)............       7.0x       7.0x       7.5x       7.8x       7.8x       7.9x       6.8x
  Long-term debt as a percent of total
    capitalization.............................      33.9%      38.7%      35.8%      36.3%       5.6%       9.0%       1.8%
  Operating working capital as a percent of net
    sales(1)...................................       5.1%       6.1%       5.9%       6.4%       8.1%       8.0%       9.0%

- ------------------
(1) Annualized for quarterly amounts.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated statements of operations of NII are based on the historical consolidated statements of operations of NII for the year ended March 31, 1994 and for the three month period ended June 30, 1994 adjusted to give effect to the Merger as if the Merger had been consummated on April 1, 1993. The following unaudited pro forma condensed consolidated balance sheets are based on the historical consolidated balance sheets of NII at March 31, 1994 and at June 30, 1994 adjusted to give effect to the Merger assuming the Merger had been consummated as of the date thereof. Additionally, the unaudited pro forma condensed consolidated financial information has been prepared assuming an Exchange Ratio of 0.90 shares of NII Common Stock for each share of FoxMeyer Common Stock and with an assumed price per share of NII Common Stock of $17.50 (the closing price per share of NII Common Stock on June 30, 1994, the last trading day before the announcement of the agreement in principle with respect to the Merger). Based on the number of shares of FoxMeyer Common Stock (other than shares of FoxMeyer Common Stock held by NII or FoxMeyer) and assuming that none of the outstanding FoxMeyer stock options are exercised prior to the Merger and based on the Exchange Ratio of 0.90, 5,510,000 shares of FoxMeyer Common Stock will be exchanged for 4,959,000 shares of NII Common Stock. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited financial statements and related notes contained in NII's Annual Report for the year ended

March 31, 1994 and the unaudited financial statements and related notes contained in NII's Quarterly Report. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results that would actually have been attained had the Merger been completed at the date indicated or that may be attained in the future.

         NII PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)




                                    FISCAL YEAR ENDED MARCH 31, 1994              THREE MONTHS ENDED JUNE 30, 1994
                               ------------------------------------------    ------------------------------------------
                                             ACQUISITION                                   ACQUISITION
                                             OF FOXMEYER       PRO FORMA                   OF FOXMEYER       PRO FORMA
                               HISTORICAL     MINORITY           AMOUNT      HISTORICAL     MINORITY           AMOUNT
                               ----------    -----------       ----------    ----------    -----------       ----------
Net sales....................  $5,409,379                      $5,409,379    $1,256,930                      $1,256,930
Operating costs
  Cost of goods sold
    (exclusive of
    depreciation and
    amortization)............   5,064,396                       5,064,396     1,175,550                       1,175,550
  Selling, general and
    administrative expenses..     278,056      $  (600)(a)        277,456        66,573       $(150)(a)          66,423
  Depreciation and
    amortization.............      21,987         (212)(b)         21,775         6,343         (58)(b)           6,285
                               ----------    -----------       ----------    ----------    -----------       ----------
                                   44,940          812             45,752         8,464         208               8,672
Other income.................       6,390                           6,390         2,558                           2,558
                               ----------    -----------       ----------    ----------    -----------       ----------
Operating income from
  continuing operations......      51,330          812             52,142        11,022         208              11,230
Financing costs
  Interest income............       4,511                           4,511         1,901                           1,901
  Interest expense...........      27,436                          27,436         7,003                           7,003
                               ----------    -----------       ----------    ----------    -----------       ----------
Financing costs, net.........      22,925                          22,925         5,102           0               5,102
Income before income tax
  benefit, National Steel
  Corporation and minority
  interest...................      28,405          812             29,217         5,920         208               6,128
Income tax benefit...........       1,193             (o)           1,193           148            (o)              148
                               ----------    -----------       ----------    ----------    -----------       ----------
Income before National Steel
  Corporation and minority

  interest...................      29,598          812             30,410         6,068         208               6,276
National Steel Corporation
  Loss on common stock
    investment...............       2,350                           2,350             0                               0
  Net preferred dividend
    income...................       7,655                           7,655         1,370                           1,370
                               ----------    -----------       ----------    ----------    -----------       ----------
                                    5,305                           5,305         1,370           0               1,370
                               ----------    -----------       ----------    ----------    -----------       ----------
Income before minority
  interest...................      34,903          812             35,715         7,438         208               7,646
Minority interest in results
  of operations of
  consolidated
  subsidiaries...............       5,391       (5,262)(c)            129         2,210        (678)(c)           1,532
                               ----------    -----------       ----------    ----------    -----------       ----------
Net income...................      29,512        6,074             35,586         5,228         886               6,114

Preferred stock dividends....      10,830                          10,830         4,701                           4,701
                               ----------    -----------       ----------    ----------    -----------       ----------
Earnings applicable to common
  stockholders...............  $   18,682      $ 6,074         $   24,756    $      527       $ 886          $    1,413
                               ----------    -----------       ----------    ----------    -----------       ----------
                               ----------    -----------       ----------    ----------    -----------       ----------
Earnings per share(d):
  Primary....................  $     1.10                      $     1.12    $     0.04                      $     0.08
  Fully diluted..............  $     1.10                      $     1.12    $     0.04                      $     0.08
Number of shares in
  calculation(n):
  Primary....................      16,931                          22,058        12,997                          18,124
  Fully diluted..............      17,025                          22,152        13,044                          18,171


    See accompanying notes to NII pro forma condensed consolidated financial statements.

              NII PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                               MARCH 31, 1994                                JUNE 30, 1994
                                 ------------------------------------------    ------------------------------------------
                                               ACQUISITION                                   ACQUISITION
                                               OF FOXMEYER       PRO FORMA                   OF FOXMEYER       PRO FORMA
                                 HISTORICAL     MINORITY           AMOUNT      HISTORICAL     MINORITY           AMOUNT
                                 ----------    -----------       ----------    ----------    -----------       ----------

            ASSETS
Current assets
  Cash and short-term
    investments...............   $   60,987                      $   60,987    $   67,929                      $   67,929
  Receivables, principally
    trade, net of allowance
    for possible loss.........      286,707                         286,707       299,751                         299,751
  Inventories.................      624,574      $12,631(e)         637,205       631,479      $12,986(e)         644,465
  Other current assets........       37,299                          37,299        37,102                          37,102
                                 ----------    -----------       ----------    ----------    -----------       ----------
Total current assets..........    1,009,567       12,631          1,022,198     1,036,261       12,986          1,049,247
Investment in National Steel
  Corporation.................       29,261                          29,261        30,615                          30,615
Property, plant and
  equipment...................      204,504                         204,504       210,338                         210,338
  Less allowance for
    depreciation and
    amortization..............       71,060                          71,060        75,268                          75,268

                                 ----------    -----------       ----------    ----------    -----------       ----------
                                    133,444                         133,444       135,070            0            135,070
Other assets
  Intangibles, net of
    accumulated amortization..      240,927       (6,990)(f)        233,937       246,919       (7,626)(f)        239,293
  Pre-bankruptcy receivable
    from Phar-Mor, Inc., net
    of allowance for possible
    loss......................       28,758                          28,758        28,758                          28,758
  Deferred tax asset, net of
    valuation allowance.......       47,342                          47,342        47,342                          47,342
  Miscellaneous assets........       36,171                          36,171        36,730                          36,730
                                 ----------    -----------       ----------    ----------    -----------       ----------
Total other assets............      353,198       (6,990)           346,208       359,749       (7,626)           352,123
                                 ----------    -----------       ----------    ----------    -----------       ----------
Total assets..................   $1,525,470      $ 5,641         $1,531,111    $1,561,695      $ 5,360         $1,567,055
                                 ----------    -----------       ----------    ----------    -----------       ----------
                                 ----------    -----------       ----------    ----------    -----------       ----------

    See accompanying notes to NII pro forma condensed consolidated financial statements.

               NII PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                               MARCH 31, 1994                                JUNE 30, 1994
                                 ------------------------------------------    ------------------------------------------
                                               ACQUISITION                                   ACQUISITION
                                               OF FOXMEYER       PRO FORMA                   OF FOXMEYER       PRO FORMA

                                 HISTORICAL     MINORITY           AMOUNT      HISTORICAL     MINORITY           AMOUNT
                                 ----------    -----------       ----------    ----------    -----------       ----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities
  Accounts payable............   $  532,170                      $  532,170    $  594,195                      $  594,195
  Other accrued liabilities...       48,977      $ 5,634(g)          54,611        40,403      $ 5,634(g)          46,037
  Salaries, wages and employee
    benefits..................       19,793                          19,793        16,733                          16,733
  Income tax payable..........        2,091                           2,091         2,024                           2,024
  Deferred income tax
    payable...................       29,360        4,961(h)          34,321        29,194        5,086(h)          34,280
  Long-term debt due within
    one year..................        2,158                           2,158         1,998                           1,998
                                 ----------    -----------       ----------    ----------    -----------       ----------
Total current liabilities.....      634,549       10,595            645,144       684,547       10,720            695,267
Long-term debt................      310,920       (1,544)(i)        309,376       293,757       (1,544)(i)        292,213
Reserves and other

  liabilities.................       81,082                          81,082        79,027                          79,027
Minority interest in
  consolidated subsidiaries...      109,331      (90,192)(j)         19,139       110,920      (90,598)(j)         20,322
Redeemable preferred stock....      164,833                         164,833       168,379                         168,379
Commitments and
  contingencies...............           --                              --            --
Stockholders' equity
  Common stock $5.00 par
    value; authorized 50,000
    shares; 23,996 shares
    issued....................      119,979                         119,979       120,464                         120,464
  Capital in excess of par
    value.....................      207,281                         207,281       208,239                         208,239
  Minimum pension liability...      (73,797)                        (73,797)      (73,797)                        (73,797)
  Net unrealized holding loss
    on marketable securities..         (225)                           (225)          448                             448
  Retained earnings...........      173,029       (3,025)(l)        170,004       173,556       (3,025)(l)        170,531
                                 ----------    -----------       ----------    ----------    -----------       ----------
                                    426,267       (3,025)           423,242       428,910       (3,025)           425,885
Less: cost of common stock
  held in treasury--11,125
  shares historical and 6,166
  shares pro forma at March
  31, 1994 and 11,256 shares
  historical and 6,297 shares
  pro forma at June 30,
  1994........................      201,512      (89,807)(k)        111,705       203,845      (89,807)(k)        114,038
                                 ----------    -----------       ----------    ----------    -----------       ----------
Total stockholders' equity....      224,755       86,782            311,537       225,065       86,782            311,847
                                 ----------    -----------       ----------    ----------    -----------       ----------
Total liabilities and
  stockholders' equity........   $1,525,470      $ 5,641         $1,531,111    $1,561,695      $ 5,360         $1,567,055
                                 ----------    -----------       ----------    ----------    -----------       ----------
                                 ----------    -----------       ----------    ----------    -----------       ----------

Book value per outstanding
  share(m):...................   $    17.46                      $    17.47    $    17.53                      $    17.52
Number of outstanding shares
  in calculation(n):..........       12,870                          17,829        12,837                          17,796

    See accompanying notes to NII pro forma condensed consolidated financial statements.

       NOTES TO NII PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) Represents the elimination of certain expenses associated with FoxMeyer's status as a public company.

(b) Represents the amortization of the amount described as pro forma adjustment
    (f) below.

(c) Represents the elimination of that portion of FoxMeyer's earnings attributable to the acquired minority interest.

(d) The pro forma number of shares of common stock used in such calculations is the aggregate of the number of shares used in the historical calculation and, for pro forma purposes, 5,127 shares representing the number of shares of NII Common Stock assumed issued to (i) the Unaffiliated FoxMeyer Stockholders in the Merger and (ii) holders of the options, adjusted through application of the treasury stock method.

(e) Represents the adjustment resulting from recording the portion of FoxMeyer's inventory applicable to the acquired minority interest at fair value.

(f) Represents the difference between FoxMeyer's tangible assets and liabilities, at fair value, and FoxMeyer's intangible assets, at book value [refer to pro forma adjustments (e), (g), (h), (i) and (j)], over the consideration received in the Merger [refer to the pro forma adjustments (l) and (k)] and related costs. Such calculation considers that NII currently beneficially owns 80.5% of the outstanding shares of FoxMeyer Common Stock.

(g) Represents the accrual for costs associated with the Merger.

(h) Represents the deferred income taxes attributable to the pro forma adjustments, as applicable.

(i) Represents the adjustment resulting from recording the portion of FoxMeyer's long-term debt applicable to the acquired minority interest at fair value.

(j) Represents the elimination of the acquired minority interest in FoxMeyer.

(k) Represents the issuance of 4,959 shares of NII Common Stock at $18.11 per share of NII Common Stock, the average price per share of NII Common Stock held in treasury.


(l) Represents the loss on the issuance of 4,959 shares of NII Common Stock measured as the product of (i) 4,959 shares of NII Common Stock and the difference between (ii) $18.11 (the average price per share of NII Common Stock held in treasury) and $17.50 (the closing price per share of NII Common Stock on June 30, 1994, the last trading day before the announcement of the agreement in principle with respect to the Merger).

(m) The book value per share of NII Common Stock has been calculated by dividing stockholders' equity by the number of shares of NII Common Stock outstanding, on the date indicated, and, in addition, for pro forma purposes, 4,959 shares of NII Common Stock assumed issued to the Unaffiliated FoxMeyer Stockholders in the Merger. The calculation assumes that no options are exercised.

(n) The number of shares used in the calculation of historical earnings per share are weighted for the number of days the shares were outstanding over the period and considers outstanding options. The weighted average shares outstanding was significantly affected by the exchange of 6,834 shares of NII Common Stock for 3,417 shares of NII Series A Preferred Stock in November 1993. The number of shares used in the calculation of historical book value per share are the shares outstanding on the date indicated

    without considering outstanding options.


(o) The absence of a pro forma adjustment to income tax benefit reflects that the (i) historical NII consolidated income tax benefit considers and includes 100% of FoxMeyer's income tax provision for the periods indicated and (ii) the pro forma adjustments to the statements of operations are either non-deductible for income tax purposes or not material.

        DESCRIPTION OF SHARES OF NII COMMON STOCK OFFERED IN THE MERGER

GENERAL


     The authorized capital stock of NII presently consists of 50,000,000 shares of NII Common Stock and 10,000,000 shares of preferred stock, par value $5.00 per share (the 'Preferred Stock'). As of September 8, 1994, 12,759,303 shares of NII Common Stock and 4,597,010 shares of Preferred Stock were outstanding. Under Delaware law, NII's Board of Directors has authority to issue, without further action by NII's stockholders, one or more series of Preferred Stock, and to determine at the time of issuance of each such series the rights and preferences thereof (including dividend rate, liquidation priority, and conversion and voting rights, if any). The Board of Directors of NII has established three series of Preferred Stock: the $5 Cumulative Convertible Preferred Stock (the 'Convertible Preferred Stock'), the $3.56 Cumulative Preferred Stock (all of which have been redeemed and retired) and the Series A Preferred Stock.


VOTING


     Holders of shares of NII Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of NII Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares of NII Common Stock voting for the election of the Board of Directors can elect all members of the Board of Directors, subject to the rights of the holders of the Convertible Preferred Stock and the Series A Preferred Stock to elect directors under certain circumstances.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of NII Common Stock is required to amend NII's Restated Certificate of Incorporation.
DIVIDENDS

     Holders of record of shares of NII Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of NII legally available therefor. However, (i) the terms of the loan agreement, dated as of January 13, 1994, between NII and Banque Paribas, as amended (the 'Revolver'), restrict the payment of dividends on the shares of NII Common Stock, (ii) the terms of the Series A Preferred Stock and the Convertible Preferred Stock prohibit the payment of dividends on the shares of NII Common Stock whenever dividends on either issue of Preferred Stock are in arrears, and

(iii) the payment of dividends on the shares of NII Common Stock is subject to the timely redemption of shares of Convertible Preferred Stock and the Series A Preferred Stock.

LIQUIDATION, DISSOLUTION OR WINDING UP

     Upon any liquidation, dissolution or winding up of NII, holders of shares of NII Common Stock are entitled to receive pro rata all of the net assets of NII available for distribution to stockholders, subject to any prior rights of holders of any outstanding shares of Preferred Stock.

TRANSFER AGENT

     American Stock Transfer & Trust Company is the transfer agent and registrar for shares of NII Common Stock.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     Upon consummation of the Merger, the stockholders of FoxMeyer will become stockholders of NII. The following summary compares the material differences between the rights of holders of shares of NII Common Stock and the rights of holders of shares of FoxMeyer Common Stock. NII and FoxMeyer are both incorporated under the laws of the State of Delaware; accordingly, the only differences arise from the distinctions between the NII Charter and the By-Laws of NII and the Restated Certificate of Incorporation and By-Laws of FoxMeyer.

     The following summary does not purport to be a complete statement of the rights of holders of shares of NII Common Stock and shares of FoxMeyer Common Stock under, and is qualified in its entirety by reference to, the respective certificates of incorporation and the by-laws of NII and FoxMeyer.

DIRECTORS

     NII's By-Laws and the NII Charter provide that (i) the Board of Directors of NII cannot be fixed at less than three (3) members and (ii) the directors shall be divided into three classes with the total number of directors to be allocated among the three classes as equally as possible. NII's By-Laws and the NII Charter further provide that amendment of the foregoing provisions requires the affirmative vote of the holders of 80% or more of the outstanding voting NII Common Stock.

     FoxMeyer's By-Laws provide that the Board of Directors of FoxMeyer shall consist of eight (8) members, or such other number as may be fixed by action of the stockholders of FoxMeyer or the FoxMeyer Board of Directors. The FoxMeyer Board of Directors is not classified and the directors are elected at each annual meeting of the stockholders.

     FoxMeyer's By-Laws provide that all vacancies on the FoxMeyer Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, or by a sole remaining director, or, at a special meeting of stockholders, by the holders of shares entitled to vote for the election of directors.


     NII's By-Laws provide that all vacancies on the NII Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

     FoxMeyer's By-Laws provide that any and all directors may be removed, with or without cause, by the holders of the majority of the shares of stock outstanding and entitled to vote for the election of directors.

     Neither NII's By-Laws nor the NII Charter contain a specific provision regarding the removal of directors. Therefore, pursuant to applicable Delaware law with respect to removal of directors of a classified board, the stockholders of NII may remove a director only for cause.

QUORUM

     FoxMeyer's By-Laws provide that a quorum for the purpose of a meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of FoxMeyer entitled to vote at the meeting.

     NII's By-Laws provide that a quorum for the purpose of a meeting of stockholders shall consist of forty percent (40%) of the issued and outstanding shares of NII Common Stock.

DIVIDENDS

     The NII Charter provides that so long as any shares of Preferred Stock are outstanding, NII may not declare any dividend or make any distribution (other than dividends and distributions payable in NII Common Stock) on, or purchase or redeem any shares of NII Common Stock, or pay any money into or set apart or make available any money for a sinking or retirement fund for the purchase or redemption of shares of NII Common Stock, unless (i) all dividends on all shares of Preferred Stock for all past and current dividend periods shall have been paid or sufficient funds set apart therefor, and (ii) NII has complied with all sinking fund obligations with respect to each series of Preferred Stock.

     Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends at the annual rate of $4.20 per share, payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 1994. Dividends payable with respect to any or each such period ending on or prior to October 15, 1996 may be paid, at NII's option, by means of the issuance of such number of additional shares of Series A Preferred Stock (including fractional shares, if necessary) that have a liquidation preference equal to the aggregate dollar value of the dividends to be paid on such date, rather than in cash. Thereafter, dividends must be paid in cash. Whenever dividends payable on the Series A Preferred Stock are in arrears, thereafter and until all dividends on shares of Series A Preferred Stock have been paid in full, NII may not declare or pay any dividend on any shares of NII of a class junior to the Series A Preferred Stock or on the Convertible Preferred Stock. No dividends may be declared on the Series A Preferred Stock with respect to any dividend period unless there has been declared on the Convertible Preferred Stock (or any other Preferred Stock of NII ranking pari passu with the Series A Preferred Stock) like dividends for all periods coinciding with or ending before such period, ratably in proportion to the respective annual dividend rates fixed therefor, and all sinking fund payments have been made on the Convertible Preferred Stock.

     Holders of the Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the annual rate of $5.00 per share, payable quarterly in arrears on each January 15, April 15, July 15 and October 15. Whenever quarterly dividends payable on the Convertible Preferred Stock are in arrears, thereafter and until all dividends, including accrued dividends, on shares of Convertible Preferred Stock have been paid in full, NII may not declare or pay any dividend on the Series A Preferred Stock or on any shares of NII of a class junior to the Convertible Preferred Stock. NII is required, on or prior to the business day preceding January 15, in each of the years 1994 through and including 2002, to set aside for a mandatory sinking fund, an amount of cash sufficient to redeem on each such January 15, 88,000 shares of Convertible Preferred Stock at a redemption price of $50 per share, and on or before January 15, 2003, an amount in cash sufficient to redeem on such date 220,000 shares of Convertible Preferred Stock.

     Neither the Restated Certificate of Incorporation of FoxMeyer (the 'FoxMeyer Charter') nor FoxMeyer's By-Laws contain similar provisions.

STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     The NII Charter provides that the affirmative vote of 80% of the outstanding shares of NII Common Stock is required to approve the following transactions: (i) any merger or consolidation of NII or any NII subsidiary with any Interested Stockholder (as defined in the NII Charter) or any Affiliate (as defined in Rule 12b-2 of the Exchange Act) of any Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any Interested Stockholder or any Affiliate of an Interested Stockholder of any assets of NII having an aggregate value of $1,000,000 or more; (iii) the issuance or transfer by NII of any NII securities to any Interested Stockholder or any Affiliate of an Interested Stockholder in exchange for cash, securities or other property having an aggregate value of $1,000,000 or more; (iv) the adoption of any plan for the liquidation or dissolution of NII proposed by any Interested Stockholder; or (v) any reclassification of securities or recapitalization of NII, or any merger or consolidation of NII with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares owned by any Interested Stockholder or any Affiliate of an Interested Stockholder (each, a 'Business Combination'); provided, however, that such stockholder approval shall not be required if (a) the Business Combination has been approved by a majority of the Continuing Directors (as defined in the NII Charter) or (b) the consideration to be received by stockholders of NII pursuant to such Business Combination satisfies certain specified criteria.

     The FoxMeyer Charter does not contain such super-majority stockholder voting provisions.

                           ELECTION OF NII DIRECTORS

     Under the terms of the By-Laws of NII, the Board of Directors of NII is to be divided into three classes of directors, with the total number of directors to be allocated among the three classes as equally as possible. The NII Board of Directors presently consists of six members. Three members, Messrs. Abbey J. Butler, Melvyn J. Estrin and William G. Tull, were elected at the 1993 annual meeting of stockholders to serve until the annual meeting to be held in 1996. The terms of another three members, Messrs. Sheldon W. Fantle, Paul M. Finfer and Alfred H. Kingon, expire at the NII Annual Meeting. There are no members of the Board presently remaining in the class that had been elected to serve until the annual meeting of stockholders in 1995 (the '1995 Class').1

     The NII Board of Directors has increased from six to seven the number of directors who will serve on the NII Board of Directors after the NII Annual Meeting. In order to divide the seven members of the Board of Directors of NII into three classes of directors, with the total number of directors allocated among the three classes as equally as possible, the NII Board of Directors has established that the 1994 and the 1995 Classes shall each have two directors.

     The NII Board has elected Messrs. Paul M. Finfer and Alfred H. Kingon (each of whose term would have expired at the NII Annual Meeting) to fill the vacancies in the 1995 Class. Messrs. Finfer and Kingon will serve on the NII Board of Directors until the annual meeting of stockholders to be held in 1995. The Board of Directors has nominated two individuals for election to the NII Board of Directors to serve until the annual meeting of stockholders to be held in 1997. Mr. Sheldon W. Fantle, the third director whose term expires at the NII Annual Meeting, and Mr. Thomas L. Anderson, a director and the President and

Chief Operating Officer of FoxMeyer, have been nominated for election at the NII Annual Meeting for a three year term each. The following sets forth information concerning Messrs. Fantle and Anderson.

TERM EXPIRING IN 1997

     SHELDON W. FANTLE, 71, has been a director of NII since 1991. Mr. Fantle has been the Chairman and Chief Executive Officer of Fantle Enterprises, Inc., a venture capital, consulting and public relations firm, since 1990. From 1987 to 1990, he served as the Chairman of the Board, President and Chief Executive Officer of Dart Drug Stores, Inc. Prior thereto, from 1975 through 1987, he served as Chairman of the Board, President and Chief Executive Officer of Peoples Drug Stores, Inc. Mr. Fantle currently serves as a director of FoxMeyer, Ben Franklin, Washington Gas Light Company, a public utility company, Medlantic Healthcare Corporation, a hospital management company, and the National Association of Chain Drug Stores. Mr. Fantle is a trustee and a member of the Executive Committee of The American University and a trustee of the National Symphony. He serves on the Board of Governors of United Way of America.

     THOMAS L. ANDERSON, 46, is a director and the President and Chief Operating Officer of FoxMeyer. Mr. Anderson has been the President of FoxMeyer since May 1993, the Chief Operating Officer since August 1991 and a director since July 1992. He served as the Executive Vice President of FoxMeyer from September 1990 to May 1993 and Senior Vice President and Chief Financial Officer of FoxMeyer from January 1989 to September 1990. Mr. Anderson was Vice President of Fresh Meats and Refinery Operations of Wilson Foods Corporation, a meat processor and distribution company, from August 1987 to December 1988, after serving as Vice President of Planning and Distribution of Wilson Foods Corporation from November 1985 to August 1987. Mr. Anderson has served on the Board of Directors of the National Wholesale Druggists' Association since November 1992 and is a member of its Audit Committee.

- ------------------
1 At the annual meeting of stockholders held in 1992, the following individuals were elected to the 1995 Class: Mr. Robert J. Slater, who resigned from the NII Board of Directors in September 1993; Mr. Robert L. King, who resigned from the NII Board of Directors in May 1993; and Mr. Charles P. Abod, who died in December 1992.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of NII Common Stock represented in person or by proxy at the NII Annual Meeting is required for the election of directors of NII. All properly executed proxies received in response to this solicitation will be voted. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the Board of Directors to vote FOR the election of Mr. Fantle and Mr. Anderson to the NII Board of Directors each to serve for a three year term. If events not now known or anticipated make either of them unable to serve, the proxies will be voted, at the discretion of the holders thereof, for another nominee supported by the NII Board of Directors.


NII DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

TERMS EXPIRING IN 1995

     The following sets forth the name, age, period served as director, present position if any, with NII and any other business experience of the directors in the 1995 Class.

     PAUL M. FINFER, 55, has been a director of NII since 1991. Mr. Finfer has been the President and Chief Executive Officer of Franklin Acceptance Corporation, a consumer finance company, since October 1989. From May 1986 through February 1988, he served as the Chairman of the Board and Chief Executive Officer of FBX Corporation, a manufacturer and distributor of electronic fire and burglar alarm signal processing products. Mr. Finfer also serves as a director of FoxMeyer and Kitchen Bazaar, Inc., a specialty retailer.

     ALFRED H. KINGON, 63, has been a director of NII since 1991. Mr. Kingon has been a principal of Kingon International, Inc., an international investment and consulting firm, since September 1989. From April 1987 through June 1988, he served as the United States Ambassador to the European Communities. Mr. Kingon served as the Assistant to the President of the United States and Secretary of the Cabinet from February 1985 through April 1987. Mr. Kingon is a director of Ben Franklin.

TERMS EXPIRING IN 1996


     The following sets forth the name, age, period served as director, present position, if any, with NII and any other business experience of the directors of NII who will continue to serve until the annual meeting of stockholders to be held in 1996.

     ABBEY J. BUTLER, 57, has been a director of NII since 1990. Mr. Butler is the Co-Chairman of the Board and Co-Chief Executive Officer of NII and FoxMeyer. Mr. Butler has served as Co-Chairman of the Board of NII and FoxMeyer since March 1991. Mr. Butler was appointed Co-Chief Executive Officer of NII in October 1991 and became Co-Chief Executive Officer of FoxMeyer in May 1993. Since November 1991, he has also served as Co-Chairman of the Board of Ben Franklin. Mr. Butler has also been the President and a director of C.B. Equities Corp., a private investment company, since 1982. Mr. Butler presently serves as a director and a member of the Executive Committee of FWB Bancorporation, the holding company of FWB Bank of Maryland, a director of CST Entertainment Imaging, Inc., a company engaged in digital color enhancement of black and white films, and a trustee of The American University, a director of the Starlight Foundation, a charitable organization, and is a member of the advisory boards of the Pediatric AIDS Foundation and the National Center for Survivors of Child Abuse. Mr. Butler was appointed by President Bush to serve on the President's Advisory Committee on the Arts and he now serves as a member of the Executive Committee of the National Committee for the Performing Arts, John F. Kennedy Center, Washington, D.C.

     MELVYN J. ESTRIN, 52, has been a director of NII since 1990. Mr. Estrin is the Co-Chairman of the Board and Co-Chief Executive Officer of NII and FoxMeyer.

Mr. Estrin has served as Co-Chairman of the Board of NII and FoxMeyer since March 1991. Mr. Estrin was appointed Co-Chief Executive Officer of NII in October 1991 and became Co-Chief Executive Officer of FoxMeyer in May 1993. Since November 1991, he has also served as the Co-Chairman of the Board of Ben Franklin. From December 1983 to the present, Mr. Estrin has also served as the Chairman of the Board and Chief Executive Officer of Human Service Group, Inc., a private management and investment firm, and of University Research Corporation, a consulting firm. Mr. Estrin presently serves as a director and a member of the Executive Committee of FWB Bancorporation, the holding company of FWB Bank of Maryland, a director of Washington Gas Light Company, a public utility company, and a trustee of the University of Pennsylvania. Mr. Estrin serves as a Commissioner on the President's National Capital Planning Commission.

     WILLIAM G. TULL, 65, has been a director of NII since 1990. Mr. Tull served as the President and Chief Operating Officer of American Security Bank, N.A., a commercial bank, from April 1985 until January 1990. Upon his retirement in January 1990, Mr. Tull became a self-employed financial consultant. Mr. Tull serves as a director of Ramtron International Corporation, a company that develops, manufactures and sells non-volatile semiconductor memory products.

COMMITTEES OF THE NII BOARD OF DIRECTORS

     The NII Board of Directors has four committees. The principal responsibilities and membership of each committee are described in the following paragraphs.


     AUDIT COMMITTEE. The Audit Committee reviews the work of NII's independent auditors, management and internal audit staff to ensure that each is properly discharging its responsibilities in the area of financial controls and reporting. This committee is presently comprised of Mr. Kingon, who is the Chairman, and Messrs. Fantle and Tull. This committee held three meetings during the fiscal year ended March 31, 1994 ('Fiscal 1994').

     EXECUTIVE AND NOMINATING COMMITTEE. The Executive and Nominating Committee has the authority to exercise substantially all of the powers of the NII Board of Directors in the management and business affairs of NII, except it does not have the authority to declare dividends, authorize the issuance of shares of NII Common Stock, modify the NII Charter or NII's By-Laws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of NII's assets or the dissolution of NII. In addition, this committee recommends prospective nominees for election to the NII Board of Directors. Regularly scheduled meetings of the NII Board of Directors are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Butler and Estrin. The committee did not meet in Fiscal 1994.

     FINANCE AND PENSION COMMITTEE. The Finance and Pension Committee reviews and monitors the financial planning and structure of NII and the performance of investments in NII's pension plans. This committee is presently comprised of Mr.

Tull, who is the Chairman, and Messrs. Butler, Estrin and Finfer. This committee held one meeting in Fiscal 1994.

     PERSONNEL AND COMPENSATION COMMITTEE. The Personnel and Compensation Committee reviews the performance of the management of NII, determines the compensation of management and makes recommendations with respect to the establishment of management compensation plans. This committee is presently comprised of Mr. Fantle, who is the Chairman, and Messrs. Finfer and Kingon. This committee held three meetings in Fiscal 1994.

MEETINGS OF THE NII BOARD OF DIRECTORS

     During Fiscal 1994, there were nine meetings of the NII Board of Directors. Each director attended at least 75% of the meetings of the NII Board of Directors and the committees of the NII Board of Directors of which he was a member in Fiscal 1994.

COMPENSATION OF NII DIRECTORS

     NII directors who are not officers or employees of NII or one of its subsidiaries or members of the Executive and Nominating Committee receive an annual fee of $15,000. They also receive $1,000 for each meeting of the NII Board of Directors or of a committee of the NII Board of Directors (other than the Executive and Nominating

Committee) they attend. Chairmen of each of the committees receive an additional $1,000 for each meeting of the committee they attend. Directors are reimbursed for travel and lodging expenses in connection with NII Board and committee meetings.

     Under the terms of 1993 Stock Option Plan, NII directors who are not officers or employees of NII or one of its subsidiaries ('outside directors') are automatically granted options to purchase 15,000 shares of NII Common Stock when first elected to serve on the NII Board of Directors and, in each year they continue to serve as members of the NII Board of Directors, options to purchase 1,000 shares of NII Common Stock on the third trading date following the later of (i) the date on which the annual meeting of NII's stockholders, or any adjournment thereof, is held each year or (ii) the date on which NII's earnings for the fiscal quarter immediately preceding the date of such annual meeting are released to the public.

     NII has a Director's Retirement Plan which provides for the payment of retirement benefits to NII directors (other than directors who are, or at any time subsequent to December 31, 1975 have been, officers of NII or an affiliated corporation). Each qualifying NII director is entitled, at the later of retirement or age 60, to receive a monthly benefit for a period equal to his years of service or 15 years, whichever is less. Such monthly benefit is equal to one-twelfth (1/12) of the highest annual fee in effect for NII directors during such director's years of service on the NII Board of Directors.

     NII has agreed to pay Mr. Robert J. Slater, a former director of NII who resigned from the NII Board of Directors on September 30, 1993, quarterly payments of $7,625 until July 31, 1995 in exchange for consulting services. NII has also agreed to credit Mr. Slater for service through July 31, 1995 for purposes of the NII Director's Retirement Plan.

     See also 'Executive Officers of NII--Compensation of NII Executive
Officers.'

                          AMENDMENT OF THE NII CHARTER
                   TO INCREASE THE AUTHORIZED PREFERRED STOCK

     The NII Board of Directors has unanimously approved an amendment to the NII Charter to increase by 10,000,000 shares the number of shares of Preferred Stock that NII is authorized to issue. The terms of any such Preferred Stock, including dividend rates, conversion prices, voting rights, redemption prices and maturity dates, would be determined by the NII Board of Directors at the time of issuance, without the necessity for further action or authorization by NII's stockholders (unless required in a specific case by applicable law or the rules of the NYSE).

     The NII Charter currently authorizes NII to issue 10,000,000 shares of Preferred Stock with such voting rights, and with such designations, other rights, preferences and limitations as may be established by the NII Board of Directors. If the proposed amendment is approved, the NII Charter would be amended to authorize NII to issue a total of 20,000,000 shares of Preferred Stock. The NII Board of Directors has previously established three series of Preferred Stock, thus utilizing virtually all the previously authorized shares of Preferred Stock either through issuance of shares or by setting aside such shares for future issuance.


     The NII Board of Directors believes that the authorization of an additional 10,000,000 shares of Preferred Stock is desirable because of the flexibility afforded to NII through its ability to utilize preferred stock in connection with acquisition or financing transactions. NII does not presently have any specific plans to issue additional shares of Preferred Stock. Although the number of shares of Preferred Stock authorized for issuance under the NII Charter is limited, the issuance of depositary shares would enable NII to issue shares of its Preferred Stock having economic and other attributes equivalent to those of a substantially greater number of such shares it issued for trading in the public markets. Depositary shares could be issued pursuant to a depositary agreement with a third party under which each owner of a depositary share would be entitled, proportionately, to all the rights, preferences and privileges (including dividends, voting, conversion and liquidation rights) of a fractional underlying share of Preferred Stock and subject to all of the limitations of Preferred Stock. NII has no current intention of causing the issuance of depositary shares in lieu of issuing shares of Preferred Stock.
     All series of the Preferred Stock have preference over the shares of NII Common Stock with respect to dividends and other distributions and liquidation of NII and no shares of NII Common Stock may be repurchased or redeemed while there is any arrearage in the payment of dividend or sinking fund installments on any outstanding shares of Preferred Stock.


     The only voting rights required by the NII Charter (or by Delaware law) are
(i) the consent of holders of at least a majority of all outstanding shares of Preferred Stock, regardless of series, is required to increase or decrease the par value of the Preferred Stock (par value $5 per share) and (ii) the consent of at least a majority of the outstanding shares of any series is required to alter or change the powers, preferences or special rights of such series of Preferred Stock so as to adversely affect the holders thereof.

     Notwithstanding the foregoing, because the voting and other rights of the authorized but unissued Preferred Stock would be fixed by the NII Board of Directors at the time of issuance, the issuance of such stock could create impediments to persons seeking to effect a merger or otherwise to gain control of NII. Certain existing provisions of the NII Charter and NII's By-Laws contain provisions which could have the effect of delaying, deferring or preventing a change in control of NII in the event of an extraordinary corporate transaction involving NII. These provisions are summarized below.

     The NII Charter and NII's By-Laws provide that each director will serve for a three-year term and that approximately one-third of the directors are to be elected annually. Therefore, it would take at least two annual meetings of NII's stockholders to replace a majority of the members of the NII Board of Directors. The affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of NII Common Stock entitled to vote in an election of directors (the 'NII Voting Stock'), is required to amend, repeal or adopt any provision inconsistent with the provisions relating to NII's staggered Board of Directors.

     The NII Charter contains provisions (the 'Fair Price Provisions'), which require the approval of holders of at least 80% of the NII Voting Stock as a condition to certain specified business combinations with, or proposed
                                       55
by, a stockholder who is the beneficial owner of 10% or more of the outstanding NII Voting Stock (an 'Interested Stockholder'), except where the transaction (i) has been approved by a majority of directors who are not affiliated with the Interested Stockholder or (ii) meets certain minimum price criteria and procedural conditions. The affirmative vote of the holders of 80% or more of the NII Voting Stock is required to amend, repeal or adopt any provisions which are inconsistent with the Fair Price Provisions. See 'Comparison of Stockholders' Rights--Stockholder Vote Required for Certain Transactions.'

     All other provisions of the NII Charter may be amended by the affirmative vote of holders of at least two-thirds of the NII Voting Stock at a stockholders' meeting called for that purpose.

     In addition, any sale, lease or exchange of all of the property or assets of NII (other than one proposed by, or with, an Interested Stockholder) requires the affirmative vote of holders of at least two-thirds of the NII Voting Stock.

     The NII Board of Directors is not aware of any plans by others to seek control of NII and believes that a takeover attempt would be unlikely under present circumstances.


RECOMMENDATION AND VOTE REQUIRED

     THE NII BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. Adoption of the proposed amendment to the NII Charter to increase the number of authorized shares of Preferred Stock requires the affirmative vote of the holders of two-thirds of the outstanding shares of NII Common Stock. Abstentions and broker non-votes will not be counted as an affirmative vote for this proposal. If this proposal is adopted, the NII Charter will be amended accordingly.

                          AMENDMENT OF THE NII CHARTER
                           TO CHANGE THE NAME OF NII

     The NII Board of Directors has unanimously approved an amendment to the NII Charter to change the name of NII from 'National Intergroup, Inc.' to 'FoxMeyer Health Corporation.' The NII Board of Directors has determined that NII's name should be changed to more accurately reflect its current business.

RECOMMENDATION AND VOTE REQUIRED

     THE NII BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL. Adoption of the proposed amendment to the NII Charter to change the name of NII from 'National Intergroup, Inc.' to 'FoxMeyer Health Corporation' requires the affirmative vote of the holders of two-thirds of the outstanding shares of NII Common Stock.

AMENDMENT OF THE 1993 OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF NII COMMON
                         STOCK AUTHORIZED FOR ISSUANCE

PROPOSED AMENDMENT

     The NII Board of Directors recommends the adoption of an amendment to the

1993 Option Plan to increase the number of shares of NII Common Stock options for which may be granted thereunder from 2,000,000 to 4,000,000. On June 22, 1994, the NII Board of Directors unanimously approved the amendment to increase the number of shares of NII Common Stock options for which may be granted thereunder from 2,000,000 to 4,000,000 subject to approval by NII's stockholders at the NII Annual Meeting.

     The 1993 Option Plan is intended to provide the NII Board of Directors with flexibility in compensating key employees in a changing business environment and was approved by NII's stockholders at their annual meeting last year and replaced NII's 1987 Restated Stock Option and Performance Award Plan (the 'NII 1987 Plan'), which had expired on December 21, 1993.

     On June 3, 1994, NII granted to each of Abbey J. Butler and Melvyn J. Estrin, Co-Chairmen of the NII Board of Directors and Co-Chief Executive Officers of NII, options to purchase 800,000 shares of NII Common

Stock at an exercise price of $18.25 per share (the average price per share of NII Common Stock on such date). Twenty-five percent (25%) of these options become exercisable on each anniversary of the date of grant beginning on June 3,

1995, on a cumulative basis. Messrs. Butler and Estrin's options expire on June 2, 1999. On July 21, 1994, NII granted to Thomas L. Anderson, a nominee for election as director of NII and a director and the President and Chief Operating Officer of FoxMeyer, options to purchase 300,000 shares of NII Common Stock at an exercise price of $17.875 per share (the average price per share of NII Common Stock on July 20, 1994). One-third ( 1/3) of these options become exercisable on each anniversary of the date of grant beginning on July 21, 1995, on a cumulative basis. Mr. Anderson's options expire on July 20, 1999. As a result of the grant by NII of options to Messrs. Butler, Estrin and Anderson and other NII employees under the 1993 Option Plan, there are presently 98,000 shares of NII Common Stock remaining for option grants thereunder. In anticipation of the proposed Merger (after which no further options will be granted by FoxMeyer under its Stock Option and Performance Award Plan), and to otherwise have a sufficient number of shares available for option grants, the NII Board of Directors has decided to increase by 2,000,000 the aggregate number of shares of NII Common Stock options for which may be granted under the 1993 Option Plan.

     A copy of the amended 1993 Option Plan will be furnished by NII to any stockholder upon written request to NII's Corporate Secretary.

DESCRIPTION OF THE 1993 OPTION PLAN

     Term. The 1993 Option Plan became effective on July 21, 1993. The 1993 Option Plan will remain in effect for ten years thereafter.

     Shares Subject to the 1993 Option Plan. The total number of shares of NII Common Stock options for which may be granted presently under the 1993 Option Plan is 2,000,000, subject to adjustments provided in the 1993 Option Plan in order to prevent dilution or enlargement of rights under the 1993 Option Plan. If an option or award of restricted shares is terminated unexercised, other than in connection with the exercise of a stock appreciation right, or is forfeited, the unpurchased or forfeited shares will be available for future awards.


     Eligibility. All officers and key employees of NII and its subsidiaries and all non-employee directors of NII are eligible to receive options under the 1993 Option Plan. Officers and other employees also are eligible to receive stock appreciation rights, performance shares, restricted shares and performance units. The NII Personnel and Compensation Committee (the 'NII Compensation Committee') determines the employees to whom options will be granted and the number of shares subject to such options. Grants to outside directors are automatic. Commencing in 1994, such persons each began receiving options to purchase 15,000 shares when first elected to serve on the NII Board of Directors and options to purchase 1,000 shares in each year that the 1993 Option Plan is in effect as long as such persons continue to serve as members of the NII Board of Directors. It is not possible to predict the number, names or positions of employees who may be selected for participation or the extent of their participation within the 1993 Option Plan's limitations, since no determination has been made with respect to these matters. Approximately 40 employees of NII and FoxMeyer are currently eligible to participate in the 1993 Option Plan.

     Option Price. The option price for any option granted to employees under the 1993 Option Plan is established by the NII Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of the NII Common Stock on the date of grant for options granted to outside directors, or for grants of incentive options (110% of such fair market value in the case of a grant of an incentive option to an employee who possesses more than 10% of the total combined voting power of all classes of NII Common Stock). The option price is payable at the time of exercise in cash or, at the discretion of the NII Compensation Committee, by delivery of other shares of NII Common Stock already owned by the optionee, which shares will be valued at their fair market value on the day preceding the date of the exercise of the options.

     Terms and Conditions of Options. Options granted under the 1993 Option Plan to employees may be either options which meet the definitional requirements for incentive options ('incentive options') under Section 422(b) of the Code or options which do not satisfy such requirements ('non-qualified options'). Outside directors may only be granted non-qualified options. No option granted under the 1993 Option Plan to an employee or an outside director is transferable other than by will or by the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by the optionee. Options expire no later than

10 years from the date of grant to an employee and no later than five years from the date of grant to an outside director.

     In the event of the death, permanent disability or retirement of an outside director or an employee, all outstanding options become exercisable and may be exercised by the estate of such optionee or such optionee, as the case may be, for one year after the date of death, disability or retirement (except that in the event of retirement, incentive options must be exercised within three months). If the employment of the optionee is terminated for good cause or the optionee voluntarily terminates employment without the consent of NII, his option rights will terminate immediately, except as to shares already purchased. If the employment of the optionee is terminated for any other reason, the optionee has 30 days after the date of such termination (or three months in the case of an incentive option) to exercise the option with respect only to the number of shares which the optionee was entitled to purchase immediately prior to such termination. In no event may any option be exercised after the expiration date of such option.

     Each option granted to employees requires the optionee to remain in the employ of NII or one of its subsidiaries for at least six months from the date of grant before any part of the option may be exercised. Except in the event of the death, permanent disability or retirement of an optionee, each option granted to employees is exercisable in such installments as may be determined by the NII Compensation Committee at the time of grant. Fifty percent of the options granted to outside directors become exercisable one year after the date of grant, with the remainder becoming exercisable two years thereafter. The right to purchase shares is cumulative so that when the right to purchase any shares has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option.

     Stock Appreciation Rights. In connection with the grant of any option to an employee under the 1993 Option Plan, the NII Compensation Committee, either at the time of grant or by amendment, may include a stock appreciation right which will entitle the optionee to surrender to NII, unexercised, the related option, or any portion thereof, and to receive from NII, in exchange, that number of shares having an aggregate value equal to the excess of the fair market value of one share, on the date preceding the surrender of such option, over the option price per share, times the number of shares called for by the option, or portion thereof, which is surrendered, provided that no fractional shares may be issued and further provided that the number of shares received may not exceed the number of shares called for by the option. Each stock appreciation right relates to and is subject to the terms and conditions of the specific option granted under the 1993 Option Plan. The NII Compensation Committee has the choice of settling the obligation of NII arising out of the exercise of stock appreciation rights in cash or part in cash and part in shares.

     Performance Shares, Restricted Shares and Performance Units. Awards of performance shares, restricted shares or performance units may be granted either separately or in combination with other awards authorized by the 1993 Option Plan to employee participants.

     The duration of the performance or restriction is determined by the NII Compensation Committee at the time each grant is made. More than one grant may be outstanding at any time and performance periods may be of different lengths. At the time of each grant, the NII Compensation Committee establishes the performance targets at which performance shares or units are earned or times at which restrictions placed on restricted shares or units lapse. Performance measures and targets may vary among grants but, once established for a grant, may not be modified with respect to that grant, except in the event of a change in the NII Common Stock or in the capital stock of NII's subsidiaries by reason of a reorganization, recapitalization, stock dividend, stock split or other corporate change and except that, with respect to performance shares and performance units, the NII Compensation Committee may, in its sole discretion, make such adjustments to performance targets, the number of performance shares or the number or value of performance units which may be earned, or such other changes as it deems necessary or advisable in the event of material changes in the criteria used for establishing performance targets which would result in the dilution or enlargement of an award outside the goals intended by the NII Compensation Committee at the time of grant.

     The NII Compensation Committee may provide that amounts equivalent to dividends are payable with respect to performance or restricted shares or performance units. Such amounts are credited to the participant's performance account and are payable at the time that restrictions on the award are removed and the award is distributed.

     Performance or restricted shares and performance units may not be sold or transferred during any restriction period, provided that if a holder thereof dies, becomes disabled, retires or terminates employment with the consent of the NII Compensation Committee, the number of performance or restricted shares or performance units earned will be determined by the NII Compensation Committee. If a holder's employment is terminated for any other reason, all shares or units subject to restrictions are forfeited.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Options

     It is intended that incentive options granted under the 1993 Option Plan will meet the definitional requirements of Section 422(b) of the Code for 'incentive stock options.' Under the Code, the grantee of an incentive option generally is not subject to regular income tax upon the receipt or exercise of the incentive option. However, an employee who exercises an incentive option by delivering shares previously acquired pursuant to the exercise of an incentive option is treated as making a 'disqualifying disposition' (described below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The 'applicable holding period' is the longer of two years from the date of grant or one year from the date of transfer pursuant to the exercise of such option. Upon the exercise of an incentive option with previously acquired shares as to which no disqualifying disposition occurs, it appears that the optionee will not recognize gain or loss with respect to such previously acquired shares.

     For purposes of computing any alternative minimum tax liability, an employee who exercises an incentive option generally will be required to increase his or her 'alternative minimum taxable income' by an amount equal to the excess of the fair market value of a share at the time the option is exercised over the exercise price and must compute his or her tax basis in the acquired share as if such share had been acquired through the exercise of a non-qualified option (as described below).

     If, subsequent to the exercise of an incentive option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds the applicable holding period (as defined above), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss (provided that such shares were held by the optionee as a capital asset at the time).


     In general, if, after exercising an incentive option, an employee disposes of the shares so acquired before the end of the applicable holding period (i.e., makes a 'disqualifying disposition'), the employee will be deemed in receipt of ordinary income in the year of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the date the incentive option was exercised over the exercise price. If the disqualifying disposition is a sale or exchange that will permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom will be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess will be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year and provided that the employee held such shares as a capital asset at such time. Under proposed regulations, special rules may apply in the case of a disqualifying disposition of shares that were acquired upon the exercise of an incentive option by delivering previously acquired shares.

     A deduction will not be allowed to NII for federal income tax purposes with respect to the grant or exercise of an incentive option or the disposition, after the applicable holding period, of shares acquired upon exercise of the option. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to NII in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation, is reasonable, and the provisions of Section 162(m) of the Code relating to certain limits on the deductibility of compensation in excess of $1 million paid to certain executives are inapplicable.

     Non-Qualified Options and Stock Appreciation Rights

     A non-qualified option is one that does not qualify as an incentive stock option under Section 422(b) of the Code. An employee who receives a non-qualified option or a stock appreciation right (a 'Right') will not recognize any taxable income upon the grant of such non-qualified option or Right. In general, upon exercise of a non-qualified option an individual will be treated as having received ordinary income in an amount equal to the excess of
(i) the fair market value of the shares at the time of exercise over (ii) the exercise price. Upon the receipt of cash or the transfer of shares pursuant to the exercise of a Right, an employee will recognize ordinary income in an amount equal to the sum of the amount of cash and the fair market value of the shares received. The ordinary income recognized with respect to the transfer of shares or receipt of cash by an employee upon exercise of a non-qualified option or a Right under the 1993 Option Plan is subject to both wage withholding and employment taxes.

     Under certain circumstances, the timing of income recognition by an optionee who is an officer or director of NII or a beneficial owner of more than ten percent (10%) of any class of equity securities of NII possibly might be deferred for a period following the exercise of a non-qualified option or of a Right for shares (i.e., the 'Deferral Period'), unless such optionee files a written election with the Internal Revenue Service within 30 days after the date of transfer pursuant to Section 83(b) of the Code, to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares over their exercise price.

     An individual's tax basis in the shares received on exercise of a non-qualified option for cash or a Right will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares. The holding period for such shares will begin just after the transfer of the shares or, in the case of an officer, director or beneficial owner of more than 10% of any class of equity securities of NII who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes will be allowed to NII in an amount equal to the ordinary income taxable to the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable, the provisions of

Section 162(m) of the Code relating to certain limits on the deductibility of compensation in excess of $1 million paid to certain executives are inexplicable, and, in the case of an exercise by an employee of a non-qualified option or of a Right for shares, that the employer corporation satisfied its withholding obligation with respect to such income.

     If an individual exercises a non-qualified option by delivering other shares, the employee will not recognize gain or loss with respect to the exchange of such shares, even if the shares' then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the non-qualified option as if he or she had paid the exercise price in cash, and the employer corporation likewise generally will be entitled to an equivalent tax deduction. As long as the individual receives a separate identifiable stock certificate therefor, his or her tax basis in that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered and his or her holding period for such number of shares received will include his or her holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a non-qualified option paid for, in whole or in part, with shares will be the same as if the individual had exercised the non-qualified option solely for cash.

     Performance Shares, Restricted Shares and Performance Units

     In general, if a participant receiving an award of performance shares, restricted shares or performance units under the 1993 Option Plan makes an election with respect to such shares or units under Section 83(b) of the Code not later than 30 days after the date such shares or units are transferred to such participant pursuant to such award, such participant will recognize ordinary income at the time of transfer in an amount equal to the fair market value of the shares or units covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer. In the absence of such election, the participant generally will recognize ordinary income at the time at which the restrictions which impose a substantial risk of forfeiture of such shares or units (the 'Restrictions') lapse, in an amount equal to the fair market value of such shares or units at such time. The ordinary income recognized by an employee with respect
to shares or units awarded pursuant to the 1993 Option Plan will be subject to both wage withholding and employment taxes.

     Under certain circumstances, a participant may not recognize ordinary income with respect to amounts allocated to his or her performance account until the participant receives payment of such amounts or until such amounts are otherwise made available to such participant.

     If a Section 83(b) election is available and is made, dividends received or performance shares, restricted shares or performance units which are subject to Restrictions will be treated as dividend income. If a participant does not make an election under Section 83(b), dividends received on the shares or units prior to the time the Restrictions on such shares or units lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and are subject to wage withholding and employment taxes.

     A participant's tax basis in shares or units received pursuant to the 1993 Option Plan will be equal to the amount of ordinary income recognized by such participant with respect to the receipt of such shares or units or the lapse of Restrictions thereon. The participant's holding period for such shares or units for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares or units to the participant, if a
Section 83(b) election is made with respect to such shares or units, or immediately after the Restrictions on such shares or units lapse, if no Section 83(b) election is made.

     In general, a deduction will be allowed to NII, for federal income tax purposes, in an amount equal to the ordinary income recognized by a participant with respect to shares or units awarded pursuant to the 1993 Option Plan, provided that such amount constitutes an ordinary and necessary business expense of NII, is reasonable, the provisions of Section 162(m) of the Code relating to certain limits on the deductibility of compensation in excess of $1 million paid to certain executives are inapplicable, and provided further that, in the case of the issuance of property other than cash, NII satisfied its withholding obligation with respect to such income.
     If, subsequent to the lapse of Restrictions on his or her shares or units, the participant sells such shares or units, the difference, if any, between the amount realized from such sale and the tax basis of such shares or units to the holder will be taxed as long-term or short-term capital gain or loss, depending on whether the participant's holding period for such shares or units exceeds the requisite holding period at the time of sale and provided that the participant holds such shares or units as a capital asset at such time.

     If a Section 83(b) election is available and is made and, before the Restrictions on the shares or units lapse, the shares or units which are subject to such election are forfeited, (i) no deduction will be allowed to such participant for the amount included in the income of such participant by reason of such Section 83(b) election, and (ii) NII will be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares or units.


     The 1993 Option Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

RECOMMENDATION AND VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE 1993 OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF NII COMMON STOCK THEREUNDER. The affirmative vote of a majority of the shares of NII Common Stock represented in person or by proxy and entitled to vote at the NII Annual Meeting is required for the approval of the adoption of the Option Amendment.

        AMENDMENT OF THE 1993 OPTION PLAN TO ALLOW GRANTS TO INDIVIDUALS

          WHO SERVE AS DIRECTORS OF ANY SUBSIDIARY CORPORATION OF NII

PROPOSED AMENDMENT


     The NII Board of Directors recommends the adoption of an amendment to the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan. On August 24, 1994,
                                       61
the NII Board of Directors unanimously approved the amendment to the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of NII, at the discretion of the committee administering such 1993 Option Plan.

     The purpose of this amendment to the 1993 Option Plan is to afford directors of any subsidiary corporation of NII an opportunity to acquire a proprietary interest in NII and thus to create in such persons an increased interest in and greater concern for the welfare of NII and any subsidiary corporation of NII. For a description of the 1993 Option Plan, see 'Amendment of the 1993 Option Plan to Increase the Number of Shares of NII Common Stock Authorized for Issuance.'

     A copy of the amended 1993 Option Plan will be furnished by NII to any stockholder upon written request to NII's corporate subsidiary.

RECOMMENDATION AND VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE 1993 OPTION PLAN TO ALLOW GRANTS TO INDIVIDUALS WHO SERVE AS DIRECTORS OF ANY SUBSIDIARY CORPORATION OF NII. The affirmative vote of a majority of the shares of NII Common Stock represented in person or by proxy and entitled to vote at the NII Annual Meeting is required for the approval of the adoption of this proposal.

                           EXECUTIVE OFFICERS OF NII


     A brief biography of each executive officer of NII (other than the Co-Chairmen of the Board and Co-Chief Executive Officers, whose biographies are set forth under 'Election of NII Directors--NII Directors Whose Terms of Office Continue--Terms Expiring in 1996' above) who served during Fiscal 1994 is provided below. NII's executive officers are elected by the NII Board of Directors at its annual meeting and hold office until the next annual meeting of the NII Board of Directors or until their successors have been duly elected and qualified.

     PETER B. MCKEE, 56, has been Vice President and Chief Financial Officer of NII since February 1994. He has also served as Senior Vice President and Chief Financial Officer of FoxMeyer since January 1994. From October 1991 to December 1993, he was Executive Vice President and Chief Financial Officer of InterSolve

Group, a managerial consulting firm. From March 1988 to September 1991, he was Senior Vice President and Chief Financial Officer of Metro Airlines, a regional airline that operated in the Southwest and Eastern United States and in the Caribbean and which filed a petition under chapter 11 of title 11 of the United States Code in April 1991 and was subsequently reorganized thereunder.


     EDWARD L. MASSMAN, 35, has been Vice President and Controller of NII since July 1994 and Controller of NII since July 1993. He has also served as Vice President and Controller of FoxMeyer since September 1, 1994 and, prior thereto, served as Director of Accounting of FoxMeyer from September 1990. Mr. Massman was employed by Deloitte & Touche LLP from January 1983 to September 1990, serving most recently as Senior Audit Manager.


FORMER NII EXECUTIVE OFFICER

     LAWRENCE J. PILON, 45, was Vice President, Human Resources of NII from June 1986 to January 1994. He was Secretary of NII from August 1991 to January 1994. He also served as Senior Vice President-- Administration of FoxMeyer from September 1990 to January 1994.

COMPENSATION OF NII EXECUTIVE OFFICERS

     The following table sets forth the compensation for the three fiscal years ended March 31, 1994 received by NII's Co-Chief Executive Officers and the three remaining most highly compensated executive officers of NII in Fiscal 1994.

                         NII SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                       COMPENSATION(A)
                                                                                   -----------------------
                                                                                     AWARDS
                                                                                   ----------
                                                  ANNUAL COMPENSATION              SECURITIES    PAYOUTS
                                       ------------------------------------------  UNDERLYING   ----------

                              FISCAL                             OTHER ANNUAL       OPTIONS/       LTIP          ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)   COMPENSATION($)(B)    SARS(#)     PAYOUTS($)   COMPENSATION($)(C)
- ----------------------------  ------   ---------   --------   -------------------  ----------   ----------   ------------------
Abbey J. Butler (D) ........   1994     709,000    318,330          53,974            28,000           0            5,372
  Co-Chairman of the Board     1993     702,000    175,000            (H)            540,000           0            1,750
  and Co-Chief Executive       1992     556,250    139,000            (H)            110,000           0            1,750
  Officer
Melvyn J. Estrin (D) .......   1994     709,000    318,330          50,997            28,000           0            5,958
  Co-Chairman of the Board     1993     702,000    175,000            (H)            540,000           0            1,167
  and Co-Chief Executive       1992     556,250    139,000            (H)            110,000           0            1,750
  Officer

Lawrence J. Pilon (E) ......   1994     174,042          0            (H)                  0           0            3,748
  Vice President, Human        1993     197,937     28,000            (H)             17,000      62,500            4,456
  Resources (through January   1992     185,811     42,200          66,456            60,000           0            4,325
  1994)
Edward L. Massman (F) ......   1994      94,338     24,379            (H)                  0           0            3,115
  Controller                   1993      82,362      9,500             0                   0           0            2,471
                               1992      75,775     12,200             0                   0           0            1,263
Peter B. McKee (G) .........   1994      44,302     35,750             0              60,000           0                0
  Vice President and Chief     1993           0          0             0                   0           0                0
  Financial Officer            1992           0          0             0                   0           0                0
  (effective February 1994)

- ------------------

(A) NII made no awards of restricted stock during the three fiscal years ended March 31, 1994 to any of the five executive officers of NII named in the NII Summary Compensation Table.

(B) For Fiscal 1994, the amount set forth under 'Other Annual Compensation' includes amounts paid by NII or by FoxMeyer to each executive officer under FoxMeyer's Supplemental Savings Plan, which is a nonqualified plan for employees whose contributions to the FoxMeyer Employees' Savings and Profit Sharing Program (the 'FoxMeyer 401(k) Plan') are limited by the Code's limitations on elective contributions thereto.

(C) Represents amounts contributed by NII or by FoxMeyer to each executive officer's account under the FoxMeyer 401(k) Plan.

(D) In Fiscal 1994, Mr. Butler and Mr. Estrin each received $350,000 from NII for serving as Co-Chief Executive Officer of NII, $275,000 from FoxMeyer for serving as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer and $84,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. For Fiscal 1994, Mr. Butler and Mr. Estrin each received a $175,000 bonus from NII and a $137,500 bonus from FoxMeyer and a $5,830 bonus under FoxMeyer's performance plan (a plan which paid bonuses to all FoxMeyer employees upon the attainment by FoxMeyer of an earnings target). In Fiscal 1993, Mr. Butler and Mr. Estrin each received $350,000 from NII for serving as Co-Chief Executive Officers of NII, $275,000 from FoxMeyer for serving as Co-Chairmen of the Board of FoxMeyer and $77,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. For Fiscal 1993, Mr. Butler and Mr. Estrin each received a $65,000 bonus from NII, an $85,000 bonus from FoxMeyer and a

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

    $25,000 bonus from Ben Franklin. In Fiscal 1992, Mr. Butler and Mr. Estrin each received $350,000 from NII for serving as Co-Chief Executive Officers of NII and $206,250 (which represents payments from July 1992 through March

    1993) from FoxMeyer for serving as Co-Chairmen of the Board of FoxMeyer. The $139,000 bonus paid to each of Mr. Butler and Mr. Estrin for Fiscal 1992 was paid by FoxMeyer.

    In Fiscal 1994, Ben Franklin extended the expiration date (from April 27, 1997 to April 27, 2001) of options for 10,000 shares of common stock of Ben Franklin ('Ben Franklin Common Stock') held by each of Mr. Butler and Mr. Estrin and granted each of them additional options for 18,000 shares of Ben Franklin Common Stock. In Fiscal 1993, Mr. Butler and Mr. Estrin were each granted options for 440,000 shares of NII Common Stock, options for 50,000 shares of FoxMeyer Common Stock and options for 50,000 shares of Ben Franklin Common Stock. In Fiscal 1992, Mr. Butler and Mr. Estrin were each granted options for 110,000 shares of FoxMeyer Common Stock.

(E) Until January 1994, Mr. Pilon served as the Vice President, Human Resources of NII but did not receive compensation from NII in such capacity. Mr. Pilon was also the Senior Vice President--Administration of FoxMeyer, which paid all of his compensation for services rendered in Fiscal 1994, 1993 and 1992.

    In Fiscal 1993, Mr. Pilon received a $62,500 payment from FoxMeyer for 25,000 performance units granted by NII in April 1990 ('1990 Performance Units') under the Performance Units Supplement to the NII 1987 Plan. The value of the 1990 Performance Units was tied to the operating results of FoxMeyer Drug Company, a wholly owned subsidiary of FoxMeyer, and was based on operating goals set by the NII Compensation Committee related to return on invested capital of FoxMeyer Drug Company over the three-year period ended March 31, 1993. For Fiscal 1992, $55,586 of the amount shown under 'Other Annual Compensation' represents payments made to Mr. Pilon in connection with his relocation from Pittsburgh to Dallas.

(F) Mr. Massman presently serves as the Vice President and Controller of NII. Prior to July 1994, Mr. Massman was also the Director of Accounting of FoxMeyer, which paid all of his compensation for services rendered in Fiscal 1994, 1993 and 1992 except for a $5,000 special bonus paid by NII in Fiscal 1994.

(G) Since February 1994, Mr. McKee has served as the Vice President and Chief Financial Officer of NII but does not receive compensation from NII in such capacity. Mr. McKee is the Senior Vice President and Chief Financial Officer of FoxMeyer, which paid all of his compensation for services rendered in Fiscal 1994. In Fiscal 1994, Mr. McKee was granted options for 60,000 shares of FoxMeyer Common Stock.


(H) Other annual compensation to this executive officer, including payment of club dues, personal use of corporate property (including the use of NII's airplane) and other personal benefits, did not exceed the lesser of $50,000 or 10% of such executive officers's total salary and bonus for such fiscal year.

REPORT OF THE NII COMPENSATION COMMITTEE


     The NII Compensation Committee is comprised of three directors: Mr. Sheldon
W. Fantle, who is the Chairman, and Messrs. Paul M. Finfer and Alfred H. Kingon, all of whom are outside directors of NII.

     EXECUTIVE COMPENSATION. Compensation for NII's executive officers is comprised of base salary, annual incentive payments and long-term incentive awards in the form of stock option grants. The goal of NII's executive compensation policy is to reward its executive officers for overseeing and managing NII's operating subsidiaries, for their contributions towards long-term strategic planning and for improving long-term stockholder value. Decisions with respect to the compensation of the Co-Chief Executive Officers of NII are made by the NII Compensation Committee. NII generally does not pay any compensation to NII's other executive officers, whose salaries and bonuses are paid solely by FoxMeyer and are determined by the Personnel and Compensation Committee of the Board of Directors of FoxMeyer, which consists of Messrs. Fantle and Finfer and Messrs. Abbey J. Butler, Melvyn J. Estrin and Daniel J. Callahan, III (the 'FoxMeyer Compensation Committee').

     FoxMeyer provides an executive compensation program that aims to reinforce FoxMeyer's overall business mission, strategies, values and objectives. The goals of FoxMeyer's executive compensation program are to motivate and reward its executive officers and other key employees, to improve long-term stockholder value and to attract and retain high-quality executive talent. FoxMeyer's executive compensation program consists of base salary, annual and long-term incentive payments, stock options and employee benefits. FoxMeyer reviews its compensation programs periodically and compares its pay practices with other companies in the wholesale distribution business and with companies staffed with similarly skilled executives. FoxMeyer's objective is to position total compensation at approximately the median of market pay for executives in similar positions. Annual incentive payments are based on the attainment of specific goals established each year. Long-term incentives, in the form of cash payments and stock option grants, are designed to reward sustained corporate performance over a three-to five-year period.

     During the first fiscal quarter of each year, the FoxMeyer Compensation Committee meets to review salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The FoxMeyer Compensation Committee also reviews the current fiscal year's business plan and establishes performance objectives for each FoxMeyer executive officer. Goals relating to FoxMeyer's financial performance, based on such factors as return on capital, pre-tax income or net income, are set as a primary component of executive incentive compensation. Individual performance objectives are also determined for officers and are weighted to reflect their respective functions, significance and contribution to FoxMeyer business goals. In making its decisions, the FoxMeyer Compensation Committee receives recommendations from FoxMeyer's Co-Chief Executive Officers and President on senior executives and then meets privately (without the presence of management, including FoxMeyer's Co-Chief Executive Officers, in relation to their compensation) to determine compensation for FoxMeyer's Co-Chief Executive Officers. The FoxMeyer Compensation Committee's decisions are based on input from FoxMeyer's Human Resources Department, and periodically from outside advisors, to maintain the desired level of competitiveness and congruence with long-term company performance.

     During the year, the NII Compensation Committee and the FoxMeyer Compensation Committee receive periodic updates on FoxMeyer's operating results and the progress made by FoxMeyer's executive officers towards performance targets relevant to FoxMeyer's incentive programs. Discussions of management contribution and performance are held periodically.

     NII'S CO-CHIEF EXECUTIVE OFFICERS. During Fiscal 1994, NII paid each of Messrs. Butler and Estrin, NII's Co-Chief Executive Officers, a base salary of $350,000. This base salary was approved by the NII Board of Directors in October 1991, based upon the recommendation of the NII Compensation Committee (which had consulted with an outside advisor). See '--Employment Agreements with FoxMeyer Executive Officers.' No salary increase was granted to the Co-Chief Executive Officers for Fiscal 1994. For Fiscal 1994, the NII Board of Directors, based upon the recommendation of the NII Compensation Committee, awarded each of NII's Co-Chief Executive Officers a bonus of $175,000 for their management of NII and their involvement in a number of financing transactions by FoxMeyer and Ben Franklin during Fiscal 1994 that provided enhanced liquidity to these companies at lower cost; their work on NII's exchange offer in November 1993 (in which NII exchanged approximately 6.8 million shares of NII Common Stock for the Series A Preferred Stock); and their work in obtaining a $15 million revolving loan facility for NII.

     In determining the amount of the Co-Chief Executive Officers' bonuses for Fiscal 1994, the NII Compensation Committee took into consideration the aggregate compensation payable to them by NII, FoxMeyer and Ben Franklin relative to their performance on behalf of NII's stockholders and to the fact that no increase in base salary had been authorized for either of them since Fiscal 1992.

     In Fiscal 1994, each NII Co-Chief Executive Officer received $275,000 from FoxMeyer for his services as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer. The Board of Directors of FoxMeyer consisted of eight members in Fiscal 1994, including Messrs. Butler, Estrin, Fantle and Finfer (who were also directors of NII). Although Messrs. Butler and Estrin are members of the FoxMeyer Board of Directors and the FoxMeyer Compensation Committee, they do not participate in the determination of their annual compensation, bonuses and the grant of FoxMeyer options to them. The $275,000 annual payment to each of Messrs. Butler and Estrin was approved by the FoxMeyer Board of Directors (without the participation of Messrs. Butler and Estrin) in June 1991 based upon the substantial, but not full-time, services they were expected to render to FoxMeyer as Co-Chairmen of the FoxMeyer Board of Directors, including financial and strategic planning and supervisory and managerial services. When they assumed the additional offices of Co-Chief Executive Officers of FoxMeyer in May 1993, there was no increase in the payments to Messrs. Butler and Estrin from FoxMeyer. For Fiscal 1994, the FoxMeyer Board of Directors, based upon the recommendation of the FoxMeyer Compensation Committee, awarded each Co-Chief Executive Officer a bonus of $137,500 for his contribution to the rebuilding and restructuring of FoxMeyer's operating businesses and financial structure, the completion of a number of FoxMeyer's financing transactions in Fiscal 1994 that have provided FoxMeyer with greater liquidity at lower cost, the improved profitability experienced by FoxMeyer in Fiscal 1994 and the preparation of FoxMeyer's three-year strategic plan.

     The Board of Directors of Ben Franklin consisted of eight members in Fiscal 1993, including Messrs. Butler, Estrin, Fantle and Kingon (who were also directors of NII). Although Messrs. Butler and Estrin are members of the Ben Franklin Board, they do not participate in the determination of their annual fees, bonuses and the grant of Ben Franklin options to them. In May 1992, the Ben Franklin Board of Directors approved (without the participation of Messrs. Butler and Estrin) the payment of $84,000 per annum to each of them for serving as Co-Chairmen of the Board of Directors of Ben Franklin, in which capacity each of them would render substantially the same services as those rendered to FoxMeyer.

                                          SHELDON W. FANTLE (CHAIRMAN)
                                          PAUL M. FINFER
                                          ALFRED H. KINGON

     The foregoing report is not incorporated by reference in any prior or future filings of NII under the Securities Act, or under the Exchange Act, directly or by reference to the incorporation of proxy statements of NII, unless NII specifically incorporates the report by reference, and the report shall not otherwise be deemed filed under such Acts.

OPTION/SAR GRANTS IN FISCAL 1994 TO NII EXECUTIVE OFFICERS

     NII did not grant options in Fiscal 1994 to any of the executive officers of NII named in the NII Summary Compensation Table. The following table provides information regarding the options granted by FoxMeyer and Ben Franklin to certain executive officers of NII.

                                    INDIVIDUAL GRANTS
- ------------------------------------------------------------------------------------------
                                                     PERCENT
                                                       OF
                                                      TOTAL
                                                    OPTIONS/                                   POTENTIAL REALIZABLE
                                     NUMBER OF        SARS                                    VALUE AT ASSUMED ANNUAL
                                    SECURITIES       GRANTED                                   RATES OF STOCK PRICE
                                    UNDERLYING         TO                                     APPRECIATION FOR OPTION
                                     OPTIONS/       EMPLOYEES    EXERCISE OR                          TERM(A)

                                       SARS         IN FISCAL    BASE PRICE     EXPIRATION    -----------------------
              NAME                  GRANTED(#)        YEAR         ($/SH)          DATE        5%($)          10%($)
- --------------------------------   -------------    ---------    -----------    ----------    -------         -------
GRANTS BY FOXMEYER:
  Peter B. McKee................       60,000(B)       37.5%        12.25        1/16/1999    203,067         448,725
GRANTS BY BEN FRANKLIN:

  Abbey J. Butler...............       10,000(C)        5.0%         5.00        4/27/2001     13,814          30,526
                                       18,000          16.5%         4.50        1/16/2003     22,379          49,451
  Melvyn J. Estrin..............       10,000(C)        5.0%         5.00        4/27/2001     13,814          30,526
                                       18,000          16.5%         4.50        1/16/2003     22,279          49,451

- ------------------
(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the Commission and are not intended to forecast future price appreciation of either FoxMeyer Common Stock or Ben Franklin Common Stock. The amounts reflect potential future value based upon growth at these prescribed rates. NII did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. NII is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performances of FoxMeyer Common Stock and Ben Franklin Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(B) One-third (1/3) of these options will become exercisable on January 17, 1995, another 1/3 will become exercisable on January 17, 1996, and the remaining 1/3 will become exercisable on January 17, 1997.

(C) These options were originally granted on April 28, 1992 and became fully exercisable on April 28, 1994. On December 20, 1993, Ben Franklin extended the expiration date of all non-incentive stock options granted on April 28, 1992 from April 27, 1997 to April 27, 2001, including those held by Messrs. Butler and Estrin.

AGGREGATED OPTION/SAR EXERCISES IN 1994 BY NII EXECUTIVE OFFICERS
     The following table provides information as to options exercised by each of the named executives in 1994 and the value of options held by such executives at year end measured in terms of the last reported sale price for the shares of NII Common Stock on March 31, 1994 ($16, as reported on the New York Stock Exchange Composite Tape).


                                                                           NUMBER OF                        VALUE OF
                                                                     SECURITIES UNDERLYING                UNEXERCISED
                                                     VALUE          UNEXERCISED OPTIONS/SARS AT        IN-THE-MONEY OPTIONS
                                                  REALIZED (A)             FY-END (#)               AT MARCH 31, 1994 ($)(B)
                                                    ($)

                               SHARE ACQUIRED       ------------  ----------------------------    ----------------------------
            NAME               ON EXERCISE (#)
- ----------------------------   ---------------
                                                                  EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                                  -------------    -----------    -------------

Abby J. Butler..............           --                --         440,000             0          $ 440,000           --
Melvyn J. Estrin............           --                --         440,000             0          $ 440,000           --
Lawrence J. Pilon...........        5,000            $2,188               0             0                 --           --
Peter B. McKee..............           --                --              --            --                 --           --
Edward L. Massman...........           --                --              --            --                 --           --


- ------------------

(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b) Market value of shares covered by in-the-money options on March 31, 1993, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

LONG-TERM INCENTIVE PLANS--AWARDS IN FISCAL 1994 TO NII EXECUTIVE OFFICERS (A)

                                               NUMBER     PERFORMANCE
                                                 OF        OR OTHER
                                              SHARES,       PERIOD                ESTIMATED FUTURE PAYOUTS UNDER
                                              UNITS OR       UNTIL                 NON-STOCK PRICE-BASED PLANS
                                               OTHER      MATURATION     ------------------------------------------------
                   NAME                        RIGHTS      OR PAYOUT     THRESHOLD($)(B)    TARGET($)(C)    MAXIMUM($)(D)
- -------------------------------------------   --------    -----------    ---------------    ------------    -------------
Abbey J. Butler ...........................      8.0%       3/31/97            $ 0            $483,781       $ 1,342,861
Co-Chairman of the Board and
Co-Chief Executive Officer
Melvyn J. Estrin ..........................      8.0%       3/31/97            $ 0            $483,781       $ 1,342,861
Co-Chairman of the Board and
Co-Chief Executive Officer
Lawrence J. Pilon (E) .....................      5.0%       3/31/97             --                  --                --
Vice President, Human Resources
(through January 1994)
Peter B. McKee ............................      6.0%       3/31/97            $ 0            $362,836       $ 1,007,146
Vice President and
Chief Financial Officer
(effective February 1994)

- ------------------
(A) In April 1993, FoxMeyer adopted a Long-Term Incentive Plan (the 'FoxMeyer LTIP') to motivate and reward sustained improvements in FoxMeyer's financial performance over a long-term period. Under the FoxMeyer LTIP, the

     FoxMeyer Compensation Committee is authorized to create, from time to time, pools to be funded by FoxMeyer ('performance pools') for the payment of incentive payments to participants in the FoxMeyer LTIP upon the attainment by FoxMeyer of certain earnings and financial parameters. The


                                         (footnotes continued on following page)

(footnotes continued from preceding page)

     FoxMeyer Compensation Committee created the first performance pool in April 1993 (the '1993 Performance Pool') and it will be funded by FoxMeyer based on the attainment of sustained annual growth in its earnings before taxes ('EBT') over a four-year period from Fiscal 1994 through Fiscal 1997. If another performance pool is created under the FoxMeyer LTIP, amounts to be allocated to the 1993 Performance Pool subsequent thereto may be adjusted based upon terms and conditions to be established at such time by the FoxMeyer Compensation Committee.

     Under the 1993 Performance Pool, FoxMeyer's EBT target for Fiscal 1994 was $46.1 million, which also served as the EBT starting point. Because FoxMeyer has achieved its Fiscal 1994 EBT target, 2.5% of FoxMeyer's actual EBT for Fiscal 1994 (which was $46.8 million) was allocated to the 1993 Performance Pool. Thereafter, if FoxMeyer's EBT increases from year to year by at least 7.5%, a certain percentage of FoxMeyer's EBT (the 'Multiplier') of the just-completed fiscal year will be allocated to the 1993 Performance Pool. The Multiplier is 3% if growth in FoxMeyer's EBT equals 7.5% but is less than 15%; 4% if growth in EBT equals 15% but is less than 20%; 5% if growth in EBT equals 20% but is less than 25%; and 7% if growth in EBT is equal to or greater than 25%. If FoxMeyer's EBT declines from year to year, dollars will be deducted from the amount allocated to the 1993 Performance Pool based on the same scale except that, in calculating the amount to be deducted, the Multiplier will be applied to the higher of FoxMeyer's EBT target that year or the actual EBT.

     Messrs. Butler and Estrin were each awarded an 8% share of the 1993 Performance Pool in their capacities as Co-Chairmen of the Board and Co-Chief Executive Officers of FoxMeyer. Mr. McKee was awarded 6% of the 1993 Performance Pool in his capacity as Senior Vice President and Chief Financial Officer of FoxMeyer. Mr. Massman is not a participant in the FoxMeyer LTIP. The first payouts from the 1993 Performance Pool may be made after the end of Fiscal 1995 (of up to 50% of the aggregate amount accumulated therein) and the final payouts will be made after the end of Fiscal 1997.

(B) If FoxMeyer's EBT after Fiscal 1994 declines each year, deductions will be made from the 1993 Performance Pool and, depending upon the magnitude of the decline in EBT each year, the $1,170,250 allocated to the 1993 Performance Pool for Fiscal 1994 may be reduced to $0 by the end of Fiscal 1997. If this occurs, the individuals who have been granted shares in the 1993 Performance Pool would receive no payments.

(C)  These amounts are provided for illustrative purposes only and are calculated based on each individual's share in the 1993 Performance Pool and assume that, after Fiscal 1994, FoxMeyer's EBT will grow by a factor of 7.5% each year. Based on an assumed EBT growth rate of 7.5% each year, $1,509,622 would be allocated by FoxMeyer to the 1993 Performance Pool for

     Fiscal 1995; $1,622,844 for Fiscal 1996; and $1,744,557 for Fiscal 1997,
     resulting in a hypothetical aggregate amount allocated to the 1993 Performance Pool by the end of Fiscal 1997 of $6,047,273. There can be no assurances that the EBT growth reflected in the amounts set forth in this table will be achieved by FoxMeyer.

(D) These amounts are provided for illustrative purposes only and are calculated based on each individual's share in the 1993 Performance Pool and assumes that, after Fiscal 1994, FoxMeyer's EBT will grow by a factor of 25% each year. Based on an assumed EBT growth rate of 25% each year, $4,095,875 would be allocated by FoxMeyer to the 1993 Performance Pool for Fiscal 1995; $5,119,843 for Fiscal 1996; and $6,339,804 for Fiscal 1997,
     resulting in a hypothetical aggregate amount allocated to the 1993 Performance Pool by the end of Fiscal 1997 of $16,785,772. There can be no assurances that the EBT growth reflected in the amounts set forth in this table will be achieved by FoxMeyer.

(E) Mr. Pilon had been awarded a 5% share of the 1993 Performance Pool in his capacity as Senior Vice President--Administration of FoxMeyer, which he forfeited upon his resignation from FoxMeyer in January 1994.

NII PERFORMANCE GRAPH

     The following performance graph compares the performance of the NII Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by NII (the 'NII Peer Group Index') for NII's last five fiscal years. The graph assumes that the value of the investment in the NII Common Stock and in each index was $100 on April 1, 1989, and that all dividends were reinvested.

     NII has two operating subsidiaries: FoxMeyer, in which NII owns approximately 80.5% of the outstanding shares and which contributed approximately 94% of NII's net sales in Fiscal 1994, and Ben Franklin, in which NII owns approximately 67% of the outstanding shares and which contributed approximately 6% of NII's net sales in Fiscal 1994. The NII Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of (i) NII, FoxMeyer and Ben Franklin; (ii) the following companies which are engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., D&K Wholesale Drug, Inc., Krelitz Industries, Inc., McKesson Corporation, Moore Medical Corporation and Owens & Minor, Inc.; and
(iii) the following companies which are engaged primarily in the sale of variety and crafts merchandise: Ambers Stores, Inc. and Michaels Stores, Inc.

                                 [INSERT GRAPH]

                                          FISCAL YEAR ENDED MARCH 31,

                                 ----------------------------------------------
                       4/1/89     1990      1991      1992      1993      1994
                       ------    ------    ------    ------    ------    ------

NII.................   100.00     94.93     89.13     77.54     75.63     93.08
S&P 500 Index.......   100.00    119.27    136.46    151.53    174.60    177.17
NII Peer Group
  Index.............   100.00    106.14    145.05    146.44    147.18    181.76

     The foregoing performance graph is not incorporated in any prior or future filings of NII under the Securities Act or the Exchange Act, directly or by reference to the incorporation of proxy statements of NII, unless NII specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ('Section 16(a)') requires NII's directors, executive officers and persons who beneficially own more than 10% of a registered class of NII's equity securities ('10% Owners') to file reports of beneficial ownership of NII's securities and changes in such beneficial ownership with the Commission. Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish NII with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to NII, or written representations that no year-end Form 5 filings were required for transactions occurring during Fiscal 1994, NII believes that its directors, executive officers and 10% Owners complied with
Section 16(a) filing requirements applicable to them during Fiscal 1994.

EMPLOYMENT AGREEMENTS WITH NII EXECUTIVE OFFICERS

     Effective October 24, 1991, NII entered into employment agreements with each of Messrs. Butler and Estrin pursuant to which they each agreed to serve as Co-Chief Executive Officer of NII through October 31, 1994 at a minimum annual base salary of $350,000, subject to periodic increases by the NII Board of Directors. The Co-Chief Executive Officers are also entitled to participate in the benefits generally available to senior executives of NII and to receive such other amounts as the FoxMeyer Board of Directors or any other entity controlled by NII may authorize. For additional compensation received by Messrs. Butler and Estrin, see the NII Summary Compensation Table on page 61 and Note D thereto.

     In addition to base salary, Messrs. Butler and Estrin have each been granted, as an incentive bonus under their employment agreements, options to purchase 440,000 shares of NII Common Stock at an exercise price of $15.00 per share (the average price per share of NII Common Stock on the effective date of the employment agreements), which options were approved by NII's stockholders at the annual meeting in 1992 (the 'Bonus Award Options').

     All of the Bonus Award Options are presently exercisable and will expire on

October 31, 1994, unless the executive's employment is terminated for just cause, in which event the right to exercise any unexercised Bonus Award Options will terminate. The options contain anti-dilution provisions to maintain the percentage ownership represented by the shares issuable upon exercise thereof and are not transferrable (other than by will or the laws of descent and distribution). However, each Co-Chief Executive Officer has certain rights to have NII register his or his transferee's shares of NII Common Stock issuable upon exercise of Bonus Award Options and to pay the expenses incurred in connection therewith.

     If either executive is removed without his consent as Co-Chairman of the Board or Co-Chief Executive Officer of NII, or if either executive dies or becomes permanently or totally disabled during the term of the employment agreements, each executive (or his estate, as the case may be) is entitled to exercise his Bonus Award Options.

     On June 3, 1994, each of Messrs. Butler and Estrin were granted options to purchase 800,000 shares of NII Common Stock. These options are not reflected in their beneficial ownership of NII Common Stock shown in the table under 'Ownership of Shares of NII Common Stock of Certain Beneficial Owners and Management' because these options are not presently exercisable or exercisable within 60 days of the NII Annual Meeting.

     Peter B. McKee, the Vice President and Chief Financial Officer of NII, has an employment agreement with FoxMeyer in his capacity as Senior Vice President and Chief Financial Officer of FoxMeyer which expires on January 14, 1997. Under the terms of the agreement, Mr. McKee's minimum annual base salary may not be less than his annual base salary as of January 15, 1994 (which was $200,000 per annum). If Mr. McKee's employment with FoxMeyer is terminated for any reason other than for cause, Mr. McKee will be entitled to receive monthly severance payments equivalent to his monthly base salary in effect at the time of termination for a period equal to the longer of the remaining term of his employment agreement or one year.

                        OWNERSHIP OF NII COMMON STOCK OF
                  CERTAIN BENEFICIAL OWNERS AND NII MANAGEMENT

     The following table sets forth certain information as of August 22, 1994 with respect to the beneficial ownership of shares of NII Common Stock by (i) persons known to NII to be the beneficial owners of more than 5% of the outstanding shares of NII Common Stock, (ii) all directors and nominees for election as directors of NII, (iii) each of the executive officers named in the NII Summary Compensation Table and (iv) all directors and executive officers of NII as a group.

     The number of shares of NII Common Stock beneficially owned by each individual set forth below is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days of the NII Annual Meeting, has the right to acquire through the exercise of any stock option or other right.

Unless otherwise indicated, each individual has sole voting and investment power

(or shares such powers with his spouse) with respect to the shares of NII Common Stock set forth in the following table.


                                   NUMBER OF SHARES
                                   OF COMMON STOCK    PERCENTAGE OF
NAME AND ADDRESS(1)                  BENEFICIALLY      OUTSTANDING
OF BENEFICIAL OWNER                     OWNED             SHARES
- ---------------------------------  ----------------  ----------------
The Centaur Group................      3,777,000(2)             29.6%
c/o Centaur Partners IV
17 Battery Place, Suite 709
New York, New York 10004
DIRECTORS AND NOMINEES FOR
  DIRECTORS
(including those who are also
  Executive Officers):
  Abbey J. Butler................      4,217,000(3)             31.9%
  Melvyn J. Estrin...............      4,217,000(4)             31.9%
  Sheldon W. Fantle..............         16,500(5)              (11)
  Paul M. Finfer.................         16,500(6)              (11)
  Alfred H. Kingon...............         16,500(7)              (11)
  William G. Tull................         19,500(8)              (11)
EXECUTIVE OFFICERS:

  Lawrence J. Pilon                       85,000(9)              (11)
  (through January 1994).........
  Peter B. McKee.................          1,000(10)             (11)
  Edward L. Massman..............            -0-                  --
All Directors and Executive            4,727,000(12))13)      34.5%(12)(13)
  Officers
  as a Group (9 persons).........


- ------------------

(1) The business address of each of the persons listed above is c/o National Intergroup, Inc., 1220 Senlac Drive, Carrollton, Texas 75006.

(2) The Centaur Group is comprised of Messrs. Butler and Estrin, Centaur Partners IV, a New York general partnership ('Centaur IV'), Estrin Equities Limited Partnership, a Maryland limited partnership ('Estrin Equities') and Butler Equities II, L.P., a Delaware limited partnership ('Butler Equities'). The general partners of Centaur IV are Estrin Equities and Butler Equities.

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

   Mr. Estrin owns 82.5% of the outstanding capital stock of Human Service Group, Inc., a Delaware corporation ('Human Service'). Human Service owns all of the capital stock of HSG Acquisition Co., a Delaware corporation ('HSG'). HSG and MJE, Inc., a Virginia corporation controlled by Mr. Estrin, are the general partners of Estrin Equities.

   Mr. Butler owns all of the outstanding capital stock of AB Acquisition Corp., a Delaware corporation ('AB Acquisition'). AB Acquisition is the sole general partner of Butler Equities.

   The Centaur Group in the aggregate holds 3,777,000 shares of NII Common Stock. These shares are held directly by the persons and entities described above as follows: Mr. Butler, none; Mr. Estrin, 392,375; Centaur IV, 1,000 shares; Estrin Equities, 1,495,625 shares; and Butler Equities, 1,888,000 shares. Pursuant to the terms of the Centaur IV partnership agreement, neither Estrin Equities nor Butler Equities may acquire or dispose of shares of NII Common Stock without the consent of Centaur IV. In addition, pursuant to the Centaur IV partnership agreement, Estrin Equities and Butler Equities must vote all shares of NII Common Stock owned by each such entity as directed by Centaur IV. Accordingly, Centaur IV, which directly holds 1,000 shares, may be deemed to share the power to direct the voting and disposition of the 1,495,625 and the 1,888,000 shares held by each of Estrin Equities and Butler Equities, respectively.

   Estrin Equities has designated Mr. Estrin and Butler Equities has designated Mr. Butler to act as a 'Coordinating Person' pursuant to the Centaur IV partnership agreement. Messrs. Estrin and Butler, acting together, manage the affairs of Centaur IV and have the authority to make all decisions concerning Centaur IV's interest in the NII Common Stock.

   Estrin Equities disclaims beneficial ownership of the shares of NII Common Stock owned by Butler Equities and Butler Equities disclaims beneficial ownership of the shares of NII Common Stock owned by Estrin Equities and Mr. Estrin individually.

(3) In addition to his beneficial ownership of NII Common Stock through The Centaur Group, Mr. Butler also holds an option to purchase 440,000 shares of NII Common Stock which is presently exercisable. This option expires on October 31, 1994. On June 3, 1994, Mr. Butler was granted options to purchase 800,000 shares of NII Common Stock. These options are not reflected in his beneficial ownership of NII Common Stock shown in the table above because these options are not presently exercisable or exercisable within 60 days of the NII Annual Meeting. Mr. Butler also holds 86,948 shares of FoxMeyer Common Stock of directly, 2,140.7 shares of FoxMeyer Common Stock through his participation in the FoxMeyer 401(k) Plan and options to purchase 135,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting which shares and options represent less than 1% of the outstanding FoxMeyer Common Stock. Mr. Butler also holds options to purchase 50,000 shares of common stock of Ben Franklin Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting, which options represent less than 1% of the outstanding Ben Franklin Common Stock.

(4) In addition to his beneficial ownership of NII Common Stock through The Centaur Group, Mr. Estrin also holds an option to purchase 440,000 shares of NII Common Stock which is presently exercisable. This option expires on October 31, 1994. On June 3, 1994, Mr. Estrin was granted options to purchase 800,000 shares of NII Common Stock. These options are not reflected in his beneficial ownership of NII Common Stock shown in the table above because these options are not presently exercisable or exercisable within 60 days of the NII Annual Meeting. Mr. Estrin holds 421.4 shares of FoxMeyer Common Stock through his participation in the FoxMeyer 401(k) Plan, he is a co-trustee for two trusts which hold an aggregate of 20,000 shares of FoxMeyer Common Stock (the beneficial ownership of which he disclaims) and he holds options to purchase 135,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting which shares and options represent less than 1% of the outstanding FoxMeyer Common Stock. Mr. Estrin is also a co-trustee for two trusts which hold an aggregate of 10,000 shares of

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

   Ben Franklin Common Stock (the beneficial ownership of which he disclaims) and he holds options to purchase 50,000 shares of Ben Franklin Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting which shares and options represent less than 1% of the outstanding Ben Franklin Common Stock.

(5) Mr. Fantle holds options to purchase 16,500 shares of NII Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting. He also holds 1,000 shares of FoxMeyer Common Stock and options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting which shares and options represent less than 1% of the outstanding FoxMeyer Common Stock.

(6) Mr. Finfer holds options to purchase 16,500 shares of NII Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting. He also holds 400 shares of FoxMeyer Common Stock and options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting, which shares and options represent less than 1% of the outstanding FoxMeyer Common Stock.

(7) Mr. Kingon holds options to purchase 16,500 shares of NII Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting.

(8) Mr. Tull holds 3,000 shares of NII Common Stock and options to purchase 16,500 shares of NII Common Stock which are presently exercisable or exercisable within 60 days of the NII Annual Meeting. Mr. Tull also holds

    3,000 shares of FoxMeyer Common Stock, which shares represent less than 1% of the outstanding FoxMeyer Common Stock.

(9) Mr. Pilon held options to purchase 85,000 shares of NII Common Stock which were all exercisable. After his resignation from NII, Mr. Pilon had the right to exercise his options for a period of 30 days after his last date of employment. All of Mr. Pilon's options have terminated.

(10) Mr. McKee shares beneficial ownership of 1,000 shares of FoxMeyer Common Stock with a minor child.

(11) Indicates less than 1%.

(12) Includes 946,000 shares of NII Common Stock subject to options which are presently exercisable, or exercisable within 60 days of the NII Annual Meeting held by all directors and executive officers of NII (but excludes options formerly belonging to Mr. Pilon which terminated upon his resignation from NII) as a group under the NII 1987 Plan and the options held by Mr. Butler and Mr. Estrin.

(13) Includes the 3,777,000 shares of NII Common Stock held by members of The Centaur Group, as described above.

                         ELECTION OF FOXMEYER DIRECTORS

     At the FoxMeyer Annual Meeting, six directors are to be elected to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

     All properly executed proxies received in response to this solicitation will be voted. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the FoxMeyer Board of Directors to vote FOR the nominees listed below, all of whom are presently serving on the FoxMeyer Board of Directors. If events not now known or anticipated make any of the nominees unable to serve, the proxies will be voted, at the discretion of the holders thereof, for other nominees supported by the management of FoxMeyer in lieu of those unable to serve.

     The following sets forth the name, age, period served as director, present position, if any, with FoxMeyer and any other business experience of the individuals nominated by the FoxMeyer Board of Directors for election at the FoxMeyer Annual Meeting.

     ABBEY J. BUTLER, 57, is the Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer. Mr. Butler has served as Co-Chairman of the Board of Directors of FoxMeyer since March 1991, as Co-Chief Executive Officer since May 1993 and as a director since August 1990. Mr. Butler has also served as Co-Chairman of the Board of NII since March 1991 and as Co-Chief Executive Officer of NII since October 1991. Since November 1991, he has also served as Co-Chairman of the Board of Ben Franklin. Mr. Butler has also been the President and a director of C.B. Equities Corp., a private investment company, since 1982. Mr. Butler presently serves as a director and a member of the Executive

Committee of FWB Bancorporation, the holding company of FWB Bank of Maryland, a director of CST Entertainment Imaging, Inc., a company engaged in digital color enhancement of black and white films, a trustee of The American University, a director of the Starlight Foundation, a charitable organization, and is a member of the advisory boards of the Pediatric AIDS Foundation and the National Center for Survivors of Child Abuse. Mr. Butler was appointed by President Bush to serve on the President's Advisory Committee on the Arts and he now serves as a member of the Executive Committee of the National Committee for the Performing Arts, John F. Kennedy Center, Washington, D.C.

     MELVYN J. ESTRIN, 52, is the Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer. Mr. Estrin has served as Co-Chairman of the Board of Directors of FoxMeyer since March 1991, as Co-Chief Executive Officer since May 1993 and as a director since August 1990. Mr. Estrin has also served as Co-Chairman of the Board of NII since March 1991 and as Co-Chief Executive Officer of NII since October 1991. Since November 1991, he has also served as the Co-Chairman of the Board of Ben Franklin. From December 1983 to the present, Mr. Estrin has also served as the Chairman of the Board and Chief Executive Officer of Human Service Group, Inc., a private management and investment firm, and of University Research Corporation, a consulting firm. Mr. Estrin presently serves as a director and a member of the Executive Committee of FWB Bancorporation, the holding company of FWB Bank of Maryland, a director of Washington Gas Light Company, a public utility company, and as a trustee of the University of Pennsylvania. Mr. Estrin serves as a Commissioner on the President's National Capital Planning Commission.

     THOMAS L. ANDERSON, 46, is a director and President and Chief Operating Officer of FoxMeyer. Mr. Anderson has been the President of FoxMeyer since May 1993, the Chief Operating Officer since August 1991 and a director since July 1992. He served as the Executive Vice President of FoxMeyer from September 1990 to May 1993 and Senior Vice President and Chief Financial Officer of FoxMeyer from January 1989 to September 1990. Mr. Anderson was Vice President of Fresh Meats and Refinery Operations of Wilson Foods Corporation, a meat processor and distribution company, from August 1987 to December 1988, after serving as Vice President of Planning and Distribution of Wilson Foods Corporation from November 1985 to August 1987. Mr. Anderson has served on the Board of Directors of the National Wholesale Druggists' Association since November 1992 and is a member of its Audit Committee.

     DANIEL J. CALLAHAN, III, 62, has been a director of FoxMeyer since June 1991. He has served as Chairman and Chief Executive Officer of USLICO Corporation, a life insurance company, since October 1992. He has been Vice Chairman of the Board of American Security Bank since February 1991 and a director of USLICO Corporation since 1985. Mr. Callahan was Chairman of the Board and Chief Executive Officer of American Security Bank from January 1985 to February 1991 and President and a director of MNC Financial, a bank holding company, from March 1987 to February 1991. Mr. Callahan serves as a director of Washington Gas Light Company, a public utility company, and as a director of the Atlantic Council, a non-profit public center that addresses the advancement of the United States' global interests among Atlantic and Pacific communities.


     HARVEY A. FAIN, 56, has been a director of FoxMeyer since June 1991. He has been the President and Chief Executive Officer and a director since 1982 of Harvey A. Fain & Co., Inc., a computer consulting company. Mr. Fain is also a director of Ben Franklin.

     BRUCE E. KAHLER, 52, has been a director of FoxMeyer since June 1991. Since May 1993, he has served as the President and Chief Executive Officer of Seabrokers, Inc., a ship brokerage and consulting firm. From December 1987 to April 1993, he was a partner and a director of Atlantic Chartering, a ship brokerage firm engaged in oil tanker chartering and sales. From March 1986 to December 1987, Mr. Kahler was President and Chief Executive Officer of Marine Transport Lines, Inc., a shipping company.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of FoxMeyer Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors of FoxMeyer. NII has indicated that it intends to vote the SHARES OF FOXMEYER COMMON STOCK FOR THE ELECTION OF ALL SIX NOMINEES, THEREBY ASSURING THAT EACH NOMINEE WILL BE ELECTED AS A MEMBER OF THE FOXMEYER BOARD OF DIRECTORS.

COMMITTEES OF THE FOXMEYER BOARD OF DIRECTORS

     The FoxMeyer Board of Directors has a standing Executive Committee, Audit Committee and Personnel and Compensation Committee. It does not have a nominating committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise substantially all of the powers of the FoxMeyer Board of Directors in the management and business affairs of FoxMeyer, except it does not have the authority to declare dividends, authorize the issuance of shares of FoxMeyer Common Stock, modify the FoxMeyer Charter or FoxMeyer's By-Laws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of FoxMeyer's assets or the dissolution of FoxMeyer. Regularly scheduled meetings of the FoxMeyer Board of Directors are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Butler, Estrin and Anderson. The committee held no meetings during Fiscal 1994.

     AUDIT COMMITTEE. The Audit Committee reviews the work of FoxMeyer's independent auditors, management and internal audit staff to ensure that each is properly discharging its responsibilities in the area of financial controls and reporting. This committee is presently comprised of Mr. Callahan, who is the Chairman, and Messrs. Fain and Kahler. This committee held three meetings during Fiscal 1994.

     PERSONNEL AND COMPENSATION COMMITTEE. The FoxMeyer Compensation Committee

reviews the performance of the management of FoxMeyer, determines the compensation of management and makes recommendations to the FoxMeyer Board of Directors with respect to the establishment of management compensation plans. This committee is presently comprised of Mr. Fantle, who is the Chairman, and

Messrs. Butler, Callahan, Estrin and Finfer. This committee held five meetings in Fiscal 1994.

MEETINGS OF THE FOXMEYER BOARD OF DIRECTORS

     During Fiscal 1994, there were seven meetings of the FoxMeyer Board of Directors. Each director attended at least 75% of the meetings of the FoxMeyer Board of Directors and the committees of the FoxMeyer Board of Directors of which he was a member in Fiscal 1994.

COMPENSATION OF FOXMEYER DIRECTORS

     FoxMeyer Directors who are not officers or employees of FoxMeyer or one of its subsidiaries or members of the Executive Committee receive an annual fee of $15,000. They also receive $1,000 for each meeting of the FoxMeyer Board of Directors or of a committee of the FoxMeyer Board of Directors (other than the Executive Committee) they attend. Chairmen of each of the committees receive an additional $1,000 for each meeting of the committee they attend. Directors are reimbursed for travel and lodging expenses in connection with FoxMeyer Board and committee meetings.

     Under the terms of FoxMeyer's Stock Option and Performance Award Plan (the 'Option Plan'), directors who are not officers or employees of FoxMeyer or one of its subsidiaries ('outside directors') are automatically granted options to purchase 15,000 shares of FoxMeyer Common Stock when first elected to serve on the FoxMeyer Board of Directors and, in each year they continue to serve as members of the FoxMeyer Board of Directors, options to purchase 1,000 shares of FoxMeyer Common Stock on the third trading date following the later of (i) the date on which the annual meeting of FoxMeyer's stockholders, or any adjournment thereof, is held each year or (ii) the date on which FoxMeyer's earnings for the fiscal quarter immediately preceding the date of such annual meeting are released to the public. Subsequent to the Merger, each director (including the directors comprising the Special Committee) of the surviving corporation in the Merger may receive grants under the 1993 Option Plan, assuming the Option Plan Amendments are approved by stockholders at the NII Annual Meeting. See 'Amendment of 1993 Option Plan to Allow Grants to Individuals who Serve as Directors of any Subsidiary Corporation of NII.'

                         EXECUTIVE OFFICERS OF FOXMEYER

     A brief biography of each executive officer of FoxMeyer (other than the Co-Chairmen of the Board and Co-Chief Executive Officers and the President and Chief Operating Officer, whose biographies are set forth under 'Election of FoxMeyer Directors' above) who served during Fiscal 1994 is provided below.

     ROBERT R. BROWN, 50, has been Senior Vice President--Information Services and Chief Information Officer of FoxMeyer since September 1992. He was Chief

Information Officer of A.C. Nielsen from January 1991 to August 1992, President of Information Services and Technology for A.C. Nielsen from August 1988 to January 1991 and Executive Vice President--Finance and Administration for A.C. Nielsen Marketing Research from June 1987 to August 1988.


     WILLIAM L. ESTES, 47, has been Senior Vice President--Sales and Operations of FoxMeyer since August 1994. He joined FoxMeyer in December 1993 as Senior Vice President--Sales. From October 1991 to December 1993, he was Vice President and Chief Operating Officer of the U.S. operations of The Body Shop, Inc., a manufacturer and distributor of specialty skin and hair-color products with worldwide sales of $600 million. From 1983 to October 1991, he was employed by Frito-Lay, Inc., a subsidiary of Pepsico, Inc., where he served from March 1990 as Vice President, Operations Support, and was responsible for the warehousing and distribution of all Frito-Lay products.

     BRENDA L. FUGAGLI, 37, has been Senior Vice President--Retail Marketing and Product Management of FoxMeyer since August 1994. From April 1992 to August 1994, she was Vice President--Inventory Management and Purchasing of FoxMeyer. Prior thereto, she was Vice President and Controller of FoxMeyer from March 1989 to April 1992.

     WILLIAM J. JONES, 52, has been Regional Senior Vice President of FoxMeyer since August 1994. He was Senior Vice President--National Accounts since October 1993. He was Regional Senior Vice President--Sales of FoxMeyer from April 1992 to October 1993 and Senior Regional Vice President of FoxMeyer from April 1984 to April 1992.

     RICHARD LEVIN, 50, has been Regional Senior Vice President of FoxMeyer from August 1994 to August 1994. From June 1993 to August 1994, he was Regional Vice President--Sales of FoxMeyer. Prior thereto, he was Vice President and General Manager of Sales for McKesson Drug Company from January 1992 to June 1993 and Regional Vice President of McKesson Drug Company from August 1989 to January 1992.

     PETER B. MCKEE, 56, has been Senior Vice President and Chief Financial Officer of FoxMeyer since January 1994. He has also served as Vice President and Chief Financial Officer of NII since February 1994. From October 1991 to December 1993, he was Executive Vice President and Chief Financial Officer of InterSolve Group, a managerial consulting firm. From March 1988 to September 1991, he was Senior Vice President and Chief Financial Officer of Metro Airlines, a regional airline that operated in the Southwest and Eastern United States and in the Caribbean, which filed a petition under chapter 11 of the United States Bankruptcy Code in April 1991 and was subsequently reorganized thereunder.

     JOHN R. NIXON, 40, has been Regional Senior Vice President of FoxMeyer since August 1994. He was Senior Vice President--Retail and Chain Sales of FoxMeyer from November 1993 to August 1994. He was Vice President--National Accounts of FoxMeyer from July 1992 to November 1993. From January 1990 to July 1992, he was Group Vice President of Harris Wholesale Company, a regional wholesale drug distribution company acquired by FoxMeyer in May 1992, and had responsibility for sales, purchasing, inventory management and strategic planning. From May 1987 to January 1990, he was Division Vice President of Harris Wholesale Company.

     GLENN G. PAPIT, 47, has been Senior Vice President--Hospital and Alternate Care Sales of FoxMeyer since July 1994. From August 1992 to July 1994, he was

Vice President of National Accounts for Owens & Minor, Inc., a medical and surgical distribution company with annual revenues of $2.2 billion. Prior thereto, he was a pastoral minister for 13 years. From October 1977 to November 1979, he was Sales Manager and Director of Government Relations for Owens & Minor, Inc.

FORMER FOXMEYER EXECUTIVE OFFICER

     MICHAEL C. WEBSTER, 45, was Senior Vice President--Sales and Marketing from October 1993 to July 1994. He was Senior Vice President--Retail and Chain Sales of FoxMeyer from April 1992 to October 1993, Senior Vice President--Sales of FoxMeyer from March 1984 to April 1992, and Vice President--Marketing of FoxMeyer from July 1980 to March 1984.

COMPENSATION OF FOXMEYER EXECUTIVE OFFICERS

     The following table sets forth the compensation for the three fiscal years ended March 31, 1994 received by FoxMeyer's Co-Chief Executive Officers and the three remaining most highly compensated executive officers of FoxMeyer in Fiscal 1994.

                      FOXMEYER SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                        COMPENSATION(A)
                                                                                  ---------------------------
                                                   ANNUAL COMPENSATION              AWARDS
                                            ----------------------------------    ----------
                                                                       OTHER      SECURITIES       PAYOUTS
                                                                      ANNUAL      UNDERLYING    -------------    ALL OTHER
      NAME AND PRINCIPAL          FISCAL                             COMPENSA-     OPTIONS/         LTIP         COMPENSA-
           POSITION                YEAR     SALARY($)    BONUS($)     TION($)      SARS (#)     PAYOUTS($)(B)    TION($)(C)
- -------------------------------   ------    ---------    --------    ---------    ----------    -------------    ---------
Abbey J. Butler (D)
  Co-Chairman of the                1994      275,000     143,330           0             0              0             0
  Board and Co-Chief Executive      1993      275,000      85,000         (G)        50,000              0             0
  Officer......................     1992      206,250     139,000         (G)       110,000              0             0
Melvyn J. Estrin (D)
  Co-Chairman of the                1994      275,000     143,330           0             0              0             0
  Board and Co-Chief Executive      1993      275,000      85,000         (G)        50,000              0             0
  Officer......................     1992      206,250     139,000         (G)       110,000              0             0
Thomas L. Anderson (E)              1994      305,664     155,088         (G)             0              0         4,947
  President and Chief Operating     1993      250,250     275,000           0        24,000         75,000         4,477

  Officer......................     1992      235,250     107,300           0       110,000        181,670         4,388
Robert R. Brown (F)
  Senior Vice President             1994      230,750     218,240           0             0              0         2,813
  and Chief Information             1993      123,669      30,000      87,179        75,000              0             0
  Officer......................     1992           --          --          --            --             --            --
Michael C. Webster                  1994      189,079      59,098         (G)             0              0         4,684
  Senior Vice President-- Sales     1993      177,000      21,910         (G)        12,000         37,500         4,598

  and Marketing................     1992      143,565      50,200         (G)        60,000         93,290         3,947
  (through July 1994)

- ------------------
(A) FoxMeyer made no awards of restricted stock during the three fiscal years ended March 31, 1994 to any of the five executive officers of FoxMeyer named in the FoxMeyer Summary Compensation Table.
(B) Under the Performance Units Supplement, effective April 1, 1989, to the NII 1987 Plan, NII granted, in April 1989, 37,000 performance units ('1989 Performance Units') to Mr. Anderson and 19,000 1989 Performance Units to Mr. Webster. In April 1990, NII granted 30,000 performance units to Mr. Anderson and 15,000 1990 Performance Units to Mr. Webster.
     The value of the 1989 Performance Units and the 1990 Performance Units was tied to the operating results of FoxMeyer Drug Company, a wholly owned subsidiary of FoxMeyer ('FoxMeyer Drug'), and was based on operating goals set by the NII Compensation Committee relating to return on invested capital of FoxMeyer Drug over the three-year periods ended March 31, 1992 and March 31, 1993, respectively. The NII Compensation Committee determined, in Fiscal 1992, to pay $4.91 for each 1989 Performance Unit and, in Fiscal 1993, $2.50 for each 1990 Performance Unit.
(C) Represents amounts paid by FoxMeyer to each executive officer's account under the FoxMeyer 401(k) Plan.

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

(D) Mr. Butler's and Mr. Estrin's compensation in Fiscal 1994 was for serving as Co-Chairmen of the Board and Co-Chief Executive Officers of FoxMeyer and, in Fiscal 1993 and 1992 was for serving as Co-Chairmen of the Board of FoxMeyer. In Fiscal 1994, $5,830 of the bonus paid to each of Mr.
     Butler and Mr. Estrin was paid under FoxMeyer's performance plus plan (a plan which paid bonuses to all employees upon the attainment by FoxMeyer of an earnings target). In addition, Messrs. Butler and Estrin each received from NII, in each of Fiscal 1994, 1993 and 1992, a salary of $350,000 and, in Fiscal 1994, a bonus of $175,000 and, in Fiscal 1993, a bonus of $65,000. NII makes contributions on behalf of Messrs. Butler and Estrin to the FoxMeyer 401(k) Plan. For Mr. Butler, NII contributed $5,372 in Fiscal
     1994 and $1,750 in each of Fiscal 1993 and 1992. For Mr. Estrin, NII contributed $5,958 in Fiscal 1994, $1,167 in Fiscal 1993 and $1,750 in
     Fiscal 1992.

(E) For Fiscal 1993, Mr. Anderson's bonus included a retention bonus of $225,000 that was paid in July 1992.
(F)  Mr. Brown has been Senior Vice President--Information Services and Chief
     Information Officer of FoxMeyer since September 1992. For Fiscal 1994, Mr.
     Brown's bonus included $150,000 paid to him for accomplishing significant improvements in FoxMeyer's strategic plan for upgrading its information systems. For Fiscal 1993, the amount shown under 'Other Annual
     Compensation' represents amounts paid to Mr. Brown in connection with his relocation to Dallas.
(G) Other annual compensation to this executive officer, including payment of club dues, personal use of corporate property (including the use of NII's airplane) and other personal benefits, did not exceed the lesser of $50,000 or 10% of such executive officer's total annual salary and bonus for such fiscal year.

REPORT OF THE FOXMEYER COMPENSATION COMMITTEE

     The FoxMeyer Compensation Committee is comprised of five directors: Mr. Sheldon W. Fantle, who is the Chairman, and Messrs. Daniel J. Callahan III, and Paul M. Finfer, each of whom is an outside director, and Messrs. Abbey J. Butler and Melvyn J. Estrin, the Co-Chairmen of the Board and Co-Chief Executive Officers of FoxMeyer. Although Messrs. Butler and Estrin are members of the FoxMeyer Compensation Committee, they do not participate in the determination of their annual salaries and bonuses.

     EXECUTIVE COMPENSATION. FoxMeyer provides an executive compensation program that aims to reinforce FoxMeyer's overall business mission, strategies, values and objectives. The goals of the executive compensation program are to motivate and reward executive officers and other key employees, to improve long-term stockholder value and to attract and retain high-quality executive talent. The executive compensation program consists of base salary, annual and long-term incentive payments, stock options and employee benefits. FoxMeyer reviews its compensation programs periodically and compares its pay practices with other companies in the wholesale distribution business and with companies staffed with similarly skilled executives. FoxMeyer's objective is to position total compensation at approximately the median of market pay for executives in similar positions. Annual incentive payments are based on the attainment of specific goals established each year. Long-term incentives, in the form of cash payments and stock option grants, are designed to reward sustained corporate performance over a three-to five-year period.

     During the first fiscal quarter of each year, the FoxMeyer Compensation Committee meets to review salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The FoxMeyer Compensation Committee also reviews the current fiscal year's business plan and establishes performance objectives for each executive officer. Goals relating to FoxMeyer's financial performance, based on such factors as earnings per share, return on capital, pre-tax income or net income, are set as a primary component of executive incentive compensation. Individual performance objectives are also determined for officers and are weighted to reflect their respective functions, significance and contributions to FoxMeyer's business goals. In making its decisions, the FoxMeyer Compensation Committee receives recommendations from FoxMeyer's Co-Chief Executive Officers and President on senior executives and then meets privately (without the presence of management, including FoxMeyer's Co-Chief Executive Officers in relation to their compensation) to determine compensation for FoxMeyer's Co-Chief Executive Officers. The FoxMeyer Compensation Committee's decisions are based on input from FoxMeyer's Human Resources Department, and periodically from outside advisors, to maintain the desired level of competitiveness and congruence with long-term FoxMeyer performance.

     During the year, the FoxMeyer Compensation Committee receives periodic updates on FoxMeyer's operating results and the progress made by executive officers towards performance targets relevant to the incentive programs. Discussions of management's contributions and performance are held periodically.

     FOXMEYER'S CO-CHIEF EXECUTIVE OFFICERS. In Fiscal 1994, Messrs. Butler and Estrin each received $275,000 from FoxMeyer for their services as Co-Chairmen of the Board and Co-Chief Executive Officers of FoxMeyer. The $275,000 annual payment to each Co-Chief Executive Officer was approved by the FoxMeyer Board of Directors in June 1991, based upon the substantial, but not full-time services they were expected to render to FoxMeyer as Co-Chairmen of the Board, including financial and strategic planning and supervisory and managerial services. When they assumed the additional offices of Co-Chief Executive Officers of FoxMeyer in May 1993, there was no increase in the payments to Messrs. Butler and Estrin. For Fiscal 1994, FoxMeyer, based upon the recommendation of the FoxMeyer Compensation Committee, awarded each Co-Chief Executive Officer a bonus of $137,500 for their contributions in the rebuilding and restructuring of FoxMeyer's operating businesses and financial structure, the completion of a number of financing transactions in Fiscal 1994 that provided FoxMeyer with greater liquidity at lower cost, the improved profitability experienced by FoxMeyer in Fiscal 1994 and the preparation of FoxMeyer's three-year strategic plan.

                                          SHELDON W. FANTLE (CHAIRMAN)
                                          ABBEY J. BUTLER
                                          DANIEL J. CALLAHAN III
                                          MELVYN J. ESTRIN
                                          PAUL M. FINFER

     The foregoing report is not incorporated by reference in any prior or future filings of FoxMeyer under the Securities Act or under the Exchange Act, directly or by reference to the incorporation of proxy statements of FoxMeyer, unless FoxMeyer specifically incorporates the report by reference, and the report shall not otherwise be deemed filed under such Acts.

FOXMEYER'S COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Butler and Mr. Estrin, members of the FoxMeyer Compensation Committee, served as Co-Chairmen of the Board and Co-Chief Executive Officers of FoxMeyer during Fiscal 1994.


OPTION/SAR GRANTS IN FISCAL 1994 TO FOXMEYER EXECUTIVE OFFICERS

     FoxMeyer did not grant options in Fiscal 1994 to any of the executive officers of FoxMeyer named in the FoxMeyer Summary Compensation Table.

     The following table provides information as to options exercised, if any, by each of the named executives in 1994 and the value of options held by such executives at year end measured in terms of the last reported sale price for the shares of FoxMeyer Common Stock on March 31, 1994 ($13 1/8 as reported on the

New York Stock Exchange Composite Tape).

AGGREGATE OPTION/SAR EXERCISES IN FISCAL 1994 BY FOXMEYER EXECUTIVE OFFICERS


                                                                                NUMBER OF               VALUE OF UNEXERCISED
                                                                          SECURITIES UNDERLYING             IN-THE-MONEY
                                                             VALUE             UNEXERCISED                   OPTIONS/SAR
                                          SHARES ACQUIRED   REALIZED         OPTIONS/SARS AT            AT FISCAL YEAR END(A)
                NAME                      ON EXERCISE (#)     ($)              FY-END (#)                        ($)
- ----------------------------------------  ---------------   --------   ---------------------------   ---------------------------
                                                                                     UNEXERCISABLE                 UNEXERCISABLE
                                                                       EXERCISABLE   -------------   EXERCISABLE   -------------
                                                                       -----------                   -----------
Abby J. Butler..........................         --             --       135,000         25,000             --             --
Melvyn J. Estrin........................         --             --       135,000         25,000             --             --
Thomas L. Anderson......................         --             --       122,000         12,000             --             --
Robert R. Brown.........................         --             --        25,000         50,000        $25,000        $50,000
Michael C. Webster......................         --             --        66,000          6,000             --             --


- ------------------

(a)        Market value of shares covered by in-the-money options on March 31, 1993, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

LONG-TERM INCENTIVE PLANS--AWARDS IN FISCAL 1994 TO FOXMEYER EXECUTIVE OFFICERS
(A)

                                                        PERFORMANCE
                                           NUMBER OF     OR OTHER
                                            SHARES,       PERIOD                ESTIMATED FUTURE PAYOUTS UNDER

                                           UNITS OR        UNTIL                 NON-STOCK PRICE-BASED PLANS
                                             OTHER      MATURATION     ------------------------------------------------
                  NAME                     RIGHTS(#)     OR PAYOUT     THRESHOLD($)(B)    TARGET($)(C)    MAXIMUM($)(D)
- ----------------------------------------   ---------    -----------    ---------------    ------------    -------------
Abbey J. Butler                               8.0%        3/31/97            $ 0            $483,781      $  1,342,861
Co-Chairman of the Board and
Co-Chief Executive Officer
Melvyn J. Estrin                              8.0%        3/31/97            $ 0            $483,781      $  1,342,861
Co-Chairman of the Board and
Co-Chief Executive Officer

Thomas L. Anderson                            9.0%        3/31/97            $ 0            $544,254      $  1,510,719
President and Chief Operating
Officer
Robert R. Brown                               6.0%        3/31/97            $ 0            $362,836      $  1,007,146
Senior Vice President
and Chief Information Officer
Michael C. Webster                            6.0%        3/31/97            $ 0            $362,836      $  1,007,146
Senior Vice President--
Sales and Marketing
(through July 1994)

(A) In April 1993, FoxMeyer adopted the FoxMeyer LTIP to motivate and reward sustained improvements in FoxMeyer's financial performance over a long-term period. Under the FoxMeyer LTIP, the FoxMeyer Compensation Committee is authorized to create, from time to time, performance pools to be funded by FoxMeyer for the payment of incentive payments to participants in the FoxMeyer LTIP upon the attainment by FoxMeyer of certain earnings and financial parameters. The FoxMeyer Compensation Committee created the 1993 Performance Pool in April 1993 and it will be funded by FoxMeyer based on attainment of sustained annual growth in its earnings before taxes over a four-year period from Fiscal 1994 through Fiscal 1997. If another performance pool is created under the FoxMeyer LTIP, amounts to be allocated to the 1993 Performance Pool subsequent thereto may be adjusted based upon terms and conditions to be established at such time by the FoxMeyer Compensation Committee.

    Under the 1993 Performance Pool, FoxMeyer's EBT target for Fiscal 1994 was $46.1 million, which also served as the EBT starting point. Because FoxMeyer has achieved its Fiscal 1994 EBT target, 2.5% of FoxMeyer's actual EBT for Fiscal 1994 (which was $46.8 million) has been allocated to the 1993 Performance Pool. Thereafter, if FoxMeyer's EBT increases from year to year by at least 7.5%, a certain percentage of FoxMeyer's EBT of the just completed fiscal year will be allocated to the 1993 Performance Pool. The Multiplier is 3% if growth in FoxMeyer's EBT equals 7.5% but is less than 15%; 4% if growth in EBT equals 15% but is less than 20%; 5% if growth in EBT equals 20% but is less than 25%; and 7% if growth in EBT is equal to or greater than 25%. If FoxMeyer's EBT declines from year to year, dollars will be deducted from the amount allocated to the 1993 Performance Pool based on the same scale except that, in calculating the amount to be deducted, the Multiplier will be applied to the higher of FoxMeyer's EBT target that year or the actual EBT.


                                         (footnotes continued on following page)

(footnotes continued from preceding page)

(B) If FoxMeyer's EBT after Fiscal 1994 declines each year, deductions will be made from the 1993 Performance Pool and, depending upon the magnitude of the decline in EBT each year, the $1,170,250 allocated to the 1993 Performance Pool for Fiscal 1994 may be reduced to $0 by the end of Fiscal 1997. If this occurs, the individuals who have been granted shares in the 1993 Performance

    Pool would receive no payments.

(C) These amounts are provided for illustrative purposes only and are calculated based on each individual's share in the 1993 Performance Pool and assume that, after Fiscal 1994, FoxMeyer's EBT will grow by a factor of 7.5% each year. Based on an assumed EBT growth rate of 7.5% each year, $1,509,622 would be allocated by FoxMeyer to the 1993 Performance Pool for Fiscal 1995; $1,622,844 for Fiscal 1996; and $1,744,557 for Fiscal 1997, resulting in a hypothetical aggregate amount allocated to the 1993 Performance Pool by the end of Fiscal 1997 of $6,047,273. There can be no assurances that the EBT growth reflected in the amounts set forth in this table will be achieved by FoxMeyer.
(D) These amounts are provided for illustrative purposes only and are calculated based on each individual's share in the 1993 Performance Pool and assume that, after Fiscal 1994, FoxMeyer's EBT will grow by a factor of 25% each year. Based on an assumed EBT growth rate of 25% each year, $4,095,875 would be allocated by FoxMeyer to the 1993 Performance Pool for Fiscal 1995; $5,119,843 for Fiscal 1996; and $6,399,804 for Fiscal 1997, resulting in a hypothetical aggregate amount allocated to the 1993 Performance Pool by the end of Fiscal 1997 of $16,785,772. There can be no assurances that the EBT growth reflected in the amounts set forth in this table will be achieved by FoxMeyer.

FOXMEYER PERFORMANCE GRAPH

     The following performance graph compares the performance of the shares of the FoxMeyer Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by FoxMeyer (the 'FoxMeyer Peer Group Index') since September 1991 (which is when the FoxMeyer Common Stock first traded publicly). The graph assumes that the value of the investment in the shares of the FoxMeyer Common Stock and in each index was $100 on September 1, 1991 and that all dividends were reinvested.

     The FoxMeyer Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of FoxMeyer and the following companies which are engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., D&K Wholesale Drug, Inc., Krelitz Industries, Inc., McKesson Corporation, Moore Medical Corporation and Owens & Minor, Inc.


                                    [GRAPH]

                                     FISCAL YEAR ENDED
                                          MARCH 31
                                 --------------------------
                       9/1/91     1992      1993      1994
                       ------    ------    ------    ------
FoxMeyer............   100.00     97.90     79.31     94.82
S&P 500 Index.......   100.00    106.34    122.53    124.34
FoxMeyer Peer Group
  Index.............   100.00     95.33     88.70    112.12

     The foregoing performance graph is not incorporated in any prior or future filings of FoxMeyer under the Securities Act or the Exchange Act, directly or by reference to the incorporation of proxy statements of FoxMeyer, unless FoxMeyer specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires FoxMeyer's directors, executive officers and 10% Owners of a registered class of FoxMeyer's equity securities to file reports of beneficial ownership of FoxMeyer's securities and changes in such beneficial ownership with the Commission. Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish
FoxMeyer with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to FoxMeyer, or written representations that no year-end Form 5 filings were required for transactions occurring during Fiscal 1994, FoxMeyer believes that its directors, executive officers and 10% Owners complied with Section 16(a) filing requirements applicable to them during Fiscal 1994.

EMPLOYMENT AGREEMENTS WITH FOXMEYER EXECUTIVE OFFICERS

     Thomas L. Anderson, the President and Chief Operating Officer of FoxMeyer, has an employment agreement with FoxMeyer which expires on August 9, 1997. The agreement provides Mr. Anderson with a minimum annual salary of $400,000. If Mr. Anderson's employment with FoxMeyer is terminated for any reason other than for cause, he will be entitled to receive severance payments equal to his base salary in effect at the time of termination for a period equal to the longer of the remaining term of his employment agreement or two years. The agreement also provides that if Mr. Anderson is terminated subsequent to a change of control of FoxMeyer or NII, such termination would be deemed to be a termination without cause. A reduction of Mr. Anderson's duties or responsibilities would also be considered a termination without cause. The agreement contains noncompetition and nondisclosure provisions.
     Robert R. Brown, the Senior Vice President--Information Services and Chief

Information Officer of FoxMeyer, has an employment agreement with FoxMeyer which expires on September 1, 1995. Under the terms of the agreement, Mr. Brown's minimum annual base salary may not be less than his annual base salary as of September 1, 1992 (which was $200,000 per annum). If Mr. Brown's employment with FoxMeyer is terminated for any reason other than for cause, Mr. Brown will be entitled to receive monthly severance payments equivalent to his monthly base salary in effect at the time of termination for a period equal to the longer of the remaining term of his employment agreement or one year. The agreement contains noncompetition and nondisclosure provisions.

     Peter B. McKee, the Senior Vice President and Chief Financial Officer of FoxMeyer, has an employment agreement with FoxMeyer, the terms of which are substantially identical to Mr. Brown's employment agreement. Mr. McKee's agreement expires on January 14, 1997 and guarantees him a minimum annual base salary of $200,000 (his base salary as of January 15, 1994).

            OWNERSHIP OF FOXMEYER COMMON STOCK OF CERTAIN BENEFICIAL
                         OWNERS AND FOXMEYER MANAGEMENT

     The following table sets forth certain information as of August 22, 1994 with respect to the beneficial ownership of FoxMeyer Common Stock by (i) persons known to FoxMeyer to be the beneficial owners of more than 5% of the outstanding shares of FoxMeyer Common Stock, (ii) all directors and nominees for election as directors of FoxMeyer, (iii) each of the executive officers named in the FoxMeyer Summary Compensation Table (which appears on page 79), and (iv) all directors and executive officers of FoxMeyer as a group.

     The number of shares of FoxMeyer Common Stock beneficially owned by each individual set forth below is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days of the FoxMeyer Annual Meeting, has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of FoxMeyer Common Stock set forth in the following table.

                                       NUMBER OF SHARES
        NAME AND ADDRESS(1)            OF COMMON STOCK        PERCENTAGE OF
        OF BENEFICIAL OWNER           BENEFICIALLY OWNED    OUTSTANDING SHARES
- -----------------------------------   ------------------    ------------------
National Intergroup, Inc.  ........       22,690,000               80.5%
1220 Senlac Drive
Carrollton, Texas 75006
DIRECTORS AND NOMINEES FOR
DIRECTORS
(INCLUDING THOSE WHO ARE ALSO

EXECUTIVE OFFICERS):
     Abbey J. Butler...............          224,088(2)(3)             (19)
     Melvyn J. Estrin..............          155,421(2)(4)             (19)
     Thomas L. Anderson............          125,000(5)                (19)
     Daniel J. Callahan III........           17,500(6)                (19)
     Harvey A. Fain................           16,500(7)                (19)
     Sheldon W. Fantle.............           17,500(8)                (19)
     Paul M. Finfer................           16,900(9)                (19)
     Bruce E. Kahler...............           17,500(10)               (19)
EXECUTIVE OFFICERS:
     Robert R. Brown...............           50,000(11)               (19)
     William L. Estes..............                0                   --
     Brenda L. Fugagli.............           53,000(12)               (19)
     William J. Jones..............           66,000(13)               (19)
     Richard Levin.................           11,600(14)               (19)

     Peter B. McKee................            1,000(15)               (19)
     John R. Nixon.................           10,280(16)               (19)
     Glenn G. Papit................                0                   --
     Michael C. Webster (through              66,549(17)               (19)
       July 1994)..................
All Directors and Executive
  Officers as a Group
  (17) persons)....................          848,838(18)            2.9%(18)

- ------------------
 (1) The business address of each of the persons listed above is c/o FoxMeyer Corporation, 1220 Senlac Drive, Carrollton, Texas 75006.

 (2) Messrs. Butler and Estrin and entities controlled by them beneficially own approximately 29.4% of the outstanding shares of NII Common Stock. Messrs. Butler and Estrin serve as Co-Chairmen of the Board and Co-Chief Executive Officers of NII.

 (3) Mr. Butler holds 86,948 shares of FoxMeyer Common Stock directly, 2,140.7 shares of FoxMeyer Common Stock through his participation in the FoxMeyer 401(k) Plan and options to purchase 135,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer

     Annual Meeting. Mr. Butler also holds options to purchase 440,000 shares of NII Common Stock which are presently exercisable, which options represent 3.3% of the outstanding NII Common Stock.

 (4) Mr. Estrin holds 421.4 shares of FoxMeyer Common Stock through his participation in the FoxMeyer 401(k) Plan and is a co-trustee for two trusts that own an aggregate of 20,000 shares of FoxMeyer Common Stock (the beneficial ownership of which he disclaims). He also holds options to purchase 135,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting. Mr. Estrin also holds options to purchase 440,000 shares of NII Common Stock which are presently exercisable, which options represent 3.3% of the outstanding NII Common Stock.

 (5) Mr. Anderson holds 3,000 shares of FoxMeyer Common Stock and options to purchase 122,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

 (6) Mr. Callahan holds 1,000 shares of FoxMeyer Common Stock and options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

 (7) Mr. Fain holds options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

 (8) Mr. Fantle holds 1,000 shares of FoxMeyer Common Stock and options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting. Mr. Fantle also serves as a director of NII and holds options to purchase 16,500 shares of NII Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting, which options represent less than 1% of the outstanding NII Common Stock.

 (9) Mr. Finfer holds 400 shares of FoxMeyer Common Stock and options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting. Mr. Finfer also serves as a director of NII and holds options to purchase 16,500 shares of NII Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting, which options represent less than 1% of the outstanding NII Common Stock.

(10) Mr. Kahler holds 1,000 shares of FoxMeyer Common Stock and options to purchase 16,500 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

(11) Mr. Brown holds options to purchase 50,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

(12) Ms. Fugagli holds options to purchase 53,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

(13) Mr. Jones holds options to purchase 66,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

(14) Mr. Levin holds 1,600 shares of FoxMeyer Common Stock and options to purchase 10,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

(15) Mr. McKee shares beneficial ownership of 1,000 shares of FoxMeyer Common Stock with a minor child.


(16) Mr. Nixon holds 280.3 shares of FoxMeyer Common Stock through his participation in the FoxMeyer 401(k) Plan and options to purchase 10,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting.

(17) Mr. Webster holds 549.7 shares of FoxMeyer Common Stock through his participation in the FoxMeyer 401(k) Plan and options to purchase 66,000 shares of FoxMeyer Common Stock which are presently exercisable or exercisable within 60 days of the FoxMeyer Annual Meeting. After his resignation from FoxMeyer, Mr. Webster had the right to exercise his options for a period of 30 days after his last date of employment. All of Mr. Webster's options have terminated.

(18) Includes 729,500 shares of FoxMeyer Common Stock subject to options which are presently exercisable, or exercisable within 60 days of the FoxMeyer Annual Meeting, held by all directors and executive officers of FoxMeyer as a group under the FoxMeyer Stock Option and Performance Award Plan.


(19) Indicates less than 1%.

     The State of Wisconsin Investment Board announced on September 9, 1994 that it owns 2,186,000 shares of FoxMeyer Common Stock which represents approximately 7.8% of the outstanding shares as of September 8, 1994, and further indicated that it will oppose the Merger.

                              CERTAIN TRANSACTIONS

TRANSACTIONS BETWEEN NII AND FOXMEYER

     THE LOAN. In November 1992, FoxMeyer and NII completed a joint tender offer (the 'Tender Offer') for 3,300,000 shares (the 'Shares') of FoxMeyer Common Stock at $13.50 per share, net in cash to the seller. Three million three hundred thousand shares were purchased pursuant to the Tender Offer, with FoxMeyer and NII each purchasing 1,650,000 shares of FoxMeyer Common Stock. As a result of the Tender Offer, NII presently owns approximately 80.5% of the outstanding shares of FoxMeyer Common Stock.

     The funds to purchase the Shares were provided from borrowings under FoxMeyer's bank credit facility, which was amended on October 20, 1992 to permit the use of such borrowings to pay for the Shares in the Tender Offer. Among other things, this amendment allowed FoxMeyer, pursuant to a Loan Agreement dated as of November 25, 1992, to lend NII up to $30,000,000 (the 'Loan') to be used by NII to purchase its portion of the Shares of FoxMeyer Common Stock pursuant to the Tender Offer, to pay its portion of related fees and expenses and to provide additional funds for general corporate purposes and working capital requirements.

     Under the terms of the Loan, NII borrowed $22,300,000 to finance NII's portion of the Tender Offer and to pay related fees and expenses. Additionally, NII may borrow up to an additional $7,700,000 for general corporate purposes, working capital requirements and additional Tender Offer expenses. The entire principal amount of the Loan is due on December 16, 1996. Effective as of July 1, 1993, interest on the Loan was 9.09% per annum (which is equal to 2.0% over the interest rate that FoxMeyer Its Senior Notes due April 15, 2005 (the 'Senior Notes')). If the Senior Notes are no longer outstanding, interest on the Loan will be adjusted each calendar quarter to equal the sum of 2.0% plus the annual interest rate in effect on the first day of each such calendar quarter under the loan having the longest-term maturity date under FoxMeyer's then existing credit facilities. The Loan is secured by a pledge by NII of 4,500,000 shares of FoxMeyer Common Stock.

     TAX SHARING AGREEMENT. Pursuant to the Tender Offer, NII increased its ownership of FoxMeyer Common Stock to more than 80% of the outstanding shares. As a result, FoxMeyer and NII are able to consolidate for federal income tax purposes. As members of NII's consolidated tax group (the 'NII Consolidated Group'), FoxMeyer and each of its subsidiaries file a consolidated federal income tax return with NII. As members of the NII Consolidated Group, FoxMeyer and each of its subsidiaries are severally liable for all federal income tax liabilities of every member of the NII Consolidated Group for years during which FoxMeyer and its subsidiaries are members of such group. FoxMeyer and NII have entered into a Tax Sharing Agreement, dated as of November 25, 1992 (the 'Tax Sharing Agreement'), which relates to the payment of taxes and certain related matters effective for periods following the closing of the Tender Offer. During the term of the Tax Sharing Agreement, FoxMeyer will be obligated to pay to NII an amount equal to those federal income taxes FoxMeyer would have incurred if, subject to the exceptions described below, FoxMeyer (on behalf of itself and its subsidiaries) had filed a separate federal income tax return. If a Potential Default or Event of Default (as defined in FoxMeyer's bank credit facility or replacement thereof) occurs or is reasonably likely to occur thereunder or if, in general, net income of FoxMeyer and its subsidiaries was not positive for the preceding year, the amount of the payments made by FoxMeyer under the Tax Sharing Agreement may not exceed the amount of the federal income taxes actually payable by NII until such time as such Potential Default or Event of Default is cured, or net income is positive, at which time any amounts otherwise payable under the Tax Sharing Agreement will be paid. Further, under the Tax Sharing Agreement, NII will compensate FoxMeyer to the extent a tax attribute of FoxMeyer is used to reduce the amount of federal income taxes that otherwise would have been paid by NII. Any tax attributes for which FoxMeyer is so compensated will not be available to FoxMeyer to reduce amounts owing to NII under the Tax Sharing Agreement. The Tax Sharing Agreement provides for analogous principles to be applied to any consolidated, combined or unitary state or local taxes. In Fiscal 1994, FoxMeyer paid NII $7,664,362 pursuant to the Tax Sharing Agreement.

     MANAGEMENT AGREEMENT. FoxMeyer and NII are parties to a management agreement pursuant to which certain management and administrative personnel of FoxMeyer perform certain functions for NII, including general management, financial, legal, computer, public and investor relation and administrative services. Effective January 1, 1992, NII has paid a quarterly fee of $175,000 to FoxMeyer for providing such services. The management fee is intended to approximate the personnel and overhead costs to

FoxMeyer of providing such services and is subject to increase or decrease in the event of a change of circumstances that materially affects the quantity of services provided by FoxMeyer to NII or the cost to FoxMeyer of providing such services.

OTHER TRANSACTIONS

     During Fiscal 1994, Ben Franklin, 67% of the outstanding common stock of which is owned by NII, subleased two facilities from FoxMeyer. Under a sublease arrangement for Ben Franklin's distribution center in Seymour, Indiana, the entire property was subleased by FoxMeyer to Ben Franklin. In addition, FoxMeyer subleases a portion of its Carol Stream, Illinois property to Ben Franklin. In Fiscal 1994, the amount charged to Ben Franklin as rent and, in the case of the Carol Stream sublease, shared operating expenses under these sublease arrangements, was $2,300,000.

     During Fiscal 1994, FoxMeyer provided certain data processing services to Ben Franklin under an agreement negotiated in Fiscal 1992. The amount charged to Ben Franklin for such services was $150,000. The fees charged for such services were formulated to approximate FoxMeyer's actual cost of such services, as determined by FoxMeyer's internal audit department. Ben Franklin leases approximately 5,500 square feet of FoxMeyer's data processing center located in Wichita, Kansas, pursuant to a lease expiring on March 31, 1996 for a current annual rent of approximately $124,000, which is payable monthly.

     On January 4, 1993, Ben Franklin Insurance Agency, Inc., a subsidiary of Ben Franklin ('BFIA'), entered into an agreement with FoxMeyer under which BFIA uses FoxMeyer's tradenames and logos in connection with its marketing of insurance products to customers, franchisees and prospects of FoxMeyer. BFIA pays FoxMeyer a royalty of 1% of earned insurance premiums received from such sales. The agreement expires on December 31, 1994 and by its terms is renewed thereafter for successive one-year terms, subject to termination upon 90 days' notice.

     National Intergroup Realty Corporation ('NIRC') and National Intergroup Realty Development, Inc. ('NIRD') are wholly owned subsidiaries of NII engaged in the activity of buying, holding, operating and disposing of real estate assets put up for bid by the Resolution Trust Corporation and other financial institutions.

     The business activities of NIRC and NIRD are typically conducted through joint ventures (the 'Joint Ventures') in which NIRC or NIRD holds a 50% general partner's interest. In general, the terms of the partnership agreements governing the Joint Ventures provide for either NIRC or NIRD to receive a preferred return on its investment (ranging from 12% to 18%) until its investment is returned in full and 50% of all subsequent distributions. The managing general partner of each of the Joint Ventures is an affiliate of The Bernstein Companies, a real estate development firm based in Washington, D.C.

     Mr. Estrin, who is a director and the Co-Chief Executive Officer of NII, is a director of NIRC and NIRD. Wilma E. Bernstein, who is Mr. Estrin's sister, and Stuart A. Bernstein, who is Mr. Estrin's brother-in-law, are owners of The Bernstein Companies.


     From September 1992 through to July 1994, NIRC and NIRD invested an aggregate $9,130,359 in the Joint Ventures. Since inception, the annual return on such investments was approximately 41%. As of July 31, 1994, $2,970,964 remains invested in the Joint Ventures.

     In Fiscal 1994, NIRC purchased for $2,000,000 a $5,400,000 note secured by real property from Chemical Bank. The borrower on the note is RCHLP Limited Partnership, the sole general partner of which is Z Investors, Inc. (formerly, Bernstein Investments, Inc.), a corporation which is owned solely by Stuart Bernstein. Mr. Bernstein is also a guarantor of the note. In consideration for a 50% equity participation in the real property securing the note, the principal balance of the note was reduced to $2,700,000. Wilma Bernstein purchased an $800,000 participation in the note from NIRC, thereby reducing NIRC's investment in the note to $1,200,000. Subsequent thereto NIRC and Mrs. Bernstein each sold their respective interests in the note to one of the Joint Ventures for $2,000,000 plus accrued interest.

     In August of 1994, FWB Bancorporation, a Maryland corporation ('FWB'), sold to Oceanside Enterprises, Inc., a Delaware corporation and a wholly-owned subsidiary of NII ('Oceanside'), all of FWB's rights in a Sale and Assignment Agreement (the 'FWB Purchase Agreement') which granted FWB the right to purchase a promissory note (the 'FWB Note') with an approximate outstanding balance of principal and interest of $2,600,000, secured by a first lien mortgage covering certain real property and improvements with a recent appraised value of approximately $6,800,000. Pursuant to the FWB Purchase Agreement, Oceanside purchased the FWB Note for $2,100,000. As consideration for the assignment of FWB's rights in the FWB Purchase Agreement, Oceanside agreed to pay FWB a deferred purchase price the amount of which is contingent upon the proceeds received in the final settlement of such promissory note. Abbey J. Butler and Melvyn J. Estrin, Co-Chairmen of the Board and Co-Chief Executive Officers of NII, are members of the board of directors of Oceanside. Messrs. Butler and Estrin also serve as directors and are members of the Executive Committee of FWB. Messrs. Butler and Estrin are also significant beneficial owners of FWB capital stock.

                                    GENERAL

NII

     As of the date of this Joint Proxy Statement/Prospectus, management does not intend to present at the NII Annual Meeting, and has no knowledge that others will present, any matters other than the matters set forth in the Notice of NII Annual Meeting of Stockholders. If any other matters should properly come before the NII Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their own judgment.


     Deloitte & Touche LLP served as independent auditors for NII for the fiscal year ended March 31, 1994 and will continue in that capacity for the fiscal year ending March 31, 1995. Representatives of Deloitte & Touche LLP will be present at the NII Annual Meeting. It is not expected that such representatives will make a statement at the NII Annual Meeting, but they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.


     Proxies in the form enclosed are solicited by or on behalf of the NII Board of Directors. NII will bear the cost of preparing, assembling and mailing material in connection with this solicitation of proxies and may reimburse persons holding stock in their names or those of their nominees for their expenses in sending solicitation material to their principals.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS OF NII ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING STAMPED AND ADDRESSED ENVELOPE.

FOXMEYER

     As of the date of this Joint Proxy Statement/Prospectus, management of FoxMeyer does not intend to present at the FoxMeyer Annual Meeting, and has no knowledge that others will present, any matters other than the matters set forth in the Notice of FoxMeyer Annual Meeting of Stockholders. If any other matters should properly come before the FoxMeyer Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their own judgment.

     Deloitte & Touche served as independent auditors for FoxMeyer for the fiscal year ended March 31, 1994 and will continue in that capacity for the fiscal year ending March 31, 1995. Representatives of Deloitte & Touche will be present at the FoxMeyer Annual Meeting. It is not expected that such representatives will make a statement at the FoxMeyer Annual Meeting, but they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     Proxies in the form enclosed are solicited by or on behalf of the FoxMeyer Board of Directors. FoxMeyer will bear the cost of preparing, assembling and mailing material in connection with this solicitation of proxies and may SEimburse persons holding stock in their names or those of their nominees for their expenses in sending solicitation material to their principals.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS OF FOXMEYER ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING STAMPED AND ADDRESSED ENVELOPE.

                 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 1995

NII

     Stockholders intending to submit names of nominees for election to the NII Board of Directors at any annual meeting must comply with Section 12A of NII's

By-Laws which requires, among other things, notice to the Secretary of NII 45 days in advance of such meeting.

     Any proposals intended to be presented to stockholders at NII's 1995 Annual Meeting of Stockholders must be received by NII for inclusion in the proxy statement for such annual meeting by May 15, 1995.

FOXMEYER

     Any proposals intended to be presented to stockholders at FoxMeyer's 1995 Annual Meeting of Stockholders, in the event the Merger is not consummated, must be received by FoxMeyer for inclusion in the proxy statement for such annual meeting by May 15, 1995.

                                 LEGAL MATTERS

     Certain legal and tax matters in connection with the transaction will be passed upon for NII by Weil, Gotshal & Manges (a partnership including professional corporations), New York, New York.

                                    EXPERTS



     The audited financial statements and financial statement schedules of NII and FoxMeyer incorporated by reference into this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been examined by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.



     Representatives of Deloitte & Touche LLP, will be present at the NII Annual Meeting and the FoxMeyer Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.


                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of NII and FoxMeyer do not intend to present, and have not been informed that any other person intends to present, any matter for action at the NII Annual Meeting or the FoxMeyer Annual Meeting, respectively, other than as discussed herein.

                                                                      ANNEX A

                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG


                          NATIONAL INTERGROUP, INC.,


                          FOXMEYER ACQUISITION CORP.

                                      AND


                             FOXMEYER CORPORATION


                           DATED AS OF JUNE 30, 1994

                                TABLE OF CONTENTS


                                                                       Page
                                                                       ----

                                    ARTICLE I
                                   THE MERGER

          SECTION 1.1.  The Merger . . . . . . . . . . . . . . . . . .    2
          SECTION 1.2.  Effective Date . . . . . . . . . . . . . . . .    3
          SECTION 1.3.  Effects of the Merger  . . . . . . . . . . . .    3
          SECTION 1.4.  Certificate of Incorporation . . . . . . . . .    3
          SECTION 1.5.  By-Laws  . . . . . . . . . . . . . . . . . . .    3
          SECTION 1.6.  Directors  . . . . . . . . . . . . . . . . . .    3
          SECTION 1.7.  Officers . . . . . . . . . . . . . . . . . . .    4

                                   ARTICLE II
                              CONVERSION OF SHARES

          SECTION 2.1.   Conversion of Shares  . . . . . . . . . . . .    4
          SECTION 2.2.   Exchange of Shares  . . . . . . . . . . . . .    5
          SECTION 2.3.   Closing of Transfer Books . . . . . . . . . . .  8
          SECTION 2.4.   Stock Options . . . . . . . . . . . . . . . . .  8

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          SECTION 3.1.   Organization  . . . . . . . . . . . . . . . . .  9
          SECTION 3.2.   Capitalization  . . . . . . . . . . . . . . . .  9
          SECTION 3.3.   Authority Relative to This Agreement  . . . . .  9
          SECTION 3.4.   Consents and Approvals; No Violation  . . . .   10

          SECTION 3.5.   Absence of Material Adverse Change  . . . . .   10
          SECTION 3.6.   Joint Proxy Statement/Prospectus  . . . . . .   10
          SECTION 3.7.   Reports . . . . . . . . . . . . . . . . . . .   11
          SECTION 3.8.   Fairness Opinion  . . . . . . . . . . . . . .   12

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

          SECTION 4.1.   Organization  . . . . . . . . . . . . . . . .   12
          SECTION 4.2.   Capitalization  . . . . . . . . . . . . . . .   12
          SECTION 4.3.   Authority Relative to This Agreement;
                         Consents and Approvals; No Violation  . . . .   13
          SECTION 4.4.   Consents and Approvals; No Violation  . . . .   13
          SECTION 4.5.   Absence of Material Adverse Change  . . . . .   14
          SECTION 4.6.   Business of Acquisition . . . . . . . . . . .   14
          SECTION 4.7.   Joint Proxy Statement/Prospectus  . . . . . .   14

                                                                       Page
                                                                       ----

          SECTION 4.8.   Reports . . . . . . . . . . . . . . . . . . . . 15
          SECTION 4.9.   Continuity of Business Line . . . . . . . . . . 16
          SECTION 4.10.  Litigation  . . . . . . . . . . . . . . . . . . 16

                                    ARTICLE V
                                    COVENANTS

          SECTION 5.1.   Capitalization  . . . . . . . . . . . . . . .   16
          SECTION 5.2.   Conduct of Business of Acquisition  . . . . .   17
          SECTION 5.3.   Registration Statement; Joint Proxy
                         Statement . . . . . . . . . . . . . . . . . .   17
          SECTION 5.4.   Stockholder Approval  . . . . . . . . . . . .   18
          SECTION 5.5.   Best Efforts  . . . . . . . . . . . . . . . .   19
          SECTION 5.6.   Consents  . . . . . . . . . . . . . . . . . .   19
          SECTION 5.7.   NYSE Listing  . . . . . . . . . . . . . . . .   19
          SECTION 5.8.   Fees and Expenses . . . . . . . . . . . . . .   19

                                   ARTICLE VI
                        CONDITIONS TO THE OBLIGATIONS OF
                       PARENT, ACQUISITION AND THE COMPANY

          SECTION 6.1.   Stockholder Approval  . . . . . . . . . . . .   20
          SECTION 6.2.   Certain Proceedings . . . . . . . . . . . . .   20
          SECTION 6.3.   Exchange Listing  . . . . . . . . . . . . . .   20
          SECTION 6.4.   Registration Statement  . . . . . . . . . . .   20
          SECTION 6.5.   Blue Sky Laws . . . . . . . . . . . . . . . .   20
          SECTION 6.6.   Consents  . . . . . . . . . . . . . . . . . .   20
          SECTION 6.7.   Tax Opinion . . . . . . . . . . . . . . . . .   20
          SECTION 6.8.   Fairness Opinion  . . . . . . . . . . . . . .   21


                                   ARTICLE VII
                          CONDITIONS TO THE OBLIGATIONS
                            OF PARENT AND ACQUISITION

          SECTION 7.1.   Representations and Warranties True . . . . .   21
          SECTION 7.2.   Performance . . . . . . . . . . . . . . . . .   21
          SECTION 7.3.   Certificates  . . . . . . . . . . . . . . . .   21
          SECTION 7.4.   Material Adverse Change . . . . . . . . . . .   21
          SECTION 7.5.   Regulatory Approvals  . . . . . . . . . . . .   22

                                  ARTICLE VIII
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

          SECTION 8.1.   Representations and Warranties True . . . . .   22
          SECTION 8.2.   Performance . . . . . . . . . . . . . . . . .   22
          SECTION 8.3.   Certificates  . . . . . . . . . . . . . . . .   22
          SECTION 8.4.   Material Adverse Change . . . . . . . . . . .   22
          SECTION 8.5.   Regulatory Approvals  . . . . . . . . . . . .   23

                                                                       Page
                                                                       ----

                                   ARTICLE IX
                                     CLOSING

          SECTION 9.1.   Time and Place  . . . . . . . . . . . . . . .   23
          SECTION 9.2.   Filings at the Closing  . . . . . . . . . . .   23

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

          SECTION 10.1.  Termination . . . . . . . . . . . . . . . . .   24
          SECTION 10.2.  Procedure and Effect of Termination . . . . .   24

                                   ARTICLE XI
                                  MISCELLANEOUS

          SECTION 11.1.  Amendment and Modification  . . . . . . . . .   25
          SECTION 11.2.  Waiver of Compliance; Consents  . . . . . . .   25
          SECTION 11.3.  Indemnification . . . . . . . . . . . . . . .   25
          SECTION 11.4.  Non-Survival of Warranties  . . . . . . . . .   27
          SECTION 11.5.  Notices . . . . . . . . . . . . . . . . . . .   27
          SECTION 11.6.  Assignment  . . . . . . . . . . . . . . . . .   28
          SECTION 11.7.  Governing Law . . . . . . . . . . . . . . . .   28
          SECTION 11.8.  Counterparts  . . . . . . . . . . . . . . . .   28

          SECTION 11.9.  Interpretation  . . . . . . . . . . . . . . .   29
          SECTION 11.10. Entire Agreement  . . . . . . . . . . . . . .   29

     SCHEDULES

          Schedule 3.4   FoxMeyer Conflicts
          Schedule 4.2   Options
          Schedule 4.4   NII Conflicts
          Schedule 6.6   Consents

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------
               AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 30, 1994, by and among NATIONAL INTERGROUP, INC., a Delaware corporation ("Parent"), FoxMeyer Acquisition Corp., a Delaware corporation ("Acquisition"), and FOXMEYER CORPORATION, a Delaware

     corporation (the "Company"). The Company and Acquisition are sometimes collectively referred to herein as the "Constituent Corporations".

                              W I T N E S S E T H:
                              -------------------
               WHEREAS, Parent has authorized capital stock consisting of
     (i) 50,000,000 shares of common stock, $5.00 per share (the "Parent Shares"), of which 12,836,803 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $5.00 par value, of which (a) 924,000 shares of $5 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), and (b) 3,579,060 shares of $4.20 Cumulative Exchangeable Series A Preferred Stock (the "Series A Preferred Stock") are issued and outstanding as of the date hereof; and

               WHEREAS, the Company has authorized capital stock consisting of (i) 60,000,000 shares of common stock, $.01 par value ("Common Stock"), of which 28,200,000 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding as of the date hereof; and

               WHEREAS, Parent owns 22,690,000 shares, or approximately 80.5%, of the outstanding Common Stock; and

               WHEREAS, Acquisition is a direct, wholly-owned subsidiary of Parent; and

               WHEREAS, the Board of Directors of each of Parent, Acquisition and the Company believes it is in the best interest of each respective corporation and their respective stockholders to consummate the merger of the Company with and into Acquisition (the

     "Merger") pursuant to the applicable provisions of the Delaware General Corporation Law ("DGCL") and in accordance with the terms and subject to the conditions of this Agreement in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

               WHEREAS, based upon the unanimous recommendation of the special committee of the Board of Directors of the Company (the

     "Special Committee"), the Board of Directors of the Company, pursuant to the applicable provisions of the DGCL, has approved the Merger upon the terms and subject to the conditions set forth herein and has recommended approval of this Agreement by the stockholders of the Company; and


               WHEREAS, the Boards of Directors of each of Acquisition and the Parent have approved the Merger, upon the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

               SECTION 1.1.  The Merger.  Upon the terms and subject to the
                             ----------
     conditions hereof and in accordance with the DGCL, on the Effective Date (as defined in Section 1.2 hereof) the Company shall be merged with and into Acquisition in accordance with the applicable provisions of the DGCL, and the separate corporate existence of the Company shall thereupon cease. Following the Merger, Acquisition shall continue as the surviving corporation (hereinafter referred to for periods on and after the Effective Date as the "Surviving Corporation") under the laws of the State of Delaware under the name FoxMeyer Corporation. On the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the DGCL; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At the election of Parent, any direct wholly-owned subsidiary of Parent may be substituted for Acquisition as a constituent corporation in the Merger; provided that such substituted constituent corporation is reasonably acceptable to the Special Committee.


               SECTION 1.2.  Effective Date.  The Merger shall be
                             --------------
     consummated by and shall be effective on the date (the "Effective Date") of the filing with the Delaware Secretary of State of a certificate of merger or, if applicable, a certificate of ownership and merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as may be required by the provisions of the DGCL (which filings shall be made as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof).

               SECTION 1.3.  Effects of the Merger.  The Merger shall have
                             ---------------------
     the effects set forth in Section 259 of the DGCL.

               SECTION 1.4.  Certificate of Incorporation.  The Certificate
                             ----------------------------
     of Incorporation of Acquisition immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL, except that Article First of the Certificate of Incorporation of the Surviving Corporation shall read in its entirety as follows:

               "FIRST:  The name of the corporation is:  FoxMeyer
     Corporation."

               SECTION 1.5.  By-Laws.  The By-Laws of Acquisition, as in
                             -------
     effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

               SECTION 1.6.  Directors.  The directors of the Company on
                             ---------
     the Effective Date shall be the initial directors of the Surviving Corporation and will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

               SECTION 1.7.  Officers.  The officers of the Company on the
                             --------
     Effective Date shall be the initial officers of the Surviving Corporation and will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.


                                   ARTICLE II

                              CONVERSION OF SHARES

               SECTION 2.1.  Conversion of Shares.  At the Effective Date,
                             --------------------
     by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the stockholders thereof:

               (i) Each share of Common Stock issued and outstanding immediately prior to the Effective Date (other than shares held by Parent or the Company) shall automatically be converted into the right to receive, and shall be exchanged for, 0.90 Parent Shares (the "Ratio"); provided, however, that if the product of (x) the Average
               --------  -------
     Stock Price and (y) the Ratio, is less than $14.40, the Ratio shall be increased so that the product of (x) the Average Stock Price and
     (y) the Ratio, as so increased, equals $14.40 (the Ratio, as adjusted, being referred to herein as the "Exchange Ratio"). The "Average Stock Price" shall mean the average per share closing price on the New York Stock Exchange ("NYSE") of Parent Shares during the period of twenty consecutive trading days commencing twenty-one trading days prior to the date of the Stockholder Meeting of the Company (the "Meeting Date") and ending on the second trading day prior to the Meeting Date. The Parent Shares to be received upon the Merger shall be treasury shares and are sometimes hereinafter referred to as the "Merger Consideration."


               (ii) Each share of Common Stock issued and outstanding immediately prior to the Effective Date that is (A) owned by Parent or the Company or (B) held in the treasury of the Company, shall be cancelled and retired without any payment of any consideration therefor and shall cease to exist, and no Parent Shares or other consideration shall be delivered in exchange for such shares of Common Stock.

               (iii) Each share of Common Stock, par value $.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Date shall remain unchanged and shall be the common stock of the Surviving Corporation.

               SECTION 2.2.  Exchange of Shares.  (a)  Prior to the
                             ------------------
     Effective Date, the Parent shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") in connection with the Merger. On the Effective Date, Parent shall take all steps necessary to enable and cause the Exchange Agent to receive the Merger

     Consideration as and when certificates for shares of Common Stock are properly surrendered. Parent Shares into which shares of Common Stock shall be converted in the Merger shall be deemed to have been issued as of the Effective Date. No dividends or other distributions declared after the Effective Date with respect to Parent Shares and payable to the holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered Certificates with respect to which Parent Shares shall have been issued in the Merger until such Certificates shall be surrendered for exchange as provided herein, but (i) upon such surrender there shall be paid, without interest, to the person in whose name the certificates representing such Parent Shares shall be issued the amount of dividends theretofore paid with respect to such Parent Shares as of any record date subsequent to the Effective Date and the amount of any cash payable to such person in lieu of fractional Parent Shares pursuant to this
     Section 2.2 and (ii) at the appropriate payment date or as soon as practicable thereafter, there shall be paid to such person the amount of dividends with a record date after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Shares, subject in any case to any applicable abandoned property, escheat or similar laws.

               (b) Promptly after the Effective Date, the Company shall cause the Exchange Agent to mail to each record holder as of immediately prior to the Effective Date, and to each holder of an outstanding certificate or certificates that as of the Effective Date represent the right to receive the Merger Consideration (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the

     Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment thereof.

               (c) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be requested, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (rounded down to the nearest whole number of Parent Shares) deliverable in respect of the shares of Common Stock theretofore evidenced by such certificate or certificates (together with any cash in lieu of fractional Parent Shares pursuant to Section 2.2(e)) and such certificate or certificates shall forthwith be cancelled. Until surrendered in accordance with the provisions of this Section 2.2(c), each Certificate shall represent for all purposes only the right to receive upon such surrender the Merger Consideration, but shall have no other rights. If a Certificate or Certificates evidencing more than one share of Common Stock shall be surrendered for exchange as provided in this Agreement at one time by the same holder, the number of full Parent Shares and the amount of cash in lieu of fractional Parent Shares deliverable upon the surrender thereof shall be computed on the basis of the aggregate number of shares of Common Stock so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (d) If the Parent Shares are to be delivered to a person other than the person in whose name the Certificate surrendered in exchange thereof is registered, it shall be a condition to the payment of such Parent Shares that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

               (e) No certificates representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Section 2.2. No dividend, stock split or other change in the capital structure of Parent shall be applicable with respect to any fractional share interest. Such fractional share interests shall not entitle the holder thereof to vote or to any rights as a security holder of Parent. In lieu of any fractional

     Parent Shares, the Exchange Agent shall, on behalf of all holders of fractional Parent Shares as soon as practicable after the Effective Date, aggregate all such fractional interests (collectively, the "Fractional Shares") and, at Parent's option, such Fractional Shares shall be purchased by Parent or otherwise sold by the Exchange Agent as agent for the holders of such Fractional Shares, in either case at then prevailing price on the New York Stock Exchange (the "NYSE"), all in the manner provided in Section 2.2(f). Parent will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Fractional Shares.

               (f) To the extent not purchased by Parent, the sale of the Fractional Shares by the Exchange Agent will be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. In either case, the Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares, by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled.

               (g) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Fractional Shares in lieu of such Fractional Shares, the Exchange Agent will mail such amounts, without interest, to such holders; provided, however, that no
                                                 --------  -------
     such amount will be paid to any holder of such Fractional Shares prior to the surrender by such holder of the Certificates formerly representing such holder's shares of Common Stock. All cash proceeds from the sale of Fractional Shares to be paid pursuant to this Section, if unclaimed at the sixth month anniversary of the Effective Date, shall be released and paid by the Exchange Agent to Parent, after which time persons entitled thereto may look only to Parent for payment thereof. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable for any cash proceeds delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (h) Promptly following the date that is six months after the Effective Date, the Exchange Agent shall return to Parent all Parent Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Common Stock may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat or similar laws) receive in exchange therefor the Merger Consideration.

               (i) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided, however, that the Board of Directors of Parent may, in its
     --------  -------
     discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such sum as it may direct as indemnity against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

               SECTION 2.3.  Closing of Transfer Books.  After the
                             -------------------------
     Effective Date there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Date. If, after the

     Effective Date, Certificates are presented to the Surviving
     Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

               SECTION 2.4.  Stock Options.  At the Effective Date, the
                             -------------
     Company's obligations with respect to each outstanding option to purchase shares of Common Stock (collectively, the "Stock Options" and each a "Stock Option") granted pursuant to the Company's Stock Option and Performance Award Plan (the "Company Stock Option Plan") shall be assumed by Parent. The Stock Options assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in the stock option plans and agreements pursuant to which such Stock Options were issued as in effect immediately prior to the Effective Date, except that (a) the number of shares for which such Stock Option shall be exercisable shall equal the product of the Exchange Ratio and the number of shares of Common Stock subject to the Stock Option immediately prior to the Effective Date (rounded down to the nearest whole number), and (b) the per share exercise price for the Parent Shares issuable upon the exercise of such assumed Stock Option shall be equal to the aggregate exercise price for the shares of Common Stock subject to the Stock Option, divided by the number of Parent Shares deemed to be purchasable pursuant to the Option. The date of grant shall be the date on which the Stock Option was originally granted. Parent shall (i) reserve for issuance the number of Parent Shares that will become issuable upon the exercise of such Stock

     Options pursuant to this Section 2.4 and (ii) at the Effective Date, execute a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 2.4. Nothing in this Section 2.4 shall affect the schedule of the vesting (or the acceleration thereof) with respect to the Stock Options, in accordance with the terms thereof, to be assumed by Parent as provided in this Section 2.4.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to the Parent and Acquisition as follows:

               SECTION 3.1.  Organization.  Each of the Company and its
                             ------------
     subsidiaries (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.


               SECTION 3.2.  Capitalization.  The authorized capital stock
                             --------------
     of the Company consists of (a) 60,000,000 shares of Common Stock, of which at June 30, 1994 there were (i) 28,200,000 shares issued and outstanding and 3,150,000 shares held in the Company's treasury and
     (ii) 1,800,000 shares reserved for future issuance pursuant to the Company Stock Option Plan and (b) 10,000,000 shares of preferred stock, par value $.01 per share, none of which were issued and outstanding. All issued and outstanding shares of Common Stock are validly issued, fully paid, non-assessable and free of preemptive rights.

               SECTION 3.3.  Authority Relative to This Agreement.  The
                             ------------------------------------
     Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any Subsidiary of the Company are necessary to authorize this Agreement, and, except for the adoption of this Agreement by its stockholders and the filing and recording of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to consummate the transactions so contemplated. This

     Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to (i) approval in accordance with the DGCL of the stockholders of the Company and (ii) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforce-ability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               SECTION 3.4.  Consents and Approvals; No Violation.  Except
                             ------------------------------------
     for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), filings with various state blue sky authorities, and filing and recordation of appropriate merger documents as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
     (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries, (ii) except as set forth on Schedule 3.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or
     (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their properties or assets, excluding from the foregoing clauses
     (ii) and (iii) violations, breaches or defaults that, either individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole.

               SECTION 3.5.  Absence of Material Adverse Change.  Since
                             ----------------------------------
     March 31, 1994, there has not been any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or any declaration of any dividend or other distribution with respect to the Company's capital stock, other than dividends paid in respect of the Common Stock on May 13, 1994.

               SECTION 3.6.  Joint Proxy Statement/Prospectus.  None of the
                             --------------------------------
     information supplied or to be supplied by the Company and the Company's Special Committee for inclusion in the Registration Statement (as defined in Section 5.3) or in the joint proxy statement/ prospectus (the "Proxy Statement") to be mailed to the stockholders of Parent and the Company in connection with any meetings of stockholders of Parent and the Company convened in accordance with
     Section 5.4 will, (a) in the case of the Registration Statement, at the time it is filed with the Securities and Exchange Commission (the "SEC") or any other regulatory authority, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) in the case of the Proxy Statement, at the time it is filed with the SEC or any other regulatory authority, at the time of the mailing of the Proxy Statement or any amendment or supplement thereto, at the time of the meetings of the shareholders to which the Proxy Statement relates and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement and any other SEC filing will comply (with respect to the Company) in all material respects, as to form, with the applicable requirements of each of the Exchange Act and the Securities Act and the respective rules and regulations thereunder.

               SECTION 3.7.  Reports.  The Company has furnished to Parent
                             -------
     an accurate and complete copy of each registration statement, report and proxy statement filed by the Company with the SEC since September 1, 1991 (the "Company SEC Documents"). Since September 1, 1991 the Company has filed all required forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder. The Company SEC Documents, including without limitation any financial statements or schedules included therein, when filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. Other than as disclosed in filings by the Company with the SEC, the financial statements of the Company (including the related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.


               SECTION 3.8.  Fairness Opinion.  The Special Committee has
                             ----------------
     received an opinion of Smith Barney Inc., financial advisor to the Special Committee (the "Fairness Opinion"), to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Common Stock of the Company, other than Parent and its affiliates (the "Unaffiliated Company Stockholders").


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

               Except as otherwise disclosed in writing to the Company prior to the execution of this Agreement, each of Parent and Acquisition represents and warrants to the Company as follows:

               SECTION 4.1.  Organization.  Each of Parent and Acquisition
                             ------------
     is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               SECTION 4.2.  Capitalization.  (a)  The authorized capital
                             --------------
     stock of Parent consists of (i) 50,000,000 shares of common stock, $5.00 par value, of which at June 30, 1994, there were 12,836,803 shares issued and outstanding and 11,255,941 shares held in Parent's treasury, and (ii) 10,000,000 shares of preferred stock, $5.00 par value, of which at June 30, 1994 there were (A) 924,000 shares of Convertible Preferred Stock, and (B) 3,579,060 shares of Series A Preferred Stock issued and outstanding. The Parent Shares to be delivered to the holders of Common Stock pursuant to Article II hereof, at the time of such delivery, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights. Except as set forth on
     Schedule 4.2 or as otherwise contemplated in this Agreement, there are not now, and at the Effective Date there will not be, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent to issue, transfer or sell any shares of capital stock of the Parent.

               (b) The authorized capital stock of Acquisition consists of 28,200,000 shares of common stock, $.01 par value (the "Acquisition Shares"), all of which are issued and outstanding as of the date hereof. Parent owns all of the issued and outstanding Acquisition

     Shares. All of the issued and outstanding Acquisition Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

               SECTION 4.3.  Authority Relative to This Agreement; Consents
                             ----------------------------------------------
     and Approvals; No Violation.  Each of Parent and Acquisition has all
     ---------------------------
     requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent, for itself and as the sole stockholder of Acquisition, and by the Board of Directors of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Acquisition and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               SECTION 4.4.  Consents and Approvals; No Violation.  Except
                             ------------------------------------
     for any applicable requirements of the Securities Act, the Exchange Act, and filing and recordation of appropriate merger documents as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the trans-actions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Parent or Acquisition will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Parent or Acquisition, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition or any of their respective properties or assets, or (iii) except as set forth on Schedule 4.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any note, bond, mortgage, indenture, license, permit, agreement or other instrument to which Parent or Acquisition is a party, or by which Parent or Acquisition or any of their respective properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, operations or financial condition of Parent or Acquisition.

               SECTION 4.5.  Absence of Material Adverse Change.  Since
                             ----------------------------------
     March 31, 1994, there has not been any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent and its subsidiaries taken as a whole or any declaration of any dividend or other distribution with respect to Parent's capital stock other than (i) the cash dividend with respect to the Convertible Preferred Stock, in the amount of $1.25 per share, declared on June 17, 1994 and payable on July 15, 1994, and (ii) the dividend with respect to the Series A Preferred Stock, in the amount of $1.05 per share, declared on June 17, 1994 and payable on July 15, 1994, which dividend will be paid in the form of additional shares of Series A Preferred Stock.

               SECTION 4.6.  Business of Acquisition.  Acquisition has not

                             -----------------------
     engaged, and will not, prior to the Closing, engage, in any business other than in connection with the Merger.

               SECTION 4.7.  Joint Proxy Statement/Prospectus.  None of the
                             --------------------------------
     information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, (a) in the case of the Registration Statement, at the time it is filed with the SEC or any other regulatory authority, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) in the case of the Proxy Statement, at the time it is filed with the SEC or any other regulatory authority, at the time of the mailing of the Proxy Statement or any amendment or supplement thereto, at the time of the meetings of the stockholders to which the Proxy Statement relates and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Proxy Statement and the Registration Statement and any other SEC filing will comply (with respect to Parent and its Subsidiaries other than the Company and its Subsidiaries) in all material respects, as to form, with the applicable requirements of each of the Exchange Act and the Securities Act and the respective rules and regulations thereunder.

               SECTION 4.8.  Reports.  Parent has furnished to the Company
                             -------
     an accurate and complete copy of each registration statement, report and proxy statement filed by Parent with the SEC since December 31, 1990 (the "Parent SEC Documents"). Since December 31, 1990 Parent has filed all required forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder. The Parent SEC Documents, including without limitation any financial statements or schedules included therein, when filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated

     therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and
     (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. Other than as disclosed in filings by Parent with the SEC, the financial statements of Parent (including the related notes thereto) included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               4.9.  Continuity of Business Line.  Parent intends to cause
                     ---------------------------
     Acquisition to continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg.
     section 1.368-1(d).

               4.10.  Litigation.  Except as disclosed in the Parent SEC
                      ----------

     Documents, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of Parent, threatened, against Parent or any of its Subsidiaries (other than the Company and its Subisidiaries) that, if adversely determined, would be reasonably likely to result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries that, alone or in the aggregate, would have a material adverse effect with respect to the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole.


                                    ARTICLE V

                                    COVENANTS

               SECTION 5.1.  Capitalization.  Prior to the Effective Date,
                             --------------
     unless the other parties to this Agreement shall agree in writing and except as otherwise expressly permitted or contemplated by this
     Agreement:

               (a) neither Parent nor the Company shall split, combine or reclassify the outstanding Parent Shares or shares of Common Stock, respectively, or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to Parent Shares or shares of Common Stock, respectively, other than (ii) in the case of Parent, the payment of dividends with respect to Parent's outstanding Convertible Preferred Stock and Series A Preferred Stock, and (ii) in the case of the Company, the payment of regular quarterly dividends consistent with past practice; or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire), directly or indirectly, any Parent Shares or shares of Common Stock, respectively; and

               (b) neither Parent nor the Company, or any of their respective subsidiaries (including Acquisition) shall (i) issue or agree to issue any additional Parent Shares or shares of Common Stock respectively, or options, warrants or rights of any kind to acquire any Parent Shares or shares of Common Stock, respectively, other than
     (A) in the case of Parent, Parent Shares issuable pursuant to the options outstanding on the date hereof granted under Parent's 1993 Stock Option and Performance Award Plan (the "Parent Stock Option Plan") and, (B) in the case of the Company, shares of Common Stock issuable pursuant to the Company Stock Option Plan; or (ii) amend or modify any outstanding stock option granted pursuant to the Parent Stock Option Plan or the Company Stock Option Plan, respectively, or grant any stock appreciation rights or stock bonuses.


               SECTION 5.2.  Conduct of Business of Acquisition.  During
                             ----------------------------------
     the period from the date of the Agreement to the Closing,
     (i) Acquisition shall not engage in any activities of any nature other than as contemplated by this Agreement, and (ii) Parent will continue to own all of the outstanding Common Stock of Acquisition.

               SECTION 5.3.  Registration Statement; Joint Proxy Statement.
                             ---------------------------------------------
     Parent shall promptly prepare and file with the SEC a Registration Statement (the "Registration Statement") under the Securities Act with respect to the Parent Shares to be issued in the Merger and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under state blue sky law or securities laws in connection with issuance of Parent Shares pursuant to the Merger, and the Company, Parent and Acquisition shall furnish all information concerning the Company, Parent and Acquisition and the holders of shares of Common Stock and shall take such other action as may be reasonably requested in connection with any such action. The Company and Parent shall prepare for inclusion in the Registration Statement, shall file with the SEC under the Exchange Act at the time the Registration Statement is filed as provided above, and shall use all reasonable efforts to have cleared by the SEC, the Proxy Statement with respect to the special meeting of stockholders of Parent and the Company as provided in Section 5.4 below, and shall mail the Proxy Statement to their respective stockholders as promptly as practicable after clearance of the Proxy Statement with the SEC.

               SECTION 5.4.  Stockholder Approval.  (a)  Parent shall take
                             --------------------
     all steps necessary to call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, and the Company shall take all steps necessary to call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable.

               (b) The Board of Directors of each of Parent and the Company has unanimously determined that this Agreement is advisable and in the best interests of its stockholders and shall recommend to its stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and shall use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby. At any meeting of the stockholders of the Company to vote on the approval and adoption of this Agreement and the transactions contemplated hereby, the Parent agrees to vote all shares of Common Stock beneficially owned by it in favor of the approval and adoption of this Agreement. At the meeting of the stockholders of Parent to vote on the approval and adoption of this Agreement and the transactions contemplated hereby, Parent will cause Abbey J. Butler, Melvin J. Estrin, Centaur Partners IV, Butler Equities II, L.P. and Estrin Abod Equities Limited Partnership (collectively, the "Parent Affiliated Stockholders") to vote or cause to be voted all Parent Shares beneficially owned by such Parent Affiliated Stockholders, within the meaning of Regulation 13D promulgated under the Securities Exchange Act of 1934, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.


               (c) The Special Committee has unanimously recommended to the Board of Directors of the Company that the Merger is fair to and in the best interests of the Unaffiliated Company Stockholders. Based upon the recommendation of the Special Committee, the Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the stockholders of the Company and shall recommend to its stockholders the adoption and approval of this Agreement and the transactions contemplated hereby; provided, however,
                                                         --------  -------
      that at any time prior to the meeting of the stockholders of the Company at which approval or adoption of this Agreement is presented to such stockholders for a vote, either the Special Committee or the Board of Directors of the Company, in accordance with their respective fiduciary duties, as advised by counsel, may revoke, modify or qualify its recommendation with respect to this Agreement and the transactions contemplated hereby in the event that a Bona Fide Third Party Offer (as defined in Section 10.01(f) hereof) is received by the Company and the Company would be permitted to terminate this Agreement as a result of the receipt of such Bona Fide Third Party Offer pursuant to Section 10.01(f) hereof.

               SECTION 5.5.  Best Efforts.  Subject to the terms and
                             ------------
     conditions herein provided and, in the case of the Company, to the proviso contained in Section 5.04(c), each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
     Parent shall cause Acquisition to perform all of its obligations under this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

               SECTION 5.6.  Consents.  Parent, Acquisition and the Company
                             --------
     shall each use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

               SECTION 5.7.  NYSE Listing.  If required, Parent shall use
                             ------------
     its best efforts to effect, on or before the Effective Date, approval for listing on the NYSE, upon official notice of issuance, of the Parent Shares to be issued pursuant to the Merger.

               SECTION 5.8.  Fees and Expenses.  Each party hereto shall
                             -----------------
     pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                        CONDITIONS TO THE OBLIGATIONS OF
                       PARENT, ACQUISITION AND THE COMPANY

               The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

               SECTION 6.1.  Stockholder Approval.  This Agreement and the
                             --------------------
     Merger shall have been adopted and approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company, by the affirmative vote of at least a majority of the Parent Shares voting on this Agreement and the Merger, and by the sole stockholder of Acquisition.

               SECTION 6.2.  Certain Proceedings.  None of Parent, Holding,
                             -------------------
     Acquisition or the Company shall be subject to any writ, order, decree or injunction of a court of competent jurisdiction prohibiting or restricting the consummation of the Merger.

               SECTION 6.3.  Exchange Listing.  The Parent Shares required
                             ----------------
     to be issued in the Merger shall have been approved for listing on the

     NYSE, subject to official notice of issuance.

               SECTION 6.4.  Registration Statement.  The Registration
                             ----------------------
     Statement shall have been declared effective, shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued or proceedings for that purpose shall have been instituted.

               SECTION 6.5.  Blue Sky Laws.  Parent shall have received all
                             -------------
     Blue Sky authorizations necessary to issue the Merger Consideration.

               SECTION 6.6.  Consents.  Parent and the Company shall have

                             --------
     obtained, on or before the Closing Date, the consents listed on
     Schedule 6.6 hereto.

               SECTION 6.7.  Tax Opinion.  Parent shall have delivered to
                             -----------
     the Company an opinion of Parent's counsel, Weil, Gotshal & Manges, reasonably acceptable to Latham & Watkins, counsel to the Special Committee, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
     (ii) no gain or loss will be recognized by holders of shares of Common Stock upon the exchange of such shares solely for Parent Shares by reason of the Merger (except with respect to cash, if any, received in lieu of fractional shares), (iii) the tax basis of the Parent Shares received by holders of shares of Common Stock in the Merger will be the same as the tax basis of the shares of Common Stock surrendered in exchange therefor and (iv) a holder's holding period in such Parent Shares will include its holding period in such shares of Common Stock provided the shares of Common Stock were held as a capital asset at the Effective Time. In rendering such opinion, Weil, Gotshal & Manges may receive and rely upon representations contained in certificates reasonably acceptable to Latham & Watkins, counsel to the Special Committee.

               SECTION 6.8.  Fairness Opinion.  The Fairness Opinion shall
                             ----------------
     not have been modified, withdrawn or revoked as of the time of the mailing of the Proxy Statement to the stockholders of the Company.


                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS
                            OF PARENT AND ACQUISITION


               Each and every obligation of Parent and Acquisition under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

               SECTION 7.1.  Representations and Warranties True.  The
                             -----------------------------------
      representations and warranties of the Company contained herein shall be true and correct in all material respects on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date, except for changes permitted or contemplated by this Agreement.


               SECTION 7.2.  Performance.  The Company shall have performed
                             -----------
     and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

               SECTION 7.3.  Certificates.  The Company shall furnish such
                             ------------
     certificates of its officers to evidence compliance with the conditions set forth in this Article VII, as may be reasonably requested by Parent.

               SECTION 7.4.  Material Adverse Change.  Since March 31,
                             -----------------------
     1994, there shall not have been any change or event that has resulted in, or may result in, any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

               SECTION 7.5.  Regulatory Approvals.  All consents,
                             --------------------
     approvals, permits and authorizations required to be obtained prior to the Effective Date from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent, Acquisition and the Company shall have been obtained without restrictions, except where the failure to obtain such consents, approvals, permits and authorizations which would not have a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent or Acquisition.



                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

               The obligations of the Company under this Agreement to effect the Merger shall be subject to the satisfaction on or before the Closing Date, of each of the following conditions:

               SECTION 8.1.  Representations and Warranties True.  The
                             -----------------------------------
      representations and warranties of Parent and Acquisition contained herein shall be true and correct in all material respects on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date, except for changes permitted or contemplated by this Agreement.

               SECTION 8.2.  Performance.  Parent and Acquisition shall
                             -----------
     have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

               SECTION 8.3.  Certificates.  Parent and Acquisition shall
                             ------------
     furnish such certificates of their respective officers to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by the Company.

               SECTION 8.4.  Material Adverse Change.  Since March 31,
                             -----------------------
     1994, there shall not have been any change or event (other than a change or event solely with respect to the Company) that has resulted in, or may result in, any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole.

               SECTION 8.5.  Regulatory Approvals.  All consents,
                             --------------------
     approvals, permits and authorizations required to be obtained prior to the Effective Date from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent, Acquisition and the Company shall have been obtained without restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise)

     of the Company.


                                   ARTICLE IX

                                     CLOSING

               SECTION 9.1.  Time and Place.  Subject to the provisions of
                             --------------
     Articles VI, VII, VIII and X, the closing of the Merger (the
     "Closing") shall take place at the offices of Weil, Gotshal & Manges,

     767 Fifth Avenue, New York, New York 10153, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII has been satisfied or waived by the party or parties entitled to the benefit of such condition, or at such other place, at such other time, or on such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

               SECTION 9.2.  Filings at the Closing.  Subject to the
                             ----------------------
     provisions of Articles VI, VII, VIII, and X hereof, Parent, Acquisition and the Company shall immediately after the Closing
     (a) file with the Delaware Secretary of State a certificate of merger in the form annexed as Annex B hereto and (b) take all such other and further actions as may be required by law to make the Merger effective.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

               SECTION 10.1.  Termination.  This Agreement may be
                              -----------
     terminated at any time prior to the Effective Date, whether before or after approval by the stockholders of Parent or the Company:

               (a) by mutual consent of the Boards of Directors of Parent and the Company;

               (b) by either Parent or the Company if, without fault of such terminating party, the Merger shall not have been consummated on or before December 31, 1994, which date may be extended by the mutual consent of the Boards of Directors of Parent and the Company;

               (c) by Parent or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

               (d) by either Parent or the Company, if the stockholders of Parent or the Company fail to duly adopt and approve this Agreement and the Merger as contemplated by Section 6.1; or

               (e)  by Parent prior to the stockholders' meeting of the

     Company if the Average Stock Price is less than $14.40.

               (f) by the Company, if, prior to the consummation of the transactions contemplated hereby, the Company receives a bona fide third party offer, which is not subject to any financing condition (a "Bona Fide Third Party Offer"), to acquire the Common Stock that involves the payment or issuance to all holders of the Common Stock of consideration per share of the Common Stock with a value in excess of the consideration per share of the Common Stock to be received by the Unaffiliated Company Stockholders in the Merger, which offer the Special Committee has determined is more favorable to the Unaffiliated Company Stockholders.

               SECTION 10.2.  Procedure and Effect of Termination.  In the
                              -----------------------------------
     event of termination and abandonment of the Merger by Parent or the Company pursuant to Section 10.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this Section 10.2 and in Sections 5.8 and
     11.3 shall survive any such termination.


                                   ARTICLE XI

                                  MISCELLANEOUS

               SECTION 11.1.  Amendment and Modification.  Subject to
                              --------------------------
     applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Acquisition and the Company at any time prior to the Effective Date with respect to any of the terms contained herein; provided, however, that, after this
                                 --------  -------
     Agreement is adopted by the Company's stockholders pursuant to Section 5.4, no such amendment or modification shall reduce the amount or change the form of the consideration to be delivered to the stockholders of the Company.

               SECTION 11.2.  Waiver of Compliance; Consents.  Any failure
                              ------------------------------
     of Parent or Acquisition on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent or Acquisition, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.1.

               SECTION 11.3.  Indemnification. (a)  From and after the
                              ---------------
     Effective Date, the Surviving Corporation shall maintain, and Parent agrees to cause the Surviving Corporation to maintain for a period of at least six years from the Effective Date, (i) director and officer liability insurance providing at least the same amounts and coverage with respect to the Company's officers and directors as the current policies maintained by or on behalf of the Company, and containing terms and conditions which are no less advantageous with respect to matters existing or occurring on or prior to the Effective Date, and in the event any claim is made against present directors or officers of the Company that is covered, in whole or in part, or potentially so covered by insurance, the Surviving Corporation and Parent shall do nothing that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition of that claim; provided, however, that if the cost of maintaining such insurance
     --------  -------
     exceeds the current cost related to providing such insurance (the "Current Cost"), then the Surviving Corporation shall maintain and Parent agrees to cause the Surviving Corporation to maintain such director and officer liability insurance with the maximum amount of coverage obtainable at twice such Current Cost, and (ii) all rights to indemnification now existing in favor of the present directors or officers of the Company and its respective subsidiaries as provided in their respective certificates or articles of incorporation or by-laws or otherwise in effect on the date hereof (other than pursuant to this Agreement) shall survive the Merger for a period of six years; provided, however, that all such rights to indemnification with
     --------  -------
     respect to any claim asserted, made or originated prior to the expiration of such six-year period shall survive until the final disposition of such Claim (as hereinafter defined), and that during such period, the Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended to reduce or limit the rights of indemnity of the present directors or officers of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify.


               (b) From and after the Effective Date, Parent shall indemnify, defend and hold harmless each person who is now an officer or director of the Company against all losses, claims, damages, costs, expenses or liabilities, or in connection with any claim, action, suit, proceeding or investigation (a "Claim"), arising out of the fact that such person is an officer or director of the Company (or out of any action taken by any such person on behalf of the Company), pertaining to any matter existing or occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, or on or after, the Effective Date. In each case such indemnification shall be to the full extent a corporation is permitted under applicable law to indemnify its own directors and officers, as the case may be (and Parent will pay expenses in advance of the final disposition of any such action or proceeding to each such director or officer of the Company seeking indemnification hereunder to the full extent permitted by law).

               (c) Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification under this Section 11.3, Parent shall cause the Surviving Corporation to direct, at the election of the director or officer of the Company seeking indemnification hereunder, that the determination of any such approval shall be made by independent counsel acceptable to Parent selected by such director or officer of the Company seeking indemnification hereunder.

               (d) This Section 11.3 shall survive the consummation of the Merger. The provisions of this Section 11.3 are intended to be for the benefit of, and shall be enforceable by the present directors or officers of the Company, as the case may be. The rights provided under this Section 11.3 shall be in addition to, and not in lieu of, any rights to indemnity which any party may have under the Articles of Incorporation or By-Laws of the Company or the Surviving Corporation or any other agreements.

               SECTION 11.4.  Non-Survival of Warranties.  The respective
                              --------------------------
     representations and warranties of Parent, Acquisition and the Company contained herein shall expire with, and be terminated and extinguished by, the Merger, or the termination of this Agreement pursuant to
     Section 10.1 or otherwise; and thereafter neither Parent, Acquisition nor the Company, nor any officer or director thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 11.4 shall have no effect upon any other obligation of the parties hereto including, without limitation, the obligations of the Surviving Corporation and Parent under Section 11.3 hereof, whether to be performed before or after the Closing.

               SECTION 11.5.  Notices.  All notices and other
                              -------
     communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

               (a)  if to the Company, to:

                    FoxMeyer Corporation
                    1220 Senlac Drive
                    Carrollton, Texas  75006
                    Attn:  Co-Chairmen
                    Telecopy:

                    with a copy to:

                    Latham & Watkins
                    1001 Pennsylvania Avenue, N.W.
                    Suite 1300
                    Washington, D.C.  20005-2505
                    Attn:  John J. Huber, Esq.
                    Telecopy:  212-637-2201

               (b)  if to Parent or Acquisition, to:

                    National Intergroup, Inc.
                    1220 Senlac Drive
                    Carrollton, Texas  75006
                    Attn:
                    Telecopy:

                    with a copy to:

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York  10153

                    Attn:  Stephen E. Jacobs, Esq.
                    Telecopy:  (212) 310-8007

               SECTION 11.6.  Assignment.  This Agreement and all of the
                              ----------

     provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

               SECTION 11.7.  Governing Law.  This Agreement shall be
                              -------------
     governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

               SECTION 11.8.  Counterparts.  This Agreement may be executed
                              ------------
     in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               SECTION 11.9.  Interpretation.  The article and section
                              --------------
     headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

               SECTION 11.10.  Entire Agreement.  This Agreement, including
                               ----------------
     the exhibits hereto and the documents and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

               This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.


                              NATIONAL INTERGROUP, INC.


                              By:  /s/ Abbey J. Butler
                                  -----------------------------
                              Name:  Abbey J. Butler
                              Title: Co-Chief Executive Officer


                              FOXMEYER ACQUISITION CORP.


                              By:  /s/ Abbey J. Butler
                                  -----------------------------
                              Name:  Abbey J. Butler
                              Title: Co-Chief Executive Officer


                              FOXMEYER CORPORATION


                              By:  /s/ Thomas L. Anderson
                                  -----------------------------
                              Name:  Thomas L. Anderson
                              Title: President and Chief
                                     Operating Officer


                                                     ANNEX B



SMITH BARNEY


September 12, 1994


The Special Committee of the
 Board of Directors
FoxMeyer Corporation
1220 Senlac Drive
Carrollton, Texas 75006


Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of FoxMeyer Corporation ("FoxMeyer"), other than National Intergroup, Inc. ("NII") and its affiliates, of the consideration to be received by such stockholders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 30, 1994 (the "Merger Agreement"), by and among NII, FoxMeyer Acquisition Corp. ("Acquisition") and FoxMeyer. As more fully described in the Merger Agreement, (i) FoxMeyer will be merged with and into Acquisition (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of FoxMeyer (the "FoxMeyer Common Stock") will be converted into the right to receive 0.90 of a share (the "Ratio") of the common stock, par value $5.00 per share, of NII (the "NII Common Stock"); provided, that if the product of the average per share closing price of NII Common Stock on the New York Stock Exchange during the 20 consecutive trading day period commencing 21 trading days prior to the stockholder meeting for the Merger and ending on the second trading day prior to such meeting (the "Average Stock Price") and the Ratio is less than $14.40, the Ratio will be increased so that the product of the Average Stock Price and the Ratio, as increased, equals $14.40 (the Ratio, as so adjusted, the "Exchange Ratio").

In arriving at our opinion, we reviewed the Merger Agreement and the Joint Proxy Statement/Prospectus to be distributed to stockholders in connection with the Merger, and held discussions with certain senior officers, directors and other representatives and advisors of FoxMeyer and the Special Committee and certain senior officers and other representatives and advisors of NII concerning the business, operations and prospects of FoxMeyer and NII. We examined certain publicly available business and financial information relating to FoxMeyer and NII as well as certain financial forecasts and other data for FoxMeyer and NII which were provided to us by the respective managements of FoxMeyer and NII. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of FoxMeyer Common Stock and the NII Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition of FoxMeyer and NII. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered comparable to the Merger and analyzed certain financial and other publicly available information relating to the businesses of other companies whose operations we considered comparable to those of FoxMeyer and NII. We also evaluated the potential pro forma financial impact of the Merger on NII. In addition to the foregoing, we conducted such other analyses and examinations and

The Special Committee of the
 Board of Directors
FoxMeyer Corporation
1220 Senlac Drive
Carrollton, Texas 75006
Page 2

considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with us. With respect to financial forecasts and other information provided to or otherwise discussed with us, we assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of FoxMeyer and NII as to the expected future financial performance of FoxMeyer and NII. We also assumed that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of FoxMeyer and NII. We are not expressing any opinion as to what the value of the NII Common Stock actually will be when issued to FoxMeyer stockholders pursuant to the Merger or the price at which the NII Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of FoxMeyer or NII nor have we made any physical inspection of the properties or assets of FoxMeyer or NII. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of FoxMeyer. Our opinion is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

Smith Barney has been engaged to render financial advisory services to the Special Committee in connection with the Merger and will receive a fee for our services, including a fee upon the delivery of this opinion. In the ordinary course of our business, we may actively trade the equity and debt securities of FoxMeyer and NII for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our advisory services and the opinion expressed herein are provided solely for the use of the Special Committee in its evaluation of the proposed Merger and are not on behalf of, and are not intended to confer rights or remedies upon, NII or its affiliates, any stockholder of FoxMeyer or NII, or any person other than the Special Committee. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.


Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of FoxMeyer Common Stock (other than NII and its affiliates).

Very truly yours,



SMITH BARNEY INC.

                                                     Annex C

                             FORM OF
                             -------
                            AMENDMENT
                             TO THE
          1993 STOCK OPTION AND PERFORMANCE AWARD PLAN

                               OF
                    NATIONAL INTERGROUP, INC.

          Amendment, dated ____________, 1994, to the 1993 Stock Option and Performance Award Plan (the "Plan") of National Intergroup, Inc. (the "Company"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Plan.

          WHEREAS, the Board of Directors of the Company believes that the aggregate number of shares of the Company's common stock, par value $5 per share, available for the granting of options under the Plan should be increased in order to continue to give the Board of Directors flexibility in compensating directors, officers and key employees of the Company;

          NOW, THEREFORE, subject to the approval of the stockholders of the Company as set forth in Section 2 hereof, the Plan is hereby amended as follows:

     1. The first sentence of Section 3 of the Plan is hereby amended to read in its entirety as follows:

          "Subject to adjustments provided in Section 11, the maximum aggregate number of shares of common stock of the Company which may be granted for all purposes under the Plan shall be 4,000,000 shares."

     2. Section 4 of the Plan is hereby amended to read in its entirety as follows:

          Grants under the Plan (i) may be made, pursuant to Sections 6, 8 and 9, to key employees, officers and directors (but not to any director who is not an employee) of the Company, or any parent corporation or subsidiary corporation thereof, who are regularly employed on a salaried basis and who are so employed on the date of such grant (the "Officer and Key Employee Participants"), (ii) shall be made, subject to and in accordance with Section 7, to individuals not regularly employed by the Company who serve as directors of the Company (the "Outside Director Participants"), and (iii) shall be made to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of the Corporation, at the discretion of the Committee administering the Plan.

     3. This Amendment shall become effective on the date first approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company voting at a meeting of the Company's stockholders.

          IN WITNESS WHEREOF, the Company hereby executes this

Amendment on the date first above written.

                              NATIONAL INTERGROUP, INC.

                              By: ________________________________
                                  Name:
                                  Title:

                                                     Annex D
                           FORM OF
                           -------
                  CERTIFICATE OF AMENDMENT
                             OF
            RESTATED CERTIFICATE OF INCORPORATION
                             OF
                  NATIONAL INTERGROUP, INC.

      Under Section 242 of the General Corporation Law

      ------------------------------------------------

          The undersigned, NATIONAL INTERGROUP, INC., a corporation organized and existing under the General
Corporation Law of Delaware (the "Corporation"), pursuant to the provisions of Section 242 of the Delaware General
Corporation Law, hereby certifies that:

          FIRST:   The name of the corporation is NATIONAL
INTERGROUP, INC. The name under which the Corporation was formed is National Intergroup, Inc.

          SECOND:   The Restated Certificate of
Incorporation of this Corporation is hereby amended as follows:

          1. to change the name of National Intergroup, Inc. to "___________." The FIRST Article of the Restated
Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FIRST:   The name of the Corporation is
                    _______________________."

          2. to increase the number of authorized shares of preferred stock, par value $5 per share, from 10,000,000 shares to 20,000,000 shares. The first sentence of Article
FOURTH of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares which the Corporation shall have authority to issue is 70,000,000, of which 20,000,000 shall be preferred stock, par value $5 per share, and 50,000,000 shares shall be common stock, par value $5 per share."

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its Vice President and attested to by its Secretary this ___ day of ______, 1994.


ATTEST:                            NATIONAL INTERGROUP, INC.

By: ______________________         By: ______________________
    Name:                              Name:
    Title:                             Title:

(CORPORATE SEAL)

                                     PROXY
                           NATIONAL INTERGROUP, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 1994

    The undersigned, a stockholder of National Intergroup, Inc. (the 'Corporation'), hereby constitutes and appoints Abbey J. Butler and Melvyn J. Estrin and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation in each of them, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 9:00 A.M. on October 12, 1994, and at any and all adjournments or postponements thereof, with authority to vote all shares held or owned by the undersigned in accordance with the direction indicated herein.

    Receipt of the Notice of Annual Meeting of Stockholders dated September 12, 1994 and the Joint Proxy Statement/Prospectus furnished therewith is hereby acknowledged.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 AND 6 AND PURSUANT TO ITEM 7.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6.

                (Continued and to be signed on the reverse side)

                                                                 SEE REVERSE
                                                                 SIDE
- --------------------------------------------------------------------------------

    /X/ PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE




1. Election of Directors:

 NOMINEES: Sheldon W. Fantle, Thomas L. Anderson

         FOR     WITHHELD
         / /       / /

For, except votes WITHHELD from the following nominee(s):

- ----------------------------------------


2. Approval of the Merger Agreement (as described in the Joint Proxy Statement/Prospectus) pursuant to which FoxMeyer Corporation will merge into a wholly owned subsidiary of the Corporation.


             FOR         AGAINST       ABSTAIN

             / /           / /           / /

3. Approval of an amendment to the Restated Certificate of Incorporation of the Corporation (as described in the Joint Proxy Statement/Prospectus) pursuant to which the number of the Corporation's shares of preferred stock, par value $5 per share, authorized for issuance will be increased to 20,000,000.

             FOR         AGAINST       ABSTAIN

             / /           / /           / /

4. Approval of an amendment to the Restated Certificate of Incorporation of the Corporation (as described in the Joint Proxy Statement/Prospectus) to change the Corporation's name.

             FOR         AGAINST       ABSTAIN

             / /           / /           / /

5. Approval of an amendment to the 1993 Stock Option and Performance Award Plan (as described in the Joint Proxy Statement/Prospectus) to increase by 2,000,000 the number of shares of common stock of the Corporation authorized for issuance thereunder.

             FOR         AGAINST       ABSTAIN

             / /           / /           / /

6. Approval of a proposal to amend the 1993 Option Plan to allow grants thereunder to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of the Corporation.


             FOR         AGAINST       ABSTAIN

             / /           / /           / /

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment thereof.


SIGNATURE _______________________________________________________ DATE _______

The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.

- -------------------------------------------------------------------------------

                                     PROXY
                              FOXMEYER CORPORATION
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 1994

    The undersigned, a stockholder of FoxMeyer Corporation (the 'Corporation'), hereby constitutes and appoints Abbey J. Butler and Melvyn J. Estrin and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation in each of them, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 A.M. on October 12, 1994, and at any and all adjournments or postponements thereof, with authority to vote all shares held or owned by the undersigned in accordance with the direction indicated herein.

    Receipt of the Notice of Annual Meeting of Stockholders dated September 12, 1994 and the Joint Proxy Statement/Prospectus furnished therewith is hereby acknowledged.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND PURSUANT TO ITEM 3.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                (Continued and to be signed on the reverse side)

                                                                 SEE REVERSE
                                                                    SIDE

- --------------------------------------------------------------------------------

   /X/  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE





1. Election of Directors:

 NOMINEES: Abbey J. Butler, Melvyn J. Estrin,
           Thomas L. Anderson, Daniel J. Callahan, III,
           Harvey A. Fain, Bruce E. Kahler

                FOR  WITHHELD
                / /    / /

For, except votes WITHHELD from the following nominee(s):



- ----------------------------------------

2. Approval of the Merger Agreement (as described in the Joint Proxy Statement/Prospectus) to which FoxMeyer Corporation will merge into a wholly owned subsidiary of the Corporation.

               FOR    AGAINST  ABSTAIN
               / /      / /      / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment thereof.



SIGNATURE _______________________________________________________ DATE _________

The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.

- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION OF DOCUMENT                        PAGE NO.

- ------------  -----------------------------------------------------------------   ---------
      2       Agreement and Plan of Merger, dated as of June 30, 1994, by and among National Intergroup, Inc., FoxMeyer Acquisition Corp., and
              FoxMeyer Corporation (Filed as Exhibit 2 to NII's Current Report
              on Form 8-K.)*
      3.1     Restated Certificate of Incorporation of NII and all subsequent amendments thereto. (Filed as Exhibit 3-A to NII's Annual Report on Form 10-K for the fiscal year ended March 31, 1993.)*
      3.2     By-laws of NII. (Filed as Exhibit 3-A to NII's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.)*
      3.3     Form of Certificate of Amendment to NII's 1993 Stock Option and
              Performance Award Plan.
      3.4     Form of Certificate of Amendment to NII's Restated Certificate of
              Incorporation.
      5       Opinion of Weil, Gotshal & Manges.
      8       Opinion of Weil, Gotshal & Manges regarding Tax Matters.
     10.1     National Intergroup, Inc. 1993 Stock Option and Performance Award
              Plan. (Filed as Exhibit 10-A to NII's Annual Report on Form 10-K
              for the fiscal year ended March 31, 1994.)*
     10.2     National Intergroup, Inc. Director's Retirement Plan dated
              December 1, 1983. (Filed as Exhibit 10-A to NII's Annual Report
              on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.3     FoxMeyer Corporation Employees' Savings and Profit Sharing
              Program. (Filed as Exhibit 10-D to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.4     FoxMeyer Corporation Fiscal Year 1994 Executive Incentive
              Compensation Plan. (Filed as Exhibit 10-E to FoxMeyer
              Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.5     FoxMeyer Corporation Long-Term Incentive Plan. (Filed as Exhibit
              10-F to FoxMeyer Corporation's Annual Report on Form 10-K for the
              fiscal year ended March 31, 1994.)*
     10.6     FoxMeyer Corporation Amended and Restated Supplemental Savings
              Plan. (Filed as Exhibit 10-G to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.7     FoxMeyer Drug Company Amended and Restated Special Severance
              Plan. (Filed as Exhibit 10-L to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.8     Loan Agreement, dated as of January 13, 1994, among NII and
              Banque Paribas, as Agent, and the Banks named therein. (Filed as
              Exhibit 10-A to NII's Quarterly Report on Form 10-Q for the
              quarter ended December 31, 1993.)*
     10.9     Tax Sharing Agreement, dated as of November 25, 1992, between
              FoxMeyer Corporation and NII. (Filed as Exhibit 28(a) to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              December 31, 1992.)*

     10.10 Amendment, dated April 21, 1993 to the Tax Sharing Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII. (Filed as Exhibit 10-M to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1993.)*
     10.11    Loan Agreement, dated as of November 25, 1992, between FoxMeyer
              Corporation and NII. (Filed as Exhibit 28(b) to FoxMeyer

              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              December 31, 1992.)*


EXHIBIT NO.                        DESCRIPTION OF DOCUMENT                        PAGE NO.
- ------------  -----------------------------------------------------------------   ---------
     10.12    Amendment, dated April 21, 1993 to the Loan Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII.
              (Filed as Exhibit 10-O to FoxMeyer Corporation's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1994.)*
     10.13    Amendment, dated December 17, 1993 to the Loan Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII.
              (Filed as Exhibit 10-S to FoxMeyer Corporation's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1994.)*
     10.14    Stock Purchase Pledge Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII. (Filed as Exhibit 28(c) to
              FoxMeyer Corporation's Quarterly Report on Form 10-Q for the
              quarter ended December 31, 1992.)*
     10.15    Working Capital Pledge Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII. (Filed as Exhibit 28(d) to
              FoxMeyer Corporation's Quarterly Report on Form 10-Q for the
              quarter ended December 31, 1992.)*
     10.16    Amended and Restated Management Agreement, dated as of January 1,
              1992, between FoxMeyer Corporation and NII. (Filed as Exhibit
              10-A to FoxMeyer Corporation's Annual Report on Form 10-K for the
              fiscal year ended March 31, 1992.)*
     10.17    Stock Purchase and Recapitalization Agreement, dated as of June
              26, 1990, among NII, NII Capital Corporation, NKK Corporation,
              NKK U.S.A. Corporation and National Steel Corporation. (Filed as
              Exhibit 10-AQ to FoxMeyer Corporation's Annual Report on Form
              10-K for the fiscal year ended March 31, 1992.)*
     10.18    Amendment to Stock Purchase and Recapitalization Agreement, dated as of July 31, 1991, among NII, NII Capital Corporation, NKK
              Corporation, NKK U.S.A. Corporation and National Steel
              Corporation. (Filed as Exhibit 2-F to National Steel
              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)*
     10.19    Put Agreement, dated as of June 26, 1990, among NII Capital
              Corporation, NKK U.S.A. Corporation and National Steel
              Corporation. (Filed as Exhibit 10-AQ to NII's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1990.)*
     10.20    Amended and Restated Weirton Liabilities Agreement, dated as of
              June 26, 1990, among NII, NII Capital Corporation and National

              Steel Corporation. (Filed as Exhibit 10-AQ to NII's Annual Report on Form 10-K for the fiscal year ended March 31, 1990.)*
     10.21 Amendment to Amended and Restated Weirton Liabilities Agreement, dated as of July 31, 1991, between NII, NII Capital Corporation and National Steel Corporation. (Filed as Exhibit 10-H to

              National Steel Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)*
     10.22    Agreement, dated as of February 3, 1993, among NII, NII Capital
              Corporation, NKK Corporation, NKK U.S.A. Corporation and National
              Steel Corporation. (Filed as Exhibit 10.30 to National Steel
              Corporation's Registration Statement on Form S-1 (File No.
              33-57952).)*
     10.23 Amended and Restated Loan Agreement, dated as of April 29, 1993, by and among FoxMeyer Corporation, FoxMeyer Drug Company,
              Merchandise Coordinator Services Corporation, Harris Wholesale
              Company, the Lenders and Issuer named therein, Citicorp USA,
              Inc., as Administrative Agent for the Lenders, and NationsBank of Texas, N.A., and Banque Paribas, as Co-Agents for the Lenders.
              (Filed as Exhibit 10-J to FoxMeyer Corporation's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1993.)*


EXHIBIT NO.                        DESCRIPTION OF DOCUMENT                        PAGE NO.
- ------------  -----------------------------------------------------------------   ---------
     10.24    First Amendment to Amended and Restated Loan Agreement, dated as of October 18, 1993, by and among FoxMeyer Corporation, FoxMeyer
              Drug Company, Merchandise Coordinator Services Corporation,
              Harris Wholesale Company, the Lenders and Issuer named therein,
              Citicorp USA, Inc., as Administrative Agent for the Lenders, and
              NationsBank of Texas, N.A. and Banque Paribas, as Co-Agents for
              the Lenders. (Filed as Exhibit 10-B to FoxMeyer Corporation's
              Quarterly Report on Form 10-Q for the quarter ended September 30,
              1993.)*
     10.25    Credit Agreement, dated as of August 30, 1993, among FoxMeyer
              Corporation, FoxMeyer Drug Company, Merchandise Coordinator
              Services Corporation and Harris Wholesale Company, various financial institutions named therein and Continental Bank, N.A., individually and as Agent. (Filed as Exhibit 10-C to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1993.)*
     10.26    First Amendment to Credit Agreement, dated as of October 18,
              1993, among FoxMeyer Corporation, FoxMeyer Drug Company,
              Merchandise Coordinator Services Corporation and Harris Wholesale
              Company, various financial institutions named therein and
              Continental Bank, N.A., individually and as Agent. (Filed as
              Exhibit 10-C to FoxMeyer Corporation's Quarterly Report on Form
              10-Q for the quarter ended September 30, 1993.)*
     10.27    Form of Note Agreement, dated as of April 15, 1993, between
              FoxMeyer Corporation and each Purchaser that is a party thereto,

              relating to $198,000,000 of FoxMeyer Corporation's 7.09% Senior
              Notes Due April 15, 2005. (Filed as Exhibit 4-A to FoxMeyer
              Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1993.)*

     10.28    Trade Receivables Purchase and Sale Agreements, dated as of
              October 29, 1993, among FoxMeyer Corporation and, as applicable,
              Enterprise Funding Corporation, Corporate Asset Funding Company,
              Inc, Citibank, N.A., Citicorp North America, Inc., individually and as agent, and NationsBank of North Carolina, N.A., individually and as co-agent. (Filed as Exhibit 10-A to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1993.)*
     10.29    Indenture for Ben Franklin Retail Stores, Inc. 7.5% Convertible
              Subordinated Notes due June 1, 2003. (Filed as an Exhibit to Ben
              Franklin Retail Stores, Inc.'s Registration Statement on Form S-1
              File No. 33-62632.)*
     10.30    Amended and Restated Loan Agreement, dated June 22, 1994, between
              Ben Franklin Retail Stores, Inc. and subsidiaries and LaSalle
              National Bank. (Filed as Exhibit 10.36 to Ben Franklin Retail
              Stores, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.31 Employment Agreement, dated as of October 24, 1991, between NII and Abbey J. Butler. (Filed as Exhibit 10-W to NII's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.32 Employment Agreement, dated as of October 24, 1991, between NII and Melvyn J. Estrin. (Filed as Exhibit 10-X to NII's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.33    Employment Agreement, dated as of January 15, 1994, between
              FoxMeyer Corporation and Peter B. McKee. (Filed as Exhibit 10-X to FoxMeyer Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.34    Employment Agreement, dated as of August 10, 1994, between
              FoxMeyer Corporation and Thomas L. Anderson.
     10.35    Employment Agreement, dated as of September 1, 1992, between
              FoxMeyer Corporation and Robert R. Brown (Filed as Exhibit 28(e) to FoxMeyer's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1992.)*


EXHIBIT NO.                        DESCRIPTION OF DOCUMENT                        PAGE NO.
- ------------  -----------------------------------------------------------------   ---------
     10.36    Third Amendment to Credit Agreement, Consent and Waiver, dated as of August 30, 1994, among FoxMeyer Corporation, FoxMeyer Drug
              Company, Merchandise Coordinator Services Corporation, Harris
              Wholesale Company, certain financial institutions and Continental
              Bank.
     10.37    Third Amendment to Amended and Restated Loan Agreement, Consent
              and Waiver, dated as of August 26, 1994, among FoxMeyer
              Corporation, FoxMeyer Drug Company, Harris Wholesale Company,

              Citicorp U.S.A., Inc., NationsBank of Texas and Banque Paribas.
     10.38 Second Amendment to Amended and Restated Loan Agreement, dated as of June 20, 1994, by and among FoxMeyer Corporation, FoxMeyer

              Drug Company, Merchandise Coordinator Services Corporation,
              Harris Wholesale Company, the Lenders and Issuer named therein,
              Citicorp U.S.A., Inc., as Administrative Agent for the Lenders, and NationsBank of Texas, N.A. and Banque Paribas, as Co-Agents for the Lenders. (Filed as Exhibit 10-A to FoxMeyer Corporation's
              Quarterly Report on Form 10-Q for the quarter ended June 30,
              1994.)*
     21 Subsidiaries of NII. (Filed as Exhibit 21 to NII's Form 10-K for fiscal year ended March 31, 1994.)*
     23.1     Consent of Deloitte and Touche LLP.
     23.2 Consent of Weil, Gotshal & Manges (included in the opinion filed as Exhibit 5).
     23.3     Consent of Smith Barney Inc.
     23.4     Consent of Weil, Gotshal & Manges regarding Tax Matters
              (included in the opinion filed as Exhibit 8).
     24 Powers of Attorney (included as part of the signature page of this Registration Statement).

- ------------------
*Incorporated by reference

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the 'DGCL') provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director of officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit. The Registrant's Restated Certificate of Incorporation further provides that to the full extent permitted by Section 145 of the DGCL the Registrant shall indemnify directors and officers of the Registrant.

     The Registrant's by-laws provide that the Registrant shall indemnify its Directors and officers against all reasonable expense incurred by them in defending claims made or suits brought against them as Directors or officers and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties.

ITEM 21. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

          (a) Exhibits

EXHIBIT NO.                        DESCRIPTION OF DOCUMENT
- ------------  -----------------------------------------------------------------
     2        Agreement and Plan of Merger, dated as of June 30, 1994, by and among National Intergroup, Inc., FoxMeyer Acquisition Corp., and
              FoxMeyer Corporation (Filed as Exhibit 2 to NII's Current Report
              on Form 8-K.)*
     3.1      Restated Certificate of Incorporation of NII and all subsequent amendments thereto. (Filed as Exhibit 3-A to NII's Annual Report on Form 10-K for the fiscal year ended March 31, 1993.)*
     3.2      By-laws of NII. (Filed as Exhibit 3-A to NII's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.)*
     3.3      Form of Certificate of Amendment to NII's 1993 Stock Option and
              Performance Award Plan.

     3.4      Form of Certificate of Amendment to NII's Restated Certificate of
              Incorporation.
     5        Opinion of Weil, Gotshal & Manges.
     8        Opinion of Weil, Gotshal & Manges regarding Tax Matters.
     10.1     National Intergroup, Inc. 1993 Stock Option and Performance Award
              Plan. (Filed as Exhibit 10-A to NII's Annual Report on Form 10-K
              for the fiscal year ended March 31, 1994.)*
     10.2     National Intergroup, Inc. Director's Retirement Plan dated
              December 1, 1983. (Filed as Exhibit 10-A to NII's Annual Report
              on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.3     FoxMeyer Corporation Employees' Savings and Profit Sharing
              Program. (Filed as Exhibit 10-D to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.4     FoxMeyer Corporation Fiscal Year 1994 Executive Incentive
              Compensation Plan. (Filed as Exhibit 10-E to FoxMeyer
              Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.5     FoxMeyer Corporation Long-Term Incentive Plan. (Filed as Exhibit
              10-F to FoxMeyer Corporation's Annual Report on Form 10-K for the
              fiscal year ended March 31, 1994.)*
     10.6     FoxMeyer Corporation Amended and Restated Supplemental Savings
              Plan. (Filed as Exhibit 10-G to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.7     FoxMeyer Drug Company Amended and Restated Special Severance
              Plan. (Filed as Exhibit 10-L to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.8     Loan Agreement, dated as of January 13, 1994, among NII and

              Banque Paribas, as Agent, and the Banks named therein. (Filed as Exhibit 10-A to NII's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993.)*
     10.9     Tax Sharing Agreement, dated as of November 25, 1992, between
              FoxMeyer Corporation and NII. (Filed as Exhibit 28(a) to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              December 31, 1992.)*
     10.10 Amendment, dated April 21, 1993 to the Tax Sharing Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII. (Filed as Exhibit 10-M to FoxMeyer Corporation's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1993.)*
     10.11    Loan Agreement, dated as of November 25, 1992, between FoxMeyer
              Corporation and NII. (Filed as Exhibit 28(b) to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              December 31, 1992.)*
     10.12 Amendment, dated April 21, 1993 to the Loan Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII.
              (Filed as Exhibit 10-O to FoxMeyer Corporation's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1994.)*

EXHIBIT NO.                        DESCRIPTION OF DOCUMENT
- ------------  -----------------------------------------------------------------

     10.13 Amendment, dated December 17, 1993 to the Loan Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII.
              (Filed as Exhibit 10-S to FoxMeyer Corporation's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1994.)*
     10.14 Stock Purchase Pledge Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII. (Filed as Exhibit 28(c) to
              FoxMeyer Corporation's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992.)*
     10.15 Working Capital Pledge Agreement, dated as of November 25, 1992, between FoxMeyer Corporation and NII. (Filed as Exhibit 28(d) to
              FoxMeyer Corporation's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992.)*
     10.16    Amended and Restated Management Agreement, dated as of January 1,
              1992, between FoxMeyer Corporation and NII. (Filed as Exhibit
              10-A to FoxMeyer Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.17    Stock Purchase and Recapitalization Agreement, dated as of June
              26, 1990, among NII, NII Capital Corporation, NKK Corporation,
              NKK U.S.A. Corporation and National Steel Corporation. (Filed as
              Exhibit 10-AQ to FoxMeyer Corporation's Annual Report on Form
              10-K for the fiscal year ended March 31, 1992.)*
     10.18 Amendment to Stock Purchase and Recapitalization Agreement, dated as of July 31, 1991, among NII, NII Capital Corporation, NKK
              Corporation, NKK U.S.A. Corporation and National Steel
              Corporation. (Filed as Exhibit 2-F to National Steel

              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)*
     10.19    Put Agreement, dated as of June 26, 1990, among NII Capital
              Corporation, NKK U.S.A. Corporation and National Steel
              Corporation. (Filed as Exhibit 10-AQ to NII's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1990.)*
     10.20    Amended and Restated Weirton Liabilities Agreement, dated as of
              June 26, 1990, among NII, NII Capital Corporation and National
              Steel Corporation. (Filed as Exhibit 10-AQ to NII's Annual Report on Form 10-K for the fiscal year ended March 31, 1990.)*
     10.21 Amendment to Amended and Restated Weirton Liabilities Agreement, dated as of July 31, 1991, between NII, NII Capital Corporation and National Steel Corporation. (Filed as Exhibit 10-H to
              National Steel Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)*
     10.22    Agreement, dated as of February 3, 1993, among NII, NII Capital
              Corporation, NKK Corporation, NKK U.S.A. Corporation and National
              Steel Corporation. (Filed as Exhibit 10.30 to National Steel
              Corporation's Registration Statement on Form S-1 (File No.
              33-57952).)*
     10.23 Amended and Restated Loan Agreement, dated as of April 29, 1993, by and among FoxMeyer Corporation, FoxMeyer Drug Company,
              Merchandise Coordinator Services Corporation, Harris Wholesale
              Company, the Lenders and Issuer named therein, Citicorp USA,
              Inc., as Administrative Agent for the Lenders, and NationsBank of Texas, N.A., and Banque Paribas, as Co-Agents for the Lenders.
              (Filed as Exhibit 10-J to FoxMeyer Corporation's Annual Report on
              Form 10-K for the fiscal year ended March 31, 1993.)*

     10.24 First Amendment to Amended and Restated Loan Agreement, dated as of October 18, 1993, by and among FoxMeyer Corporation, FoxMeyer
              Drug Company, Merchandise Coordinator Services Corporation,
              Harris Wholesale Company, the Lenders and Issuer named therein,
              Citicorp USA, Inc., as Administrative Agent for the Lenders, and
              NationsBank of Texas, N.A. and Banque Paribas, as Co-Agents for the Lenders. (Filed as Exhibit 10-B to FoxMeyer Corporation's
              Quarterly Report on Form 10-Q for the quarter ended September 30,
              1993.)*
     10.25    Credit Agreement, dated as of August 30, 1993, among FoxMeyer
              Corporation, FoxMeyer Drug Company, Merchandise Coordinator
              Services Corporation and Harris Wholesale Company, various financial institutions named therein and Continental Bank, N.A., individually and as Agent. (Filed as Exhibit 10-C to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1993.)*
     10.26    First Amendment to Credit Agreement, dated as of October 18,
              1993, among FoxMeyer Corporation, FoxMeyer Drug Company,
              Merchandise Coordinator Services Corporation and Harris Wholesale
              Company, various financial institutions named therein and Continental Bank, N.A., individually and as Agent. (Filed as
              Exhibit 10-C to FoxMeyer Corporation's Quarterly Report on Form
              10-Q for the quarter ended September 30, 1993.)*

EXHIBIT NO.                        DESCRIPTION OF DOCUMENT
- ------------  -----------------------------------------------------------------
     10.27    Form of Note Agreement, dated as of April 15, 1993, between
              FoxMeyer Corporation and each Purchaser that is a party thereto, relating to $198,000,000 of FoxMeyer Corporation's 7.09% Senior
              Notes Due April 15, 2005. (Filed as Exhibit 4-A to FoxMeyer
              Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1993.)*
     10.28    Trade Receivables Purchase and Sale Agreements, dated as of
              October 29, 1993, among FoxMeyer Corporation and, as applicable,
              Enterprise Funding Corporation, Corporate Asset Funding Company,
              Inc, Citibank, N.A., Citicorp North America, Inc., individually and as agent, and NationsBank of North Carolina, N.A.,
              individually and as co-agent. (Filed as Exhibit 10-A to FoxMeyer
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1993.)*
     10.29    Indenture for Ben Franklin Retail Stores, Inc. 7.5% Convertible
              Subordinated Notes due June 1, 2003. (Filed as an Exhibit to Ben
              Franklin Retail Stores, Inc.'s Registration Statement on Form S-1
              File No. 33-62632.)*
     10.30    Amended and Restated Loan Agreement, dated June 22, 1994, between
              Ben Franklin Retail Stores, Inc. and subsidiaries and LaSalle
              National Bank. (Filed as Exhibit 10.36 to Ben Franklin Retail

              Stores, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.31 Employment Agreement, dated as of October 24, 1991, between NII and Abbey J. Butler. (Filed as Exhibit 10-W to NII's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.32 Employment Agreement, dated as of October 24, 1991, between NII and Melvyn J. Estrin. (Filed as Exhibit 10-X to NII's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1992.)*
     10.33    Employment Agreement, dated as of January 15, 1994, between
              FoxMeyer Corporation and Peter B. McKee. (Filed as Exhibit 10-X to FoxMeyer Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.)*
     10.34    Employment Agreement, dated as of August 10, 1994, between
              FoxMeyer Corporation and Thomas L. Anderson.
     10.35    Employment Agreement, dated as of September 1, 1992, between
              FoxMeyer Corporation and Robert R. Brown (Filed as Exhibit 28(e) to FoxMeyer's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1992.)*
     10.36 Third Amendment to Credit Agreement, Consent and Waiver, dated as of August 30, 1994, among FoxMeyer Corporation, FoxMeyer Drug
              Company, Merchandise Coordinator Services Corporation, Harris
              Wholesale Company, certain financial institutions and Continental
              Bank.
     10.37    Third Amendment to Amended and Restated Loan Agreement, Consent

              and Waiver, dated as of August 26, 1994, among FoxMeyer
              Corporation, FoxMeyer Drug Company, Harris Wholesale Company,
              Citicorp U.S.A., Inc., NationsBank of Texas and Banque Paribas.
     10.38 Second Amendment to Amended and Restated Loan Agreement, dated as of June 20, 1994, by and among FoxMeyer Corporation, FoxMeyer
              Drug Company, Merchandise Coordinator Services Corporation,
              Harris Wholesale Company, the Lenders and Issuer named therein,
              Citicorp U.S.A., Inc., as Administrative Agent for the Lenders, and NationsBank of Texas, N.A. and Banque Paribas, as Co-Agents for the Lenders. (Filed as Exhibit 10-A to FoxMeyer Corporation's
              Quarterly Report on Form 10-Q for the quarter ended June 30,
              1994.)*
     21 Subsidiaries of NII. (Filed as Exhibit 21 to NII's Form 10-K for fiscal year ended March 31, 1994.)*
     23.1     Consent of Deloitte and Touche LLP.
     23.2 Consent of Weil, Gotshal & Manges (included in the opinion filed as Exhibit 5).
     23.3     Consent of Smith Barney Inc.
     23.4     Consent of Weil, Gotshal & Manges regarding Tax Matters
              (included in the opinion filed as Exhibit 8).
     24 Powers of Attorney (included as part of the signature page of this Registration Statement).

- ------------------

*Incorporated by reference

          (b) Financial Statement Schedules.

             --Schedule III--Condensed Financial Information of NII**

             --Schedule VIII--Valuation and Qualifying Accounts of NII**

             --Independent Auditor's Report**
- ------------------
**Incorporated by reference to NII's Form 10-K for the year ended March 31, 1994.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (b) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement.

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on September 12, 1994.

                                          NATIONAL INTERGROUP, INC.
                                          By: /s/ PETER B. MCKEE
                                              --------------------------------
                                               Name: Peter B. McKee
                                               Title: Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Abbey J. Butler, Melvyn J. Estrin and Peter B. McKee and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-4

Registration Statement of National Intergroup, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 12, 1994.

        SIGNATURE                      TITLE                       DATE
- -------------------------  ------------------------------  --------------------
   /s/ ABBEY J. BUTLER     Co-Chairman of the Board and       September 12, 1994
- -------------------------    Co-Chief Executive Officer
     Abbey J. Butler         (principal executive
                             officer)

  /s/ MELVYN J. ESTRIN     Co-Chairman of the Board and       September 12, 1994
- -------------------------    Co-Chief Executive Officer
    Melvyn J. Estrin         (principal executive
                             officer)

   /s/ PETER B. MCKEE      Vice President and Chief           September 12, 1994
- -------------------------    Financial Officer (principal
     Peter B. McKee          financial officer)

  /s/ EDWARD L. MASSMAN    Controller                         September 12, 1994
- -------------------------
    Edward L. Massman

  /s/ SHELDON W. FANTLE    Director                           September 12, 1994
- -------------------------
    Sheldon W. Fantle

   /s/ PAUL M. FINFER      Director                           September 12, 1994
- -------------------------
     Paul M. Finfer


  /s/ ALFRED H. KINGON     Director                           September 12, 1994
- -------------------------
    Alfred H. Kingon

                           Director                                      , 1994
- -------------------------
     William G. Tull